PRIVILEGED AND CONFIDENTIAL

                          AGREEMENT AND PLAN OF MERGER

                   BY AND AMONG UNION PROPERTY INVESTORS, INC.
                    KRANZCO REALTY TRUST AND KRT UNION CORP.

                             Dated November 12, 1996

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                                TABLE OF CONTENTS
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ARTICLE I            THE MERGER...................................................................................1
         SECTION 1.01       The Merger. ..........................................................................1
         SECTION 1.02       Effects of the Merger.  ..............................................................2
         SECTION 1.03       Merger Consideration.  ...............................................................3
         SECTION 1.04       Adjustment of Target Common Stock Consideration. .....................................5
         SECTION 1.05       Certificate of Incorporation; Bylaws; Directors; Officers.  ..........................6

ARTICLE II           EXCHANGE OF SHARES...........................................................................6
         SECTION 2.01       Surrender of Target Certificates......................................................6
         SECTION 2.02       No Fractional Shares for Acquiror Series B Preferred Shares;
                            Cash Payments.........................................................................7
         SECTION 2.03       No Dividends..........................................................................7
         SECTION 2.04       Return to Acquiror....................................................................8
         SECTION 2.05       No Further Transfer...................................................................8
         SECTION 2.06       Withholding Rights....................................................................9
         SECTION 2.07       Lost, Stolen or Destroyed Certificates................................................9

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF TARGET.....................................................9
         SECTION 3.01       Organization and Good Standing........................................................9
         SECTION 3.02       Capitalization of Target.............................................................10
         SECTION 3.03       Authority of Target..................................................................11
         SECTION 3.04       Consents and Approvals; No Violations................................................11
         SECTION 3.05       Public Reports.......................................................................12
         SECTION 3.06       Real Property; Contracts and Leases Relating to Real Property........................12
         SECTION 3.07       Leases.  ............................................................................15
         SECTION 3.08       Tenant Improvements..................................................................16
         SECTION 3.09       Environmental Matters................................................................17
         SECTION 3.10       Insurance............................................................................18
         SECTION 3.11       Absence of Certain Changes...........................................................18
         SECTION 3.12       No Undisclosed Liabilities...........................................................18
         SECTION 3.13       Litigation...........................................................................18
         SECTION 3.14       Compliance with Applicable Law.......................................................19
         SECTION 3.15       Taxes................................................................................19
         SECTION 3.16       Financial Statements and Condition...................................................21
         SECTION 3.17       Brokers or Finders...................................................................21
         SECTION 3.18       Other Interests......................................................................21
         SECTION 3.19       Disclosure...........................................................................21
         SECTION 3.20       Vote Required........................................................................21
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         SECTION 3.21       Parent Shares........................................................................21
         SECTION 3.22       Target Preferred Stock...............................................................22
         SECTION 3.23       Employee Benefit Plans...............................................................22
         SECTION 3.24       Labor Matters........................................................................22
         SECTION 3.25       Related Party Transactions...........................................................23
         SECTION 3.26       Actions of Holders of Target Common Stock............................................23
         SECTION 3.27       Books and Records....................................................................23
         SECTION 3.28       Fairness Opinion.....................................................................23
         SECTION 3.29       No Representation or Warranty........................................................24
         SECTION 3.30       Obligations of Milestone.............................................................24
         SECTION 3.31       Target Directors' and Officers' Liability Insurance Policy...........................24
         SECTION 3.32       South Carolina Outparcel Agreement...................................................24
         SECTION 3.33       Pending Milestone Action.............................................................24

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
                     NEWCO.......................................................................................25
         SECTION 4.01       Organization and Good Standing.......................................................25
         SECTION 4.02       Capitalization of Acquiror and Newco.................................................26
         SECTION 4.03       Authority of Acquiror and Newco......................................................27
         SECTION 4.04       Consents and Approvals; No Violations................................................27
         SECTION 4.05       Public Reports.......................................................................28
         SECTION 4.06       Real Property; Contracts and Leases Relating to Real Property........................28
         SECTION 4.07       Leases.  ............................................................................31
         SECTION 4.08       Environmental Matters................................................................31
         SECTION 4.09       Insurance............................................................................32
         SECTION 4.10       Absence of Certain Changes...........................................................32
         SECTION 4.11       No Undisclosed Liabilities...........................................................32
         SECTION 4.12       Litigation...........................................................................33
         SECTION 4.13       Compliance with Applicable Law.......................................................33
         SECTION 4.14       Taxes................................................................................34
         SECTION 4.15       Financial Statements and Condition...................................................34
         SECTION 4.16       Newco................................................................................35
         SECTION 4.17       Brokers or Finders...................................................................35
         SECTION 4.18       Other Interests......................................................................35
         SECTION 4.19       Disclosure...........................................................................35
         SECTION 4.20       Employee Benefit Plans...............................................................35
         SECTION 4.21       Labor Matters........................................................................36
         SECTION 4.22       Related Party Transactions...........................................................36
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         SECTION 4.23       Books and Records....................................................................37
         SECTION 4.24       No Representation or Warranty........................................................37

ARTICLE V            COVENANTS...................................................................................37
         SECTION 5.01       Target PreClosing Obligations........................................................37
         SECTION 5.02       Acquiror Pre-Closing Obligations.....................................................41
         SECTION 5.03       HartScottRodino and Other Filings....................................................43
         SECTION 5.04       Title Insurance......................................................................43
         SECTION 5.05       No Solicitations.....................................................................43
         SECTION 5.06       Access to Information................................................................44
         SECTION 5.07       Target Stockholder Meeting...........................................................45
         SECTION 5.08       Target Proxy Statement...............................................................45
         SECTION 5.09       Registration Statement...............................................................46
         SECTION 5.10       Efforts to Consummate................................................................48
         SECTION 5.11       Letters of Accountants...............................................................48
         SECTION 5.12       Indemnification of Managers..........................................................49
         SECTION 5.13       No Breach of Representations and Warranties..........................................49
         SECTION 5.14       Consents; Notices....................................................................50
         SECTION 5.15       Public Announcements.................................................................50
         SECTION 5.16       Exchange Listing.....................................................................51
         SECTION 5.17       Filing of Articles Supplementary.....................................................51
         SECTION 5.18       Closing Certificates.................................................................51
         SECTION 5.19       Reorganization.......................................................................51
         SECTION 5.20       No Improvements; Damage or Destruction; Condemnation;
                            Environmental........................................................................52
         SECTION 5.21       Affiliates of Target.................................................................52
         SECTION 5.22       Estoppel Certificates................................................................53
         SECTION 5.23       Indemnification Obligations..........................................................53
         SECTION 5.24       First Union Line of Credit...........................................................53
         SECTION 5.25       Sale of South Carolina Outparcel.....................................................54
         SECTION 5.26       Termination of Management Agreements.................................................54

ARTICLE VI           CONDITIONS TO ACQUIROR'S AND NEWCO'S OBLIGATIONS............................................55
         SECTION 6.01       Representations and Warranties.......................................................55
         SECTION 6.02       Covenants............................................................................55
         SECTION 6.03       Officer's Certificate................................................................55
         SECTION 6.04       Opinion of Counsel...................................................................55
         SECTION 6.05       Absence of Changes...................................................................55
         SECTION 6.06       Number of Dissenting Shares..........................................................56
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         SECTION 6.07       Approvals and Consents...............................................................56
         SECTION 6.08       Injunctions..........................................................................56
         SECTION 6.09       HSR Act..............................................................................56
         SECTION 6.10       Effectiveness of Registration Statement..............................................56
         SECTION 6.11       Stockholder Approval.................................................................56
         SECTION 6.12       Accountants' Letters.................................................................57
         SECTION 6.13       Shareholders and Voting Trust Agreement..............................................57
         SECTION 6.14       Guaranty Agreement...................................................................57
         SECTION 6.15       Registration Rights Agreement........................................................57
         SECTION 6.16       Termination of Target Affiliate Contracts............................................58
         SECTION 6.17       Redemption of Target Preferred Stock.................................................58
         SECTION 6.18       Estoppel Certificates................................................................58
         SECTION 6.19       Statement of Accounts Receivable.....................................................58
         SECTION 6.20       Title Insurance Policies.............................................................59

ARTICLE VII          CONDITIONS TO TARGET'S OBLIGATIONS..........................................................59
         SECTION 7.01       Representations and Warranties.......................................................59
         SECTION 7.02       Covenants............................................................................59
         SECTION 7.03       Officer's Certificate................................................................59
         SECTION 7.04       Opinion of Counsel...................................................................59
         SECTION 7.05       Absence of Changes...................................................................60
         SECTION 7.06       Approvals and Consents...............................................................60
         SECTION 7.07       Injunctions..........................................................................60
         SECTION 7.08       HSR Act..............................................................................60
         SECTION 7.09       Effectiveness of Registration Statement..............................................60
         SECTION 7.10       Stockholder Approval.................................................................60
         SECTION 7.11       Merger...............................................................................60
         SECTION 7.12       Accountants' Letters.................................................................60
         SECTION 7.13       Financial Statements.................................................................61
         SECTION 7.14       Registration Rights Agreement........................................................61
         SECTION 7.15       Shareholders Agreement...............................................................61
         SECTION 7.16       Fairness as to Target Preferred Stock................................................61

ARTICLE VIII         TERMINATION AND AMENDMENT...................................................................62
         SECTION 8.01       Termination..........................................................................62
         SECTION 8.02       Effect of Termination.            ...................................................63
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ARTICLE IX           MISCELLANEOUS...............................................................................66
         SECTION 9.01       Survival of Agreements and Representations and Warranties............................66
         SECTION 9.02       Incorporation of Exhibits............................................................66
         SECTION 9.03       Notices..............................................................................66
         SECTION 9.04       Descriptive Headings.................................................................67
         SECTION 9.05       Assignment; Binding Effect; Benefit..................................................67
         SECTION 9.06       Counterparts.........................................................................68
         SECTION 9.07       Entire Agreement.....................................................................68
         SECTION 9.08       Governing Law and Consent to Jurisdiction............................................68
         SECTION 9.09       Fees and Expenses....................................................................68
         SECTION 9.10       Non-Recourse.........................................................................68
         SECTION 9.11       Enforcement..........................................................................69
         SECTION 9.12       Severability.........................................................................69
         SECTION 9.13       Amendment............................................................................69
         SECTION 9.14       Extension; Waiver....................................................................70
         SECTION 9.15       Knowledge............................................................................70
         SECTION 9.16       Interpretation.......................................................................70

SCHEDULES AND EXHIBITS

         Schedule 1.04(a)   Definitions of Total Current Assets and Total Current Liabilities
         Schedule 6.18      Tenants Required to Furnish Estoppel Certificates
         Exhibit A          Form of Articles Supplementary for Acquiror's 9.75% Series B
                            Cumulative Convertible Preferred Stock
         Exhibit B          Form of Articles Supplementary for Acquiror's Series C Cumulative
                            Redeemable Preferred Shares
         Exhibit C          Form of Affiliate Letter
         Exhibit D          Form of Estoppel Certificate
         Exhibit E          Form of Shareholder and Voting Trust Agreement
         Exhibit F          Form of Guaranty Agreement
         Exhibit G          Form of Registration Rights Agreement
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                                       -v-

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated November 12, 1996, by and among Union Property Investors, Inc., a Delaware corporation ("Target"), Kranzco Realty Trust, a Maryland real estate investment trust ("Acquiror;" Acquiror and its directly or indirectly majority-owned subsidiary corporations and partnerships, taken together on a consolidated basis, are collectively referred to herein as the "Company;" and such subsidiary corporations and partnerships are individually referred to herein as "Acquiror Subsidiaries"), and KRT Union Corp. ("Newco"), a Delaware wholly-owned subsidiary of Acquiror organized solely for the purpose of consummating the merger and the other transactions hereby contemplated.

         WHEREAS, the Board of Directors of each of Target and Acquiror have determined that it is in the best interests of their respective entities and stockholders to consummate the business combination transaction provided for herein, pursuant to which Target will, on the terms and subject to the conditions set forth herein, merge with and into Newco so that Newco will be the surviving entity and a qualified real estate investment trust ("REIT") subsidiary within the meaning of Section 856(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, for federal income tax purposes, the merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Code, and for accounting purposes shall be accounted for as a "purchase"; and

         WHEREAS, the parties hereto desire to make certain covenants, representations, warranties and agreements in connection with the merger and also to prescribe certain conditions to the merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01 The Merger.

         (a) Upon the terms and subject to the conditions hereof and in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), on the first business day following the satisfaction or waiver of the conditions set forth in Article VI and Article VII, unless the parties shall otherwise agree, a closing (the "Closing") of the merger of Target with and into Newco in accordance with this Agreement with the separate corporate existence of Target thereupon ceasing (the "Merger") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 9:00 a.m. (local time) or such other place or time as the parties shall agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".


         (b) Concurrently with the Closing, a certificate of merger (the "Delaware Merger Certificate"), in form and substance reasonably satisfactory to Acquiror and Target, providing for the merger of Target with and into Newco shall be duly prepared, executed and filed by Newco, as the surviving corporation (the "Surviving Corporation"), with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL and the Merger shall become effective upon the effective date of the filing of the Delaware Merger Certificate, or at such later time as the parties shall have agreed upon and designated in the Delaware Merger Certificate in accordance with the DGCL. The date and time the Merger becomes effective is referred to herein as the "Effective Time".

         SECTION 1.02 Effects of the Merger.

         (a) The Merger shall have the effects set forth in the DGCL and as hereinafter set forth. Immediately following the Merger, the Surviving Corporation shall (i) continue its corporate existence under the laws of the State of Delaware, (ii) be a wholly-owned, qualified REIT subsidiary of Acquiror, and (iii) succeed to all rights, assets, liabilities and obligations of Target and Newco in accordance with the DGCL. At the Effective Time, in accordance with the relevant provision of the DGCL, the separate existence of Target shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of each of Newco and Target and shall be subject to all the debts and liabilities of each in the manner provided by the DGCL.

         (b) At the Effective Time each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall remain outstanding and by reason of the Merger and without any action by the holder thereof represent one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation. As a result of the Merger and without any action by the holder thereof, (i) all shares of Target's common stock, par value $.01 per share (the "Target Common Stock"), shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and, except as provided in Section 1.03(d), each holder of a Target Certificate (as defined in Section 2.01) representing any shares of Target Common Stock (a "Target Common Stockholder") shall thereafter cease to have any rights with respect to such shares of Target Common Stock, except the right to receive, without interest, the Target Common Stock Consideration (as defined in Section 1.03 below) and cash in lieu of fractional share interests upon the surrender of such Target Certificate in accordance with this Agreement and (ii) all shares of Target's preferred stock, par value $.01 per share (the "Target Preferred Stock"), shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Target Certificate (as defined in Section 2.01) representing any shares of Target Preferred Stock shall thereafter cease to have any rights with respect to such shares of Target Preferred Stock except the right to receive Acquiror Series C Preferred Shares in accordance with Section 1.03.


         (c) Each share of Target Common Stock issued and held in Target's treasury at the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

         SECTION 1.03 Merger Consideration.

         (a) At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive, subject to adjustment pursuant to Section 1.04 and in addition to the cash to be received, if any, in lieu of the issuance of fractional shares of Acquiror Series B Preferred Shares pursuant to Section 2.02), (i) 0.2980 shares of Acquiror's 9.75% Series B Cumulative Convertible Preferred Shares, par value $.01 per share each with a $25.00 per share liquidation preference (the "Acquiror Series B Preferred Shares"), the form of Articles Supplementary for which is attached as Exhibit A hereto, plus (ii) the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the sum of (1) the aggregate of the payments made by Target for the reduction of the principal amount of the Underlying Debt (as hereafter defined and listed in the Disclosure Letter delivered by Target to Acquiror simultaneously with the execution and delivery of this Agreement (the "Target Disclosure Letter")), and (2) the amount paid for the redemption of the Target Preferred Stock, in each case from September 30, 1996 through the date one day prior to the Closing Date (the aggregate of such payments is referred to hereinafter as "Closing Adjustment Payments"), by $25, divided by (B) 3,789,171, plus (iii) if the unpaid Merger Expenses (as defined below) are equal to or less than $2,000,000, the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the excess of $2,000,000 over the aggregate of all unpaid Merger Expenses substantiated to Acquiror's reasonable satisfaction, by $25, divided by (B) 3,789,171 minus (iv) if the unpaid Merger Expenses are greater than $2,000,000, the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the excess of the unpaid Merger Expenses over $2,000,000 by $25, divided by (B) 3,789,171. The right to receive Acquiror Series B Preferred Shares pursuant to this Section 1.03(a) (as adjusted pursuant to Section 1.04), and the cash to be received, if any, in lieu of the issuance of fractional shares of Acquiror Series B Preferred Shares pursuant to Section 2.02, is hereinafter referred to as the "Target Common Stock Consideration". "Merger Expenses" shall mean (i) all investment banking fees and disbursements (including, without limitation, finders fees), legal fees and disbursements, and accounting fees and disbursements, in each case incurred by Target in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement and the Ancillary Documents (as defined below), plus (ii) the lesser of (A) $200,000 and (B) one-half of the following: all debt

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assumption and prepayment fees, printing expenses, filing fees, property and other taxes payable in jurisdictions in which Target is, or is required to be, qualified to do business, property transfer taxes, any other fees and expenses paid to obtain any required consents and approvals, and any fees and expenses required to obtain the Target D & O Liability Insurance Tail (as defined below), in each case incurred in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement and the Ancillary Documents.

         (b) At the Effective Time, each share of the Target Preferred Stock (together with the Target Common Stock, the "Target Stock"), issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive one share of Acquiror Series C Cumulative Redeemable Preferred Shares, par value $.01 per share each with a $10.00 per share redemption value and liquidation preference (the "Acquiror Series C Preferred Shares"), the form of Articles Supplementary for which is attached as Exhibit B hereto.

         (c) Notwithstanding Subsection 1.03(a), shares of Target Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of Target Common Stock ("Dissenting Shares") who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such stock in accordance with the DGCL and is entitled thereto, shall not be converted into the right to receive shares of Acquiror Series B Preferred Shares unless such holder fails to perfect or withdraws or loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses the right to appraisal to which he is entitled, such shares of Target Common Stock shall thereupon be deemed to have been converted into and to represent the right to receive, at the Effective Time, the shares of Acquiror Series B Preferred Shares pursuant to the terms of this Section 1.03, without any interest thereon or addition thereto. Target shall give Acquiror prompt notice of any written demands for appraisal or withdrawals of demands for appraisal received by Target and, except with the prior written consent of Acquiror, shall not make any payment with respect to, or settle or offer to settle any such demands, and, prior to the Effective Time, Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands.

         (d) Except as provided in this Section 1.03, (i) holders of Target Common Stock shall, at and after the Effective Time, by reason of the Merger and without any action by the holder thereof, cease to have any rights with respect to such Target Common Stock, except the right to receive the Target Common Stock Consideration, and (ii) holders of Target Preferred Stock shall, at and after the Effective Time, by reason of the Merger and without any action by the holder thereof, cease to have any rights with respect to such Target Preferred Stock, except the right to receive Acquiror Series C Preferred Shares, in each case in accordance with this Section 1.03.

         SECTION 1.04 Adjustment of Target Common Stock Consideration.

         (a) The parties agree that the number of shares of Acquiror Series B Preferred Shares to be exchanged for each share of Target Common Stock (i) shall be increased, as set forth in Section 1.04(b), to the extent that the amount (the "Adjustment Increase Amount") by which the Total Current Assets (as defined on Schedule 1.04(a) attached hereto) as of the close of business on the day immediately preceding the Closing Date (the "Adjustment Time") exceeds the Total Current Liabilities (as defined on Schedule 1.04(a) attached hereto) as of the

Adjustment Time or (ii) shall be reduced, as set forth in Section 1.04(b), by an amount (the "Adjustment Decrease Amount") equal to the amount by which the Total Current Liabilities (excluding unpaid Merger Expenses) as of the Adjustment Time exceed Total Current Assets as of the Adjustment Time. For purposes of this
Section 1.04, (i) Total Current Assets shall not include the South Carolina Outparcel Proceeds (as defined in Section 5.25) and (ii) Total Current Liabilities shall not include (A) any unpaid Merger Expenses, (B) any unpaid costs and expenses provided for in clauses (2) and (3) of Section 5.25 relating to the South Carolina Outparcel Transfer or (C) up to $19,000 for income taxes accrued by Target in accordance with GAAP but not paid on the Closing Date arising from the South Carolina Outparcel Transfer. Except as otherwise provided in this Agreement, Target shall not take any action after the date hereof, and has not taken any action, that could reasonably be expected to change the Total Current Assets or the Total Current Liabilities during the period from the Adjustment Time to the Effective Time.

         (b) The number of shares of Acquiror Series B Preferred Shares to be exchanged for each share of Target Common Stock shall be increased by the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the Adjustment Increase Amount, by $25, divided by (B) 3,789,171. The number of shares of Acquiror Series B Preferred Shares to be exchanged for each share of Target Common Stock shall be decreased by the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the Adjustment Decrease Amount, by $25, divided by (B) 3,789,171.

         (c) In order to determine whether any adjustments are required pursuant to this Section 1.04, the parties agree that Target will (i) calculate the Adjustment Increase Amount or Adjustment Decrease Amount, as the case may be, and (ii) deliver to Acquiror on or before the Closing Date an unaudited financial statement (the "Closing Adjustment Statement") and supporting and other substantiating documentation, setting forth in reasonable detail the Total Current Assets and Total Current Liabilities of Target as of the Adjustment Time, together with a letter from Deloitte & Touche, Target's independent public accountants, describing the procedures performed by them concerning the accuracy of the amounts and calculations set forth in, and otherwise containing such statements and information with respect to the Closing Adjustment Statement, in form and substance reasonably satisfactory to Acquiror. In making its calculations, Target shall apply the same accounting methods used by Target in the preparation of Target's unaudited balance sheet as at September 30, 1996.

         SECTION 1.05 Certificate of Incorporation; By-laws; Directors;
Officers.

         (a) The Certificate of Incorporation and By-laws of Newco in effect on the date hereof shall be the Certificate of Incorporation and By-laws of the Surviving Corporation at the Effective Time, and thereafter may be amended in accordance with their respective terms and applicable law.

         (b) The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of and following the Effective Time.


         (c) The officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of and following the Effective Time.

                                   ARTICLE II
                               EXCHANGE OF SHARES

         SECTION 2.01 Surrender of Target Certificates. Prior to the Effective Time, Acquiror shall make available to an exchange agent selected by Acquiror, which shall be Acquiror's transfer agent, or such other party reasonably acceptable to Target (the "Exchange Agent"), in trust for the benefit of the holders of Target Common Stock and Target Preferred Stock, for exchange in accordance with this Article II, the amount of cash payable in lieu of fractional shares pursuant to Section 2.02 and the certificates representing the aggregate number of shares of Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares, respectively, to be issued pursuant to Section 1.03. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock (collectively, the "Target Certificates" and individually, a "Target Certificate") a letter of transmittal and instructions for use in effecting the surrender of Target Certificates in exchange for cash in lieu of fractional shares, after giving effect to any required withholding tax, and certificates representing shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively, and cash in lieu of fractional shares, if applicable, after giving effect to any required withholding tax. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to Target Certificates shall pass, only upon delivery of the Target Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Acquiror shall reasonably specify. Upon surrender of a Target Certificate representing shares of Target Common Stock to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such

Target Certificate shall be entitled to receive in exchange therefor shares of Acquiror Series B Preferred Shares and cash in lieu of fractional shares, pursuant to Section 1.03 and subject to Section 2.06, for each share of Target Common Stock formerly represented by such Target Certificate, and the Target Certificate so surrendered shall forthwith be canceled. Upon surrender of a Target Certificate representing shares of Target Preferred Stock to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Target Certificate shall be entitled to receive in exchange therefor shares of Acquiror Series C Preferred Shares pursuant to the terms of Section 1.03 and the Target Certificate so surrendered shall be cancelled. Until surrendered as contemplated by this Article II, from and after the Effective Time, each Target Certificate shall be deemed to represent only the right to receive the above described consideration for each share of Target Common Stock or Target Preferred Stock formerly represented by such Target Certificate, and shall not evidence any interest in Acquiror or Newco. If a certificate representing shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares is to be issued to and cash is to be paid in lieu of fractional shares to a person other than the one in whose name the Target Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Target Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer), with signatures guaranteed, if requested, and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

         SECTION 2.02 No Fractional Shares for Acquiror Series B Preferred Shares; Cash Payments.

         (a) No certificate or scrip representing fractional shares of Acquiror Series B Preferred Shares shall be issued upon the surrender for exchange of Target Certificates representing shares of Target Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. The fractional shares of Acquiror Series B Preferred Shares to be received by each Target Common Stockholder will be aggregated so that no Target Common Stockholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror Series B Preferred Shares. In lieu of any such fractional share, the Exchange Agent shall pay, subject to Section 2.06, to each Target Common Stockholder who otherwise would be entitled to receive a fractional share of Acquiror Series B Preferred Shares an amount of cash determined by multiplying $25 by the fraction of a share of Acquiror Series B Preferred Shares to which such holder would otherwise be entitled. The transfer of cash to Target Common Stockholders in lieu of fractional shares of Acquiror Series B Preferred Shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Acquiror of accounting for fractional shares and does not represent separately bargained-for consideration.

         (b) Acquiror shall make available to the Exchange Agent sufficient funds as and when necessary to enable the Exchange Agent to make the cash payments to be made in lieu of the issuance of fractional shares under Section
2.02. In no event shall interest be paid or accrued on any such cash payments. The cash amount to be paid to the holders of Target Common Stock pursuant to
Section 2.02 shall be rounded up to the nearest cent.

         SECTION 2.03 No Dividends. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares with a record date after the Effective Time shall be paid to the holder of any Target Certificate with respect to the Acquiror Series B Preferred Shares or the Acquiror Series C Preferred Shares represented thereby until the holder of record of such Target

Certificate shall surrender such Target Certificate for exchange as provided herein. Dividends or other distributions with a record date after the Effective Time payable in respect of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares held by the Exchange Agent shall be paid to the Exchange Agent and held in trust for the benefit of such holders of Target Certificates. Following surrender of any previously unsurrendered Target Certificate surrendered for exchange as provided herein, there shall be paid to the record holder of the certificates representing shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively, and (ii) at the date of payment of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, the amount of such dividends or other distributions payable with respect to such shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively.

         SECTION 2.04 Return to Acquiror. Any shares of Acquiror Series B Preferred Shares or Series C Preferred Shares and any cash in lieu of fractional share interests made available to the Exchange Agent and not exchanged for Target Certificates within 12 months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Target Certificates representing Target Common Stock or Target Preferred Stock and unclaimed at the end of such 12 month period shall be redelivered or repaid by the Exchange Agent to Acquiror, after which time any holder of Target Certificates who has not theretofore delivered or surrendered such Target Certificates to the Exchange Agent, subject to applicable law, shall look only to Acquiror for the consideration to be paid pursuant to the terms of
Section 1.03 and, if applicable, the dividends or distributions to be paid pursuant to Section 2.03. Notwithstanding the foregoing, none of the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to a holder of Target Common Stock or Target Preferred Stock for any shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively, cash in lieu of fractional share interests, if applicable, or dividends or distributions delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         SECTION 2.05 No Further Transfer. Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Common Stock or Target Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Certificates issued prior to the Effective Time are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares as provided in this Article II. Target Certificates surrendered for exchange by any person (an "Affiliate") constituting an "affiliate" of Target for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "1933 Act"), shall not be exchanged until Acquiror has received a written agreement from such person as provided in Section 5.21.

         SECTION 2.06 Withholding Rights. The Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold from the payment of any Target Common Stock Consideration, cash in lieu of fractional share interests, and any other consideration payable to any holder of the Target Stock (a "Target Stockholder") pursuant to this Agreement, such amounts as the Exchange Agent or the Surviving Corporation may be required to deduct and withhold under the Code, or any provision of any state, local or foreign law. To the extent that any amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Target Stockholder.


         SECTION 2.07 Lost, Stolen or Destroyed Certificates. In the event that any Target Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Target Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation in its sole discretion, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Target Certificate, the Exchange Agent or the Surviving Corporation shall exchange for such lost, stolen or destroyed Target Certificate such Acquiror Series B Preferred Shares, Acquiror Series C Preferred Shares, cash, dividends and distributions to which such person would otherwise have been entitled had such Target Certificate been surrendered in accordance with Section 2.01.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target represents and warrants to Acquiror and Newco as follows:

         SECTION 3.01 Organization and Good Standing. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and Encumber its properties and assets and to carry on its business as it is now being conducted. Target is duly qualified or licensed to do business as a foreign corporation, and is in good standing, under the laws of
(a) each jurisdiction listed in the Target Disclosure Letter and (b) each other jurisdiction in which the character of the properties owned, operated, leased or Encumbered by Target therein or in which the carrying on of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a Target Material Adverse Effect. "Target Material Adverse Effect" means, with respect to Target, any event or events that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Target or the Target Properties (as defined in Section 3.06), taken as a whole. For the purposes of this Agreement, a Target Material Adverse Effect shall be deemed to have occurred to the extent that any one or more events, individually or in the aggregate, could reasonably be expected to (i) adversely affect Target's gross revenues by $500,000 or more during any 12-month period, or (ii) have a cost to remedy, or result in an expense or liability to Target, the Company or Newco, or acceleration of the payment of any obligation of Target (collectively, a "Target Remediation Cost"), of $500,000 or more, or (iii) adversely affect the value of the Target Properties by $2,500,000 or more. The amounts (i) of any effect on Target's gross revenues and (ii) any Target Remediation Costs in case of each of clauses (i), (ii) and (iii) that could reasonably be expected to result from such one or more events, are hereinafter referred to as the "Target Costs." Notwithstanding the foregoing, a Target Material Adverse Effect shall not be deemed to have occurred if (A) any one or more of the events giving rise to a Target Cost or loss of value is covered by insurance and Target has a right to receive payments pursuant to such insurance policy as a result of such event or events, (B) the aggregate amount of Target Costs and/or loss of value does not exceed $2,500,000 or $5,000,000, respectively, and (C) after giving effect to the application of such insurance proceeds, the aggregate amount of Target Costs and/or the loss of value is less than $500,000 or $2,500,000, respectively. Target has delivered to Acquiror true, correct and complete copies of its Certificate of Incorporation and By-laws, each as amended to date. Any effects on Target's gross revenues or the value of the Target Properties that is attributable to any default, diminution of rent or rejection under any Target Lease by any tenant that is the subject of any bankruptcy proceedings on the date hereof shall not be included in any determination of whether a Target Material Adverse Effect has occurred or in any calculation of Target Costs.

         SECTION 3.02 Capitalization of Target. The authorized capital stock of Target consists of (i) 20,000,000 shares of Target Common Stock, of which 3,789,171 shares are issued and outstanding as of the date hereof, and (ii) 650,000 shares of Target Preferred Stock, of which 395,834 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Target Common Stock and Target Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights with no personal liability attaching to the ownership thereof. Target has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the holders of Target Common Stock on any matter. Except as set forth in the Target Disclosure Letter, Target does not have and is not bound by, and at the Effective Time, will not have or be bound by, any outstanding subscriptions, options, warrants, calls, convertible securities, rights, or other contracts, commitments, agreements, arrangements or understandings (collectively, "Contracts") of any character, to or by which Target is a party or is bound, which, directly or indirectly, obligate Target to issue, deliver, transfer or sell any shares of Target Common Stock or Target Preferred Stock or any other equity or debt security of Target or any securities representing the right to purchase or otherwise receive any shares of Target Common Stock or Target Preferred Stock or any other equity or debt security of Target. After the Effective Time, the Surviving Corporation will have no obligation to issue, deliver, transfer or sell any shares of capital stock or other equity interest of Target or the Surviving Corporation pursuant to any employee benefit plan of Target.

         SECTION 3.03 Authority of Target. Target has all requisite corporate power and authority to execute and deliver this Agreement and the documents (the "Ancillary Documents") needed to consummate the Merger and the other transactions contemplated by this Agreement to which Target is a party, and, subject to approval by the Target Stockholders in accordance with the DGCL, to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and to take all other actions required to be taken by it pursuant to the provisions hereof and the Ancillary Documents. The execution, delivery and performance by Target of this Agreement and the Ancillary Documents to which Target is a party, the consummation by Target of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, have been duly and validly authorized and approved by all requisite corporate action of Target and no other corporate proceedings on the part of Target are necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents, to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, other than the approval of the Merger and adoption of this Agreement and the Ancillary Documents by the Target Stockholders in accordance with the DGCL. This Agreement and each of the Ancillary Documents to which Target is a party have been duly and validly executed and delivered by Target and constitute valid and binding agreements of Target, enforceable against Target in accordance with their respective terms, except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy.

         SECTION 3.04 Consents and Approvals; No Violations. Except as set forth in the Target Disclosure Letter and for applicable requirements of the 1933 Act, Securities Exchange Act of 1934, as amended (the "1934 Act"), state Blue Sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, the filing and recordation of the Delaware Merger Certificate, as required by the DGCL, and such filings, authorizations, orders and approvals as may be required under State "control share acquisition", "antitrust" or other similar statutes or regulations, or such filings, authorizations, orders and approvals as may be required under the By-laws of the National Association of Securities Dealers, Inc. ("NASD") (collectively, the "Target Required Filings"), no filing or registration with, and no consent, authorization, declaration or approval of, any governmental body, court, arbitration board, tribunal or authority ("Governmental Entity"), or any third party, is necessary for the execution, delivery and performance by Target of this Agreement or any of the Ancillary Documents or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. The Target Disclosure Letter sets forth a true, correct and complete list of all filings, registrations, consents, authorizations, declarations or approvals necessary to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents (the "Target Consents"). Except as set forth in the Target Disclosure Letter, subject to approval by the Target Stockholders in accordance with the DGCL, neither the execution, delivery and performance by Target of this Agreement or any of the Ancillary Documents nor the consummation by Target of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents will (i) constitute any violation or breach of any provision of the Certificate of Incorporation or By-laws of Target, or (ii) constitute any violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, pledges, mortgages, deeds of trust, security interests, claims against title, charges, options or other encumbrances ("Encumbrances") upon any of the properties of Target under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Target Contract (as defined below), or any franchise, permit, concession, Contract, or other instrument, or other obligation to which Target is a party, or by which Target or any of its properties is bound or affected except, with respect to this clause (ii), for those which could not have a Target Material Adverse Effect.

         SECTION 3.05 Public Reports. Target has delivered to Acquiror true, correct and complete copies of (i) its Annual Report on Form 10-KSB for the year ended December 31, 1995, (ii) its Quarterly Report on Form 10-QSB for the three months ended March 31, 1996, (iii) its Quarterly Report on Form 10-QSB for the six months ended June 30, 1996, and (iv) all other registration statements, reports, proxy statements, information statements and other documents filed by Target with the Securities and Exchange Commission since December 31, 1995 (the "SEC"); in each case including all exhibits, amendments and supplements thereto and each of such documents is in the form (including exhibits, amendments and supplements thereto) filed with the SEC (collectively, the "Target SEC Reports"). Each of the Target SEC Reports was filed with the SEC in a timely manner. The Target SEC Reports constitute all registration statements, reports, proxy statements, information statements and other documents required to be filed by Target since December 31, 1995 under the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Target SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since December 31, 1995, Target has not received from the SEC any comments, or requests for additional information, with respect to any Target SEC Report.

         SECTION 3.06 Real Property; Contracts and Leases Relating to Real Property.

         (a) The Target Disclosure Letter contains a true, correct and complete list by street address of all of the real estate properties owned by Target. The Target Disclosure Letter or the title reports and surveys with respect to the real estate properties owned by Target listed in the Target Disclosure Letter (collectively, the "Existing Target Title Documents") (in each case true, correct and complete copies of which Existing Target Title Documents have been delivered to Acquiror) set forth all improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties). The real estate properties owned by Target and improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties) are hereinafter referred to as the "Target Properties." Except as set forth in the Target Disclosure Letter or in the Existing Target Title Documents, Target owns fee simple title to each of the Target Properties, free and clear of Encumbrances, and the Target Properties are not subject to any rights of way, written agreements, or Property Laws (as defined below) affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") except for (i) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including, without limitation, zoning regulations, that, individually or in the aggregate, do not materially and adversely affect the current use of the property or materially detract from the value of the property and (ii) Property Restrictions disclosed on the Existing Target Title Documents.

         (b) To Target's knowledge, except as set forth in the Target Disclosure Letter or in the Existing Target Title Documents, Target has (i) all certificates, permits and licenses from all Governmental Entities having jurisdiction over any of the Target Properties and (ii) all agreements, easements and other rights, that are necessary to permit the lawful use and operation of the buildings and improvements on any and all of the Target Properties or are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any and all of the Target Properties (any such agreement, easement or other right referred to in this clause (ii) shall hereafter be referred to as a "Target REA Agreement") except, in the case of clauses (i) and (ii) of this paragraph, those the failure to obtain of which could not reasonably be expected to have a Target Material Adverse Effect. Each Target REA Agreement is in full force and effect, and there is no pending threat of modification or cancellation of any of same. Target is not, and to Target's knowledge no person has asserted, or is threatening to assert, that Target is, in default under any Target REA Agreement except for those which could not have a Target Material Adverse Effect.

         (c) Except as set forth in the Target Disclosure Letter or in the Existing Target Title Documents, to Target's knowledge, (i) the Target Properties, and the size of, use of, occupancy of, improvements on, construction on, and access to, the Target Properties (the "Target Property Uses"), are in compliance in all material respects with all federal, state and municipal laws, ordinances, orders, regulations, codes, zoning regulations, certificates, permits, licenses and requirements, including, without limitation, those relating to subdivision, building, safety, fire, health, and sewage connection, treatment and disposal ("Property Laws"), affecting all or any portion of all or any of the Target Properties; (ii) the Target Properties, and the Target Property Uses, are not, and no person or Governmental Entity has asserted, or is threatening to assert, that the Target Properties, or the Target Property Uses, are, in violation of any Property Laws; (iii) there are no pending or threatened proceedings or actions that could reasonably be expected to in any manner materially and adversely affect the Target Property Uses; and (iv) to Target's knowledge, no betterment assessments have been levied against, and no condemnation or rezoning proceedings, or proceedings requiring any public installations or improvements, are pending or threatened with respect to, any of the Target Properties.

         (d) Except as set forth in the Target Disclosure Letter or in the engineering reports, true, correct and complete copies of which Acquiror has obtained prior to the date hereof, to Target's knowledge, (i) there is no Target Property with building systems not in working order; (ii) there is no physical damage to any Target Property in excess of $10,000 for which there is no insurance in effect covering the full cost of the restoration, ordinary wear and tear excepted; (iii) there are no structural defects relating to any of the Target Properties; and (iv) there is no current renovation or restoration or tenant improvements to any Target Property the cost of which exceeds $10,000.


         (e) Target has delivered to Acquiror true, correct and complete copies of (i) all of the following Contracts to which Target is a party relating to real property owned or leased by Target: (A) all documents evidencing any indebtedness secured by the Target Properties (the "Target Underlying Debt"),
(B) the Target Leases (as defined in Section 3.07), (C) all other service, equipment, supply, maintenance, management and other Contracts providing for payments in excess of $10,000 annually unless the same are terminable by Target by notice of not more than 90 days for a cost of less than $10,000, (D) outstanding Contracts relating to the development or construction of any Target Properties, (E) all leases pursuant to which Target, as lessee, leases personal property providing for payments in excess of $10,000 annually or leases real property, (F) all outstanding options pursuant to which Target has granted, or been granted, an option to purchase real property, and (G) any and all amendments and supplements to all of the foregoing (collectively, as amended or supplemented, the "Target Property Contracts"); (ii) all loan or credit agreements, notes, debentures, bonds, mortgages, indentures, deeds of trust, or Contracts, instruments or other obligations for borrowed money to which Target is a party, and all amendments and supplements to all of the foregoing, (X) pursuant to which any indebtedness of Target in excess of $10,000 is outstanding or may be incurred or is evidenced or (Y) which may result in or evidences total payments or liabilities to Target in excess of $10,000 (as amended or supplemented, the "Target Loan Contracts"); and (iii) all joint venture, shareholder agreements, operating agreements, partnership agreements or similar Contracts to which Target is a party (together with the Target Property Contracts and the Target Loan Contracts, as amended or supplemented, the "Target Contracts"). For purposes of this Section 3.06, "indebtedness" shall mean, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money, whether secured or unsecured, (ii) all obligations of such person under conditional sale or title retention agreements relating to property purchased by such person, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (v) all guarantees of such person of any indebtedness of any other person. The Target Disclosure Letter contains a true, correct and complete list of the Target Contracts. The Target Contracts are valid, subsisting and in full force and effect with respect to Target, and, to Target's knowledge, with respect to the other parties to the Target Contracts. Target is not, and to Target's knowledge no person has asserted, or is threatening to assert, that Target is, in material default under any Target Contract providing for payments in excess of $10,000 annually. No existing use of any of the Target Properties constitutes, and to Target's knowledge no person has asserted, or is threatening to assert, that any existing use of any of the Target Properties constitutes, a conflict with any exclusive rights granted to any person under any of the Target Contracts providing for payments in excess of $10,000 annually. To Target's knowledge, no party to any Target Contract providing for payments in excess of $10,000 annually is in default under such Target Contract. To Target's knowledge, there does not exist any condition which, with the giving of notice or the passage of time or both, would cause such a violation or default under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrances upon any of the Target Properties under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Target Contract providing for payments in excess of $10,000 annually, or any license, franchise, permit or concession or other instrument, or other obligation to which Target is a party, or by which Target or any of the Target Properties is bound or affected. None of the Target Contracts (other than the Target Leases) contain any provision which would prevent the Acquiror or the Surviving Corporation from occupying and using all or any portion of the Target Properties, or any property or assets leased by Target, in the same manner and on the same terms and conditions as Target is so occupying or using it.

         (f) Target has delivered to Acquiror true, correct and complete copies of (i) each permanent or temporary Certificate of Occupancy with respect to any of the Target Properties which Target has in its possession and (ii) all manufacturers' and contractors' warranties and guarantees currently in effect with respect to the Target Properties which Target has in its possession.

         (g) Each of the Target Properties is separately assessed for tax purposes. Target has delivered to Acquiror true, correct and complete copies of the most recent real estate tax bills for each of the Target Properties.

         SECTION 3.07 Leases.

         (a) The Target Disclosure Letter contains a true, correct and complete rent roll for all leases, licenses and tenancies, each as amended and supplemented ("Target Leases") covering all or each portion of the Target Properties (the "Target Rent Roll"). The Target Rent Roll includes or describes for each Target Lease, the name and address of the tenant, the space leased, the current balances of security and other deposits, the current base rent the tenant is obligated to pay thereunder, and the amount of percentage rent most recently paid. Target has delivered to Acquiror a true, correct and complete statement evidencing common area maintenance billings and real estate tax escalations under each Target Lease.

         (b) Except as set forth in the Target Disclosure Letter, (i) to Target's knowledge, each of the Target Leases is valid and subsisting and in full force and effect; (ii) no Tenant is controlled by, under common control with or controls Target; (iii) the tenant under each of the Target Leases is in actual possession of the leased premises; (iv) no tenant under any Target Lease is in arrears for the payment of rent for any month preceding the month of the date of this Agreement or to Target's knowledge otherwise in default of such tenant's lease obligations; (v) to Target's knowledge, no tenant under any Target Lease intends to vacate prior to the termination of its lease; (vi) there are no pending summary proceedings or other legal actions by Target for eviction under any Target Lease; (vii) all decorating, repairs, alterations, or other work required to be performed by Target under the Target Leases, or the costs to be reimbursed to any tenant under any Target Lease, has been performed or, if required, reimbursed; (viii) no space subject to any Target Lease is occupied rent free or at a rental rate reduced from the rates stated in the Target Rent Roll; and (ix) none of the Target Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, other than to lenders, except as described in the Target Disclosure Letter. Target has not collected payment of rent (other than security deposits) accruing for a period which is more than one month beyond the date of collection. All brokerage or leasing commissions payable by the landlord with respect to Target Leases have been paid in full and there are no commissions payable with respect to renewals or extensions of any Target Lease. There are no material unsatisfied obligations wherein rent and/or other obligations of the tenant in other buildings or improvements have been assumed by Target.

         (c) Except as shown in the Target Disclosure Letter, to Target's knowledge, no tenant, licensee or occupant under any of the Target Leases has notified Target in writing of any claim, offset or defense which would materially affect the collection of rent from such tenant.

         (d) The Target Disclosure Letter sets forth a true, correct and complete list of all written or oral legally enforceable commitments made by Target to lease any of the Target Properties or any portion thereof which has not yet been reduced to a written lease. To Target's knowledge, no person has asserted, or is threatening to assert, that any of such written or oral commitments is not legally enforceable. Target has delivered to Acquiror true, correct and complete copies of all such written commitments and the Target Disclosure Letter provides with respect to each such oral commitment the principal terms of such commitment, including, if applicable, those items set forth in Section 3.07(a).

         SECTION 3.08 Tenant Improvements. The Target Disclosure Letter contains
(i) a true, correct and complete list of all unpaid tenant improvements being conducted by Target and (ii) to Target's knowledge, the aggregate amount of all unpaid tenant improvements for all Target Properties do not exceed $25,000. Target has delivered to Acquiror true, correct and complete copies of any and all Contracts, plans, specifications and agreements in connection with all uncompleted tenant improvements and all completed tenant improvements which have not been fully paid for or with respect to which there exists a dispute between Target, the tenant and/or any contractor or subcontractor with respect to such improvements.

         SECTION 3.09 Environmental Matters. Except as set forth in any of the environmental assessments or other environmental reports (i) identified in the Target Disclosure Letter and in the possession of Target with respect to the Target Properties (the

"Target Environmental Reports"), true, correct and complete copies of which have been delivered to Acquiror or (ii) prepared for Acquiror with respect to the Target Properties:

         (a) the activities, operations and business carried out by Target at or on the Target Properties are in compliance, in all material respects, with all applicable federal, state or local environmental laws, ordinances, rules and regulations including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing ("Environmental Laws");

         (b) no lien has been imposed on the Target Properties by any federal, state or local Governmental Entity in connection with a violation of any Environmental Laws at or on the Target Properties;

         (c) Target has no knowledge (i) of any pending or threatened litigation or proceedings before any Governmental Entity in which any person or entity alleges Target's violation or threatened violation of any Environmental Laws or
(ii) that any Governmental Entity has determined that Target is in violation of any Environmental Laws in connection with the Target Properties; and

         (d) to Target's knowledge, no hazardous substances ("Hazardous Materials"), including, without limitation, any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material as defined by any Environmental Laws as hazardous have been treated, stored or disposed of, or otherwise deposited in or on the Target Properties, including, without limitation, the surface waters and subsurface waters of the Target Properties; no spills, releases, discharges, or disposals of Hazardous Materials have occurred or are presently occurring on or from any of the Target Properties, in violation of any Environmental Law; there are no substances or conditions in or on the Target Properties or any other parcels of land which may affect the Target Properties or the use thereof or which may support a claim or cause of action under any Environmental Law. To Target's knowledge, there are no underground tanks at the Target Properties and no part of the Target Properties lies in a flood plain or constitutes "wetlands." Target is not aware of any inaccuracies in the Target Environmental Reports. For purposes of this Section, Hazardous Materials shall not include substances sold or used by tenants under the Target Leases provided such use or sale is in the ordinary course of such tenant's business and is in compliance with all applicable laws, rules or regulations.

         SECTION 3.10 Insurance. True and complete copies of all insurance policies carried by Target or pursuant to which the Target Properties are insured have been provided to Acquiror, all of such policies are in full force and effect as of the date hereof, all premiums due and payable in respect of such policies have been paid, and, except as set forth in the Target Disclosure Letter, no claims have been made against any such policies as of the date hereof. Target has not received any written notice from any insurance company which has issued a policy with respect to the Target Properties or from any board of fire underwriters (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been cured or corrected, (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.

         SECTION 3.11 Absence of Certain Changes. Except as contemplated herein or set forth in the Target Disclosure Letter, since September 30, 1996, (i)

Target has not suffered a Target Material Adverse Effect, or entered into any transaction or conducted its business or operations other than in the ordinary course of operating the Target Properties and other than in connection with Target's exploration of alternatives leading to the execution of this Agreement,
(ii) Target has not entered into or made any Contract, borrowing, capital expenditure or transaction (each, a "Commitment"), other than Commitments of not more than $10,000 annually made in the ordinary course of operating the Target Properties and (iii) Target has made no change in its accounting principles, practices or methods.

         SECTION 3.12 No Undisclosed Liabilities. Except as and to the extent set forth or disclosed in the Target Disclosure Letter, the Target SEC Reports or in this Agreement, (i) at September 30, 1996, Target did not have any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise), required by GAAP, consistently applied, to be reflected on a balance sheet of Target, in excess of $10,000 in the aggregate, that were not reflected on Target's September 30, 1996 balance sheet and (ii) since September 30, 1996, Target has not incurred any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) which are required by GAAP, consistently applied, to be reflected on a balance sheet of Target, except liabilities incurred in the ordinary course of operating the Target Properties.

         SECTION 3.13 Litigation. Except as set forth in the Target Disclosure Letter, there are (i) no continuing orders, injunctions, judgements or decrees of any court, arbitrator or other Governmental Entity, to which Target is a party or by which any of the Target Properties are bound or, to Target's knowledge, to which any of Target's directors, officers, employees or agents (in each case, in his capacity as such) is a party or by which any of Target's properties or assets are bound, that could reasonably be expected to have a Target Material Adverse Effect or prevent or delay the consummation of Merger and the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) there are no actions, suits or proceedings pending (or to Target's knowledge, threatened), at law or in equity, against Target or, to Target's knowledge, against any of Target's directors, officers, employees or agents in their capacities as such, that seek equitable relief or claim damages in excess of $10,000, or that could reasonably be expected to have a Target Material Adverse Effect or prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, or result in the rescission of the issuance of any Target Common Stock.

         SECTION 3.14 Compliance with Applicable Law. To Target's knowledge, Target is not in violation of any order of any Governmental Entity, or any law, ordinance, governmental rule or regulation to which Target or any of the Target Properties is subject, where such violation or violations could reasonably be expected to have a Target Material Adverse Effect. Target has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or items or to take any such action could reasonably be expected to have a Target Material Adverse Effect. Without limiting the generality of the foregoing, to Target's knowledge neither Target nor (i) any consultant or employee or (ii) any person who is or was an officer, director or affiliate of Target, has, directly or indirectly, made, promised to make, or authorized the making of, an offer, payment or gift of money or anything of value to any government official, political party or employee, agent or fiduciary of a customer, to obtain a Contract for or to influence a decision in favor of Target where such offer, payment or gift was or would be, if made, in violation of any applicable law, ordinance, governmental rule or regulation, nor have any of them maintained for this purpose cash or anything of value, in an account or otherwise, not properly and accurately accounted for on the books and records of Target.

         SECTION 3.15 Taxes. (a) Except as set forth in the Target Disclosure Letter, Target has timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and such returns are complete, accurate and comply with all applicable law in all material respects. True, correct and complete copies of all federal, state, local and foreign tax returns filed by Target and all communications relating thereto have been delivered to Acquiror. Target has not executed or filed with any tax authority any Contract now in effect extending the period for assessment or collection of any income or other Taxes (as defined below), and no extension of time with respect to any date on which a tax return was or is to be filed by Target is in force. Except as set forth in the Target Disclosure Letter, Target is not a party to any action or proceeding for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted or threatened against it. There is no dispute or claim concerning any tax liability of Target claimed by any tax authority. To Target's knowledge, no claim has ever been made by a tax authority in a jurisdiction where Target does not file tax returns that Target is or may be subject to taxation in such jurisdiction. There are no security interests on any of the Target Properties that arose in connection with any failure (or alleged failure) of Target to pay Taxes. Target has never entered into a closing agreement pursuant to Section 7121 of the Code.

         (b) Target has timely paid or caused to be paid all Taxes (as defined below), including, without limitation, all transfer Taxes, if any, (i) shown as due on its returns, (ii) which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by Target,
(iii) which became due and payable as a result of the transfer by Milestone Properties, Inc. ("Milestone") to Target of any assets or properties, or the distribution by Milestone of Target Common Stock to the stockholders of Milestone or (iv) are otherwise due and payable. Target has properly accrued all Taxes for all periods subsequent to the periods covered by such returns. Except as set forth in the Target Disclosure Letter, Target has withheld from employees and paid over to the appropriate taxing authority all income, social security, and other payroll Taxes required to be withheld and paid over. For purposes of this Agreement, "Taxes" shall mean any and all taxes (including, without limitation, transfer taxes), levies, duties or other assessments in the nature of taxes imposed by any federal, state, local or foreign taxing authority.

         (c) Target is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code and Target will furnish Acquiror at Closing with an affidavit to that effect.

         (d) Target has not (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Target or (ii) been a party to a tax sharing agreement or similar arrangement.

         (e) Target is not required and has not agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, nor has any knowledge that the IRS or any taxing authority has proposed any such adjustment or change in accounting method, nor has any application pending with any taxing authority requesting permission for any changes in accounting methods that related to the business or assets of Target.

         (f) Target is not a party to any contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of
Section 280G of the Code in connection with the Merger.

         (g) Target has not been party to an election under Section 338 of the Code and Target has no liability for the taxes of any person (other than Target) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         SECTION 3.16 Financial Statements and Condition. Except as set forth in the Target Disclosure Letter, Target's (i) audited balance sheets and related statements of revenues, cash flow and stockholders' equity, including the notes thereto, at and for the year ended December 31, 1995 (the "Target Financial Statements") and (ii) unaudited balance sheet and related statements of income and cash flows at and for the nine month period ended September 30, 1996 (the "Target Interim Financial Statements") are attached to the Target Disclosure Letter or attached to the Target SEC Reports. The Target Financial Statements and the Target Interim Financial Statements present fairly, in all material respects, Target's financial position and results of operations at the dates and for the periods reflected therein, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein or, in the case of the Target Interim Financial Statements, for normal audit and accrual adjustments.

         SECTION 3.17 Brokers or Finders. Except as set forth in the Target Disclosure Letter, Target has not entered into any Contract with any agent, broker, investment banker, financial advisor or other firm or person which may result in the obligation of Target, Acquiror or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Except as set forth in the Target Disclosure Letter, to Target's knowledge, no claim for payment of any finder's fees, brokerage or agent's commissions or other like payments has been asserted in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 3.18 Other Interests. Target does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or other person.

         SECTION 3.19 Disclosure. The representations and warranties of Target in this Agreement do not contain any untrue statement of a material fact.

         SECTION 3.20 Vote Required. The affirmative vote of a majority of the outstanding shares of Target Common Stock is the only vote of the holders of any class or series of Target's capital stock necessary under applicable law to permit the execution, delivery and performance by Target of this Agreement and the Ancillary Documents to which Target is a party, and the consummation by Target of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 3.21 Parent Shares. Except as set forth in this Agreement:

         (a) Except as set forth in the Target Disclosure Letter, Target does not, nor do any of its affiliates or associates, beneficially own any voting shares of Acquiror, directly or indirectly.

         (b) Target does not, nor do any of its affiliates or associates, (i) have the right to acquire voting shares of Acquiror (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding (other than this Agreement) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) have the right to vote voting shares of Acquiror pursuant to any agreement, arrangement or understanding.

         (c) Target does not, nor do any of its affiliates or associates, have any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting shares of Acquiror with any other person or entity that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such voting shares of Acquiror.

         For purposes of this Section 3.21 only, (i) "affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person or entity and (ii) "associate," when used to indicate a relationship with any person or entity shall mean (A) any person or entity of which such person or entity is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; or (B) any trust or other estate in which such person or entity has a substantial beneficial interest or as to which such person or entity serves as trustee or in a similar fiduciary capacity; or (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or entity or any of its affiliates.


         SECTION 3.22 Target Preferred Stock. Target has paid all accrued and payable dividends on the Target Preferred Stock pursuant to the terms of the Target Preferred Stock through the date hereof.

         SECTION 3.23 Employee Benefit Plans. Target has no employees. Target has no employee benefits plans (within the meaning of Section 3(3) of ERISA) and no other benefit arrangements covering employees of Target. Neither Target nor any entity under common control with Target within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as otherwise required by Sections 601 through 608 of ERISA, Section 4980B of the Code and applicable state laws, Target does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and Target has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

         SECTION 3.24 Labor Matters. Target is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to Target's knowledge, threatened, against Target relating to its business. To Target's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Target.

         SECTION 3.25 Related Party Transactions. Except as set forth in the Target Disclosure Letter, Target has no arrangements, agreements or Contracts with (i) any consultant or employee, (ii) any person who is an officer, director or Affiliate of Target, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate, including, without limitation, those persons and entities listed as Affiliates in the Target Disclosure Letter, or (iii) to Target's knowledge, any person who owns more than 5% of the outstanding Target Common Stock (collectively, "Target Affiliate Contracts"). Target has delivered to Acquiror true, correct and complete copies of all Target Affiliate Contracts. Except as set forth in the Target Disclosure Letter, Target has paid in full or otherwise satisfied and discharged all obligations under the Target Affiliate Contracts that are due.

         SECTION 3.26 Actions of Holders of Target Common Stock. The Target Disclosure Letter sets forth a true, correct and complete list of the number of shares of Target Common Stock held by each Affiliate of Target. From the date hereof until the Effective Time, none of such Affiliates shall sell, transfer or otherwise Encumber his shares of Target Common Stock. Notwithstanding the foregoing, any Affiliate of Target may sell or transfer his shares of Target Common Stock to another Affiliate of Target, provided that (i) the selling or transferring Affiliate shall, within one business day after the date of such sale or transfer, deliver to the Company written notice thereof and (ii) such sale or transfer occurs at least two business days prior to the Closing Date. Each of such persons shall, on or prior to the date hereof, have executed and delivered a letter to Acquiror pursuant to which he shall agree to approve this

Agreement, the Merger and the transactions contemplated by this Agreement and the Ancillary Documents at the Target Stockholders Meeting.

         SECTION 3.27 Books and Records.

         (a) The books of account and other financial records of Target (i) accurately reflect in all material respects the financial transactions and business of Target in accordance with GAAP, and (ii) are consistent in all material respects with the financial statements included in the Target SEC Reports.

         (b) The minute books and other records of Target have been made available to Acquiror, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action taken at such meeting or by unanimous consent of the stockholders and directors of Target. There are no committees of the Board of Directors of Target.

         SECTION 3.28 Fairness Opinion. Target has received the opinion of Societe Generale to the effect that the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and the consideration to be paid by Acquiror to the holders of Target Common Stock pursuant to the Merger and such other transactions, are fair to the holders of Target Common Stock from a financial point of view.

         SECTION 3.29 No Representation or Warranty. Except as set forth in this Agreement, Target makes no representation or warranty as to the present or former condition or uses of the Target Properties. Acquiror expressly waives any claim whatsoever, except for breach of representation or warranty contained herein, relating to or arising from the physical condition of the Target Properties, including, without limitation, claims arising from the presence of any Hazardous Materials on, at or beneath the Target Properties or otherwise arising under any Environmental Law, whether now or hereinafter in force. Target is not liable or bound in any manner by expressed or implied warranties, guaranties or representations pertaining to the Target Properties or the Target Leases made or furnished by any real estate broker, investment banker, agent, attorney, employee, servant or other person representing or purporting to represent Target, unless the same are specifically set forth herein.

         SECTION 3.30 Obligations of Milestone. The Target Disclosure Letter sets forth a true, correct and complete list of all guarantees and liabilities of Milestone of any indebtedness or other obligations of Target in effect on the date hereof (the "Milestone Obligations"). Target has delivered to Acquiror true, correct and complete copies of all Milestone Obligations.

         SECTION 3.31 Target Directors' and Officers' Liability Insurance Policy. Target has delivered to Acquiror a true, correct and complete copy of Target's directors' and officers' liability insurance policy, as currently in effect (the "Existing Target D & O Liability Insurance Policy").


         SECTION 3.32 South Carolina Outparcel Agreement. Target has delivered to Acquiror a true, correct and complete copy of the Agreement to Sell and Purchase Real Estate, dated December 1995, between Target and CPC-1, a South Carolina limited liability company (the "South Carolina Outparcel Purchaser"), and all amendments thereto (as amended, the "South Carolina Outparcel Agreement"), concerning the sale by Target to the South Carolina Outparcel Purchaser of the outparcel (the "South Carolina Outparcel") described in the South Carolina Outparcel Agreement. Target has delivered to Acquiror true, correct and complete copies of all documents filed with any court or served on or by Target, or, to Target's knowledge, by any other person, in connection with the action commenced by South Carolina Outparcel Purchaser relating to the South Carolina Outparcel.

         SECTION 3.33 Pending Milestone Action. Target has delivered to Acquiror true, correct and complete copies of all documents filed with any court or served on or by Target, or, to Target's knowledge, by any other person, in connection with the Pending Milestone Action (as defined below) or any other action or proceeding with respect to, or arising out of, the facts, events and circumstances giving rise to the Pending Milestone Action.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO

         Acquiror and Newco, jointly and severally, represent and warrant to Target as follows:

         SECTION 4.01 Organization and Good Standing. (i) Acquiror is a real estate investment trust duly formed and existing by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, (ii) Newco is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of Delaware, (iii) each Acquiror Subsidiary is duly incorporated or formed, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (iv) each of Acquiror, Newco and each Acquiror Subsidiary, has all requisite trust or corporate or partnership power, as the case may be, to own, operate, lease and Encumber its properties and assets and to carry on its business as it is now being conducted. Each of Acquiror, Newco and each Acquiror Subsidiary, is duly qualified or licensed to do business as a foreign corporation or partnership, and is in good standing, under the laws of each jurisdiction in which the character of the properties owned, operated, leased or Encumbered by it therein or in which the carrying on of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a Acquiror Material Adverse Effect. "Acquiror Material Adverse Effect" means, with respect to the Company, any event or events that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company or the Acquiror Properties (as defined in Section 4.06), taken as a whole. For the purposes of this Agreement, an Acquiror Material Adverse Effect shall be deemed to have occurred to the extent that any one or more events, individually or in the aggregate, could reasonably be expected to (i) adversely affect Acquiror's gross revenues by $1,000,000 or more during any 12-month period, or (ii) have a cost to remedy, or result in an expense or liability to the Company, or acceleration of the payment of any obligation of the Company (collectively, a "Company Remediation Cost"), of $1,000,000 or more, or (iii) adversely affect the value of the Acquiror Properties by $5,000,000 or more. The amounts (i) of any effect on Acquiror's gross revenues, (ii) any Company Remediation Costs and (iii) any expenses or liabilities to Target, the Company and Newco, in the case of each of clauses
(i), (ii) and (iii) that could reasonably be expected to result from such one or more events, are hereinafter referred to as the "Acquiror Costs." Notwithstanding the foregoing, an Acquiror Material Adverse Effect shall not be deemed to have occurred if (A) any one or more of the events giving rise to a Acquiror Cost or loss of value is covered by insurance and Acquiror has a right to receive payments pursuant to such insurance policy as a result of such event or events, (B) the aggregate amount of Acquiror Costs and/or loss of value does not exceed $5,000,000 or $10,000,000, respectively, and (C) after giving effect to the application of such insurance proceeds the aggregate amount of Acquiror Costs and/or the loss of value, is less than $1,000,000 or $5,000,000, respectively. Acquiror has delivered or made available to Target true, correct and complete copies of its Declaration of Trust and Bylaws, and Newco's Certificate of Incorporation and By-laws, each as amended to date. Any effects on Acquiror's gross revenues or the value of the Acquiror Properties that is attributable to any default, diminution of rent or rejection under any Acquiror Lease by any tenant that is the subject of any bankruptcy proceedings on the date hereof shall not be included in any determination of whether an Acquiror Material Adverse Effect has occurred or in any calculation of Acquiror Costs.

         SECTION 4.02 Capitalization of Acquiror and Newco. The authorized shares of beneficial interest of Acquiror consist of 100,000,000 shares of beneficial interest. As of the date hereof, there were 10,332,784 issued and outstanding shares of common stock, par value $.01 per share, of Acquiror (the "Acquiror Common Shares") and (ii) (x) 11,155 issued and outstanding shares of Series A Increasing Rate Cumulative Convertible Preferred Shares of Acquiror (the "Acquiror Series A Preferred Shares") or (y) 11,155 issued and outstanding shares of Series A-1 Increasing Rate Cumulative Convertible Preferred Shares of Acquiror (the "Acquiror Series A-1 Preferred Shares"). The Acquiror Disclosure Letter (as defined below) sets forth a true, correct and complete list of all Acquiror Subsidiaries and the direct or indirect ownership interest of Acquiror in each of such Acquiror Subsidiaries. The shares or interests of each Acquiror Subsidiary owned by Acquiror are free and clear of Encumbrances and Acquiror has good title to such shares or interests. All of the issued and outstanding shares of beneficial interest of Acquiror have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights, except that shareholders may be subject to further assessment with respect to claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Acquiror. Acquiror has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the holders of Acquiror Common Shares on any matter. Except as set forth in the Disclosure Letter delivered by Acquiror to Target simultaneously with the execution and delivery of this

Agreement (the "Acquiror Disclosure Letter"; together with the Target Disclosure Letter, the "Disclosure Letters"), Acquiror does not have and is not bound by, and at the Effective Time, will not have or be bound by, any outstanding subscriptions, options, warrants, calls, convertible securities, rights, or other Contracts of any character, to or by which Acquiror or Newco is a party or is bound, which, directly or indirectly, obligate Acquiror or Newco to issue, deliver, transfer or sell any shares of beneficial interest of Acquiror or any other equity or debt security of Acquiror except (i) Acquiror Common Shares issuable upon the conversion of the Acquiror Series A Preferred Shares or Acquiror Series A-1 Preferred Shares and (ii) Acquiror Common Shares issuable upon the exercise of stock options issued to employees and trustees pursuant to Acquiror's 1992 Employee Share Option Plan, 1992 Trustee Share Option Plan and the 1995 Management Incentive Plan or issued to Acquiror's trustees in lieu of payment of trustee fees. At the date hereof and on the Closing Date, all of the issued and outstanding shares of common stock of Newco are and will be owned by Acquiror.

         SECTION 4.03 Authority of Acquiror and Newco. Each of Acquiror and Newco has all requisite trust or corporate power and authority, as the case may be, to execute and deliver this Agreement and the Ancillary Documents to which it is a party, and needed to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and to take all other actions required to be taken by it pursuant to the provisions hereof and the Ancillary Documents. The execution, delivery and performance by each of Acquiror and Newco of this Agreement and the Ancillary Documents to which it is a party, the consummation by each of Acquiror and Newco of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, have been duly and validly authorized and approved by all requisite corporate action of Acquiror and Newco and no other corporate proceedings on the part of Acquiror or Newco are necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents, to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and each of the Ancillary Documents to which Acquiror or Newco is a party have been duly and validly executed and delivered by Acquiror or Newco, as the case may be, and constitute valid and binding agreements of Acquiror or Newco, as the case may be, enforceable against Acquiror or Newco, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy.

                  The issuance by Acquiror of shares of Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares in connection with the Merger (i) will not be subject to preemptive rights or other preferential rights of any present or future stockholders of Acquiror, and (ii) will not result in a change in conversion rights in any of Acquiror's options, warrants or other securities.

         SECTION 4.04 Consents and Approvals; No Violations. Except as set forth in the Acquiror Disclosure Letter and for applicable requirements of the 1933 Act, the 1934 Act, state Blue Sky laws, the HSR Act, if any, the filing and recordation of the Delaware Merger Certificate and the Target Required Filings, no filing or registration with, and no consent, authorization, declaration or approval of, any Governmental Entity, or any third party, is necessary for the execution, delivery and performance by Acquiror or Newco of this Agreement or any of the Ancillary Documents or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Except as set forth in the Acquiror Disclosure Letter, neither the execution, delivery and performance by Acquiror or Newco of this Agreement or any of the Ancillary Documents nor the consummation by Acquiror or Newco of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents will (i) constitute any violation or breach of any provision of the charter documents of Acquiror or Newco, or (ii) constitute any violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrances upon any of the properties of the Company under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Acquiror Contract (as defined below), or any license, franchise, permit, concession, lease, Contract, or other instrument, or other obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected, except with respect to clause (ii), for those which could not have an Acquiror Material Adverse Effect.

         SECTION 4.05 Public Reports. Acquiror has delivered or made available to Target true, correct and complete copies of (i) its Annual Report on Form 10-K for the year ended December 31, 1995, (ii) its Quarterly Report on Form 10-Q for the three months ended March 31, 1996, (iii) its Quarterly Report on Form 10-Q for the six months ended June 30, 1996, (iv) its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 and (v) those other registration statements, reports, proxy statements, information statements and other documents filed by Acquiror with the SEC that are listed in the Acquiror Disclosure Letter; in each case including all exhibits, amendments and supplements thereto and each of such documents is in the form (including exhibits, amendments and supplements thereto) filed with the SEC (collectively, the "Acquiror SEC Reports"). Each of the Acquiror SEC Reports was filed with the SEC in a timely manner. The Acquiror SEC Reports constitute all registration statements, reports, proxy statements, information statements and other documents required to be filed by Acquiror since December 31, 1995 under the Securities Laws. As of their respective dates, the Acquiror SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since December 31, 1995, Acquiror has not received from the SEC any comments, or requests for additional information, with respect to any Acquiror SEC Report.

         SECTION 4.06 Real Property; Contracts and Leases Relating to Real Property.


         (a) The Acquiror Disclosure Letter contains a true, correct and complete list by street address of all of the real estate properties owned by the Company. The Acquiror Disclosure Letter or the existing title reports and surveys with respect to the real estate properties owned by Acquiror listed in the Acquiror Disclosure Letter (the "Existing Acquiror Title Documents") (in each case true, correct and complete copies of which Existing Acquiror Title Documents have been made available to Target) set forth any improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties). The real estate properties owned by the Company and improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties) are hereinafter referred to as the "Acquiror Properties". Except as set forth in the Acquiror Disclosure Letter or the Existing Acquiror Title Documents, the Company owns fee simple title to each of the Acquiror Properties, free and clear of Encumbrances, and the Acquiror Properties are not subject to any Property Restrictions except for (i) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including, without limitation, zoning regulations, that, individually or in the aggregate, do not materially and adversely affect the current use of the property or materially detract from the value of the property and (ii) Property Restrictions contained in leases to tenants at Acquiror Properties.

         (b) To Acquiror's knowledge, except as set forth in the Acquiror Disclosure Letter or in the Existing Acquiror Title Documents, the Company has
(i) all certificates, permits or licenses from all Governmental Entities having jurisdiction over any or all of the Acquiror Properties and (ii) all agreements, easements and other rights, that are necessary to permit the lawful use and operation of the buildings and improvements on any and all of the Acquiror Properties or are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any and all of the Acquiror Properties (any such agreement, easement or other right referred to in this clause (ii) shall hereafter be referred to as an "Acquiror REA Agreement") except, in the case of clauses (i) and (ii) of this paragraph, those the failure to obtain of which could not reasonably be expected to have an Acquiror Material Adverse Effect. Each Acquiror REA Agreement is in full force and effect, and there is no pending threat of modification or cancellation of any of same. The Company is not, and to Acquiror's knowledge no person has asserted, or is threatening to assert, that the Company is, in default under any Acquiror REA Agreement except for those which could not reasonably be expected to have an Acquiror Material Adverse Effect.

         (c) Except as set forth in the Acquiror Disclosure Letter or in the Existing Acquiror Title Documents, to Acquiror's knowledge, (i) the Acquiror Properties, and the size of, use of, occupancy of, improvements on, construction on, and access to, the Acquiror Properties (the "Acquiror Property Uses"), are in compliance in all material respects with all Property Laws affecting all or any portion of all or any of the Acquiror Properties; (ii) the Acquiror Properties, and the Acquiror Property Uses, are not, and no person or

Governmental Entity has asserted, or is threatening to assert, that the Acquiror Properties, or the Acquiror Property Uses, are, in violation of any Property Laws; (iii) there are no pending or threatened proceedings or actions that could reasonably be expected to in any manner materially and adversely affect the Acquiror Property Uses; (iv) no betterment assessments have been levied against, and no condemnation or rezoning proceedings, or proceedings requiring any public installations or improvements, are pending or threatened with respect to, any of the Acquiror Properties; and (v) all charges and fees for all certificates, permits, licenses and approvals referred to in this paragraph have been paid.

         (d) Except as set forth in the Acquiror Disclosure Letter, to Acquiror's knowledge, (i) there is no Acquiror Property with building systems not in working order; (ii) there is no physical damage to any Acquiror Property in excess of $10,000 for which there is no insurance in effect covering the full cost of the restoration, ordinary wear and tear excepted; (iii) there are no structural defects relating to any of the Acquiror Properties; and (iv) there is no current renovation or restoration or tenant improvements to any Acquiror Property the cost of which exceeds $10,000.

         (e) Acquiror has made available to Target true, correct and complete copies of (i) all loan or credit agreements, notes, debentures, bonds, mortgages, indentures and deeds of trust, and all amendments and supplements to all of the foregoing, (X) pursuant to which any indebtedness of the Company in excess of $100,000 is outstanding or may be incurred or is evidenced or (Y) which may result in or evidences total payments or liabilities to the

Company in excess of $100,000 and (ii) all joint venture, shareholder agreements, operating agreements, partnership agreements or similar Contracts to which the Company is a party (together with the Contracts referred to in clause
(i) of this Section 4.06(e), as amended or supplemented, the "Acquiror Contracts"). For purposes of this Section 4.06, "indebtedness" shall mean, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money, whether secured or unsecured, (ii) all obligations of such person under conditional sale or title retention agreements relating to property purchased by such person, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (v) all guarantees of such person of any indebtedness of any other person. The Acquiror Disclosure Letter contains a true, correct and complete list of the Acquiror Contracts. The Acquiror Contracts are valid, subsisting and in full force and effect with respect to the Company, and, to the Company's knowledge, with respect to the other parties to the Acquiror Contracts. The Company is not, and to Acquiror's knowledge no person has asserted, or is threatening to assert, that the Company is, in material default under any Acquiror Contract providing for payments in excess of $10,000 annually. No existing use of any of the Acquiror Properties constitutes, and to Acquiror's knowledge no person has asserted, or is threatening to assert, that any existing use of any of the Acquiror Properties constitutes, a conflict with any exclusive rights granted to any person under any of the Acquiror Contracts providing for payments in excess of $10,000 annually. To Acquiror's knowledge, no party to any of the Acquiror Contracts providing for payments in excess of $10,000 annually is in default under such Acquiror Contract. To Acquiror's knowledge, there does not exist any condition which, with the giving of notice or the passage of time or both, would cause such a violation or default under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrances upon any of the Acquiror Properties under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Acquiror Contract providing for payments in excess of $10,000 annually, or any material license, franchise, permit or concession or other instrument, or other obligation to which the Company is a party, or by which the Company or any of the Acquiror Properties is bound or affected.

         SECTION 4.07  Leases.

         (a) The Acquiror Disclosure Letter contains a true, correct and complete rent roll for all leases, licenses and tenancies, each as amended and supplemented ("Acquiror Leases") covering all or each portion of the Acquiror Properties (the "Acquiror Rent Roll"). The Acquiror Rent Roll includes or describes for each Acquiror Lease, the name of the tenant, the space leased the current balances of security and other deposits, the current base rent the tenant is obligated to pay thereunder, and the amount of percentage rent most recently paid.

         (b) Except as set forth in the Acquiror Disclosure Letter, (i) to Acquiror's knowledge, each of the Acquiror Leases is valid and subsisting and in full force and effect; (ii) no tenant is controlled by, under common control with or controls the Company; (iii) the tenant under each of the Acquiror Leases is in actual possession of the leased premises; (iv) no tenant under any Acquiror Lease is in arrears for the payment of rent for any month preceding the month of the date of this Agreement or, to Acquiror's knowledge, otherwise in default of such tenant's lease obligations;
(v) to Acquiror's knowledge, no tenant under any Acquiror Lease intends to vacate prior to the termination of its lease; (vi) there are no pending summary proceedings or other legal actions by Acquiror for eviction under any Acquiror Lease; (vii) all decorating, repairs, alterations, or other work required to be performed by the Company under the Acquiror Leases, or the costs to be reimbursed to any tenant under any Acquiror Lease, has been performed or, if required, reimbursed; (viii) no space subject to any Acquiror Lease is occupied rent free or at a rental rate reduced from the rates stated in the Acquiror Rent Roll; and (ix) none of the Acquiror Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, other than to lenders, as described in the Acquiror Disclosure Letter. Except as set forth in the Acquiror Disclosure Letter, the Company has not collected payment of rent (other than security deposits) accruing for a period which is more than one month beyond the date of collection. There are no material unsatisfied obligations wherein rent and/or other obligations of the tenant in other buildings or improvements have been assumed by the Company.

         SECTION 4.08 Environmental Matters. Except as set forth in any of the environmental assessments or other environmental reports identified in the Acquiror Disclosure Letter and in the possession of the Company with respect to the Acquiror Properties (the "Acquiror Environmental Reports"), true, correct and complete copies of which have been made available to Target:

         (a) the activities, operations and business carried out by the Company at or on the Acquiror Properties are and have been in compliance, in all material respects, with all applicable Environmental Laws;

         (b) no lien has been imposed on the Acquiror Properties by any federal, state or local Governmental Entity in connection with a violation of any Environmental Laws at or on the Acquiror Properties;

         (c) Acquiror has no knowledge (i) of any pending or threatened litigation or proceedings before any Governmental Entity in which any person or entity alleges the Company's violation or threatened violation of any Environmental Laws or (ii) that any Governmental Entity has determined that the Company is in violation of any Environmental Laws in connection with the Acquiror Properties; and

         (d) to Acquiror's knowledge, no Hazardous Materials have been treated, stored or disposed of, or otherwise deposited in or on the Acquiror Properties, including, without limitation, the surface waters and subsurface waters of the Acquiror Properties; no spills, releases, discharges, or disposals of Hazardous Materials have occurred or are presently occurring on or from any of the Acquiror Properties, in violation of any Environmental Law; there are no substances or conditions in or on the Acquiror Properties or any other parcels of land which may affect the Acquiror Properties or the use thereof or which may support a claim or cause of action under any Environmental Law. To Acquiror's knowledge, except as set forth in the Acquiror Disclosure Letter, there are no underground tanks at the Acquiror Properties and no part of the Acquiror Properties lies in a flood plain or constitutes "wetlands." Acquiror is not aware of any inaccuracies in the Acquiror Environmental Reports. For purposes of this Section, Hazardous Materials shall not include substances sold or used by tenants under the Acquiror Leases provided such use or sale is in the ordinary course of such tenant's business and is in compliance with all applicable laws, rules or regulations.

         SECTION 4.09 Insurance. True and complete copies of insurance policies carried by the Company or pursuant to which the Acquiror Properties are insured have been made available to Target, all of such policies are in full force and effect as of the date hereof, all premiums due and payable in respect of such policies have been paid, and, except as set forth in the Acquiror Disclosure Letter, no claims have been made against any such policies as of the date hereof. The Company has not received any written notice from any insurance company which has issued a policy with respect to the Acquiror Properties or from any board of fire underwriters (or other body exercising similar functions)
(i) claiming any defects or deficiencies which have not been cured or corrected,
(ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.


         SECTION 4.10 Absence of Certain Changes. Except as disclosed in the Acquiror SEC Reports, since September 30, 1996, (i) the Company has not suffered a Acquiror Material Adverse Effect, or entered into any transaction or conducted its business or operations other than in the ordinary course of the Company's business and other than in connection with Acquiror's exploration of alternatives leading to the execution of this Agreement and (ii) Acquiror has made no change in its accounting principles, practices or methods.

         SECTION 4.11 No Undisclosed Liabilities. Except as and to the extent set forth or disclosed in the Acquiror Disclosure Letter, the Acquiror SEC Reports or in this Agreement, (i) at September 30, 1996, the Company did not have any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise), required by GAAP, consistently applied, to be reflected on a balance sheet of Acquiror, in excess of $50,000 in the aggregate, that were not reflected on Acquiror's September 30, 1996 balance sheet and (ii) since September 30, 1996, the Company has not incurred any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) which are required by GAAP, consistently applied, to be reflected on a balance sheet of Acquiror, except liabilities incurred in the ordinary course of the Company's business.

         SECTION 4.12 Litigation. There are (i) no continuing orders, injunctions, judgements or decrees of any court, arbitrator or other Governmental Entity, to which the Company is a party or by which any of the Acquiror Properties are bound or, to Acquiror's knowledge, to which any of Acquiror's directors, officers, employees or agents (in each case, in his capacity as such) is a party or by which any of the Company's properties or assets are bound, that could reasonably be expected to have a Acquiror Material Adverse Effect or prevent or delay the consummation of Merger and the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) there are no actions, suits or proceedings pending (or to Acquiror's knowledge, threatened), at law or in equity, against the Company or, to Acquiror's knowledge, against any of Acquiror's or any Acquiror Subsidiary's directors, officers, employees or agents in their capacities as such, that seek equitable relief or claim damages in excess of $10,000, or that could reasonably be expected to have a Acquiror Material Adverse Effect or prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 4.13 Compliance with Applicable Law. To Acquiror's knowledge, the Company is not in violation of any order of any Governmental Entity, or any law, ordinance, governmental rule or regulation to which the Company or any of the Acquiror Properties is subject, where such violation or violations could reasonably be expected to have a Acquiror Material Adverse Effect. The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or items or to take any such action could reasonably be expected to have a Acquiror Material Adverse Effect. Without limiting the generality of the foregoing, to Acquiror's knowledge neither the Company nor (i) any consultant or employee or
(ii) any person who is or was an officer, director or Affiliate of the Company,

has, directly or indirectly, made, promised to make, or authorized the making of, an offer, payment or gift of money or anything of value to any government official, political party or employee, agent or fiduciary of a customer, to obtain a Contract for or to influence a decision in favor of the Company where such offer, payment or gift was or would be, if made, in violation of any applicable law, ordinance, governmental rule or regulation, nor have any of them maintained for this purpose cash or anything of value, in an account or otherwise, not properly and accurately accounted for on the books and records of Acquiror.

         SECTION 4.14 Taxes. Acquiror and each Acquiror Subsidiary has timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and such returns are complete, accurate and comply with all applicable law in all material respects. True, correct and complete copies of all federal, state, local and foreign tax returns filed by Acquiror and each Acquiror Subsidiary and all communications relating thereto have been delivered or made available to Target. Neither Acquiror nor any Acquiror Subsidiary has executed or filed with any tax authority any Contract now in effect extending the period for assessment or collection of any income or other Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Acquiror or any Acquiror Subsidiary is in force. Except as set forth in the Acquiror Disclosure Letter, neither Acquiror nor any Acquiror Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted or threatened against Acquiror or any Acquiror Subsidiary. There is no dispute or claim concerning any tax liability of Acquiror or any Acquiror Subsidiary claimed by any tax authority. To the Company's knowledge, no claim has ever been made by a tax authority in a jurisdiction where Acquiror or any Acquiror Subsidiary does not file tax returns that Acquiror or any Acquiror Subsidiary is or may be subject to taxation in such jurisdiction. There are no security interests on any of the Acquiror Properties that arose in connection with any failure (or alleged failure) of Acquiror or any Acquiror Subsidiary to pay Taxes. Acquiror and each Acquiror Subsidiary has never entered into a closing agreement pursuant to
Section 7121 of the Code.

                  Acquiror and each Acquiror Subsidiary has timely paid or caused to be paid all Taxes (i) shown as due on its returns, (ii) which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by Acquiror or such Acquiror Subsidiary, or
(iii) are otherwise due and payable. Acquiror and each Acquiror Subsidiary has properly accrued all Taxes for all periods subsequent to the periods covered by such returns. Except as set forth in the Acquiror Disclosure Letter, Acquiror and each Acquiror Subsidiary has withheld from employees and paid over to the appropriate taxing authority all income, social security, and other payroll Taxes required to be withheld and paid over.

                  Acquiror has (i) elected to be taxed as a REIT within the meaning of the Code and has qualified as a REIT for 1995, and has complied with all applicable laws, rules and regulations, including, without limitation, the Code, relating to, its REIT status in 1995, (ii) has operated and intends to continue to operate, in such a manner as to qualify as a REIT for 1996, and
(iii) has not taken or omitted to take any action which could result in, and the executive officers of Acquiror have not received written notice of and have no actual knowledge of, a challenge to its status as a REIT. Acquiror represents that Newco and each of the other Acquiror Subsidiaries are qualified REIT subsidiaries as defined in Section 856(i)(2) of the Code.

         SECTION 4.15 Financial Statements and Condition. The financial statements included in the Acquiror SEC Reports (the "Acquiror Financial Statements") present fairly, in all material respects, the Company's financial position and results of operations at the dates and for the periods reflected therein, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein and for normal audit and accrual adjustments.

         SECTION 4.16 Newco. Newco was formed solely for the purpose of engaging in the transactions hereby contemplated, 100% of Newco's outstanding stock is, has been and will be owned by Acquiror at all times during the period of Newco's existence, and Newco has engaged in no other business activities and has conducted its operations only as hereby contemplated.

         SECTION 4.17 Brokers or Finders. Except as set forth in the Acquiror Disclosure Letter, Acquiror has not entered into any Contract with any agent, broker, investment banker, financial advisor or other firm or person which may result in the obligation of Target,

Acquiror or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Except as set forth in the Acquiror Disclosure Letter, to Acquiror's knowledge, no claim for payment of any finder's fees, brokerage or agent's commissions or other like payments has been asserted in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 4.18 Other Interests. Except as set forth in the Acquiror Disclosure Letter, neither the Acquiror nor any Acquiror Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity. With respect to such interests, the Acquiror or Acquiror Subsidiary is a partner or shareholder in good standing, owns such interests free and clear of all Encumbrances, is not in breach of any provision of any Contract governing the Acquiror's or Acquiror Subsidiary's rights, as the case may be, in or to the interests owned or held, all of which Contracts are set forth in the Acquiror Disclosure Letter, are unmodified as described thereon, and are in full force and effect and, to Acquiror's knowledge, the other parties to such Contracts are not in breach of any of their respective obligations under such Contracts.

         SECTION 4.19 Disclosure. The representations and warranties of Acquiror and Newco in this Agreement do not contain any untrue statement of a material fact.


         SECTION 4.20 Employee Benefit Plans. All employee benefits plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and other benefit arrangements covering employees of the Company (the "Company Benefit Plans") are listed in the Acquiror Disclosure Letter. Acquiror has delivered or made available to Target true, correct and complete copies of the Company Benefit Plans. To the extend applicable, the Company Benefit Plans have been administered in all material respects in accordance with their terms and comply, in all material respects, with the applicable requirements of ERISA and the Code. Any Company Benefit plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") or a determination letter request has been filed with the IRS with respect to any such plan and is still pending. No Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or
Section 502(i) of ERISA. There are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. The Company has no unfunded liabilities under any Company Benefit Plan, except as set forth in the Acquiror Disclosure Letter. Neither the Company nor any entity under common control with the Company within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as otherwise required by Sections 601 through 608 of ERISA,
Section 4980B of the Code and applicable state laws, the Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Acquiror Disclosure Letter, the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, will not constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of the Company.

         SECTION 4.21 Labor Matters. The Company is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to Acquiror's knowledge, threatened, against the Company relating to its business. To Acquiror's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company.

         SECTION 4.22 Related Party Transactions. Except as set forth in the

Acquiror Disclosure Letter, the Company has no arrangements, agreements or Contracts with (i) any consultant or employee, (ii) any person who is an officer, director or affiliate of Acquiror or any Acquiror Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) to Acquiror's knowledge, any person who owns more than 5% of the outstanding Acquiror Common Shares (collectively, "Acquiror Affiliate Contracts"). Acquiror has delivered or made available to Target true, correct and complete copies of all Acquiror Affiliate Contracts.

         SECTION 4.23 Books and Records.

         (a) The books of account and other financial records of Acquiror (i) accurately reflect in all material respects the financial transactions and business of the Company in accordance with GAAP, and (ii) are consistent in all material respects with the financial statements included in the Acquiror SEC Reports.

         (b) The minute books and other records of Acquiror have been made available to Target, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action taken at such meeting or by unanimous consent of the shareholders and trustees and all committees of the Board of Trustees of Acquiror.

         SECTION 4.24 No Representation or Warranty. Except as set forth in this Agreement, Acquiror makes no representation or warranty as to the present or former condition or uses of the Acquiror Properties. Target expressly waives any claim whatsoever, except for breach of representation or warranty contained herein, relating to or arising from the physical condition of the Acquiror Properties, including, without limitation, claims arising from the presence of any Hazardous Materials on, at or beneath the Acquiror Properties or otherwise arising under any Environmental Law, whether now or hereinafter in force. Acquiror is not liable or bound in any manner by expressed or implied warranties, guaranties or representations pertaining to the Acquiror Properties or the Acquiror Leases made or furnished by any real estate broker, investment banker, agent, attorney, employee, servant or other person representing or purporting to represent Acquiror, unless the same are specifically set forth herein.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.01  Target Pre-Closing Obligations.

         (a) Except as expressly contemplated by this Agreement or as set forth in the Target Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Target will carry on its business in its usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use its reasonable efforts to preserve intact its present business organizations and good will and keep available the services of its present officers and employees.

         (b) Except as expressly contemplated by this Agreement or as set forth in the Target Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Target shall not, unless Acquiror otherwise has consented in writing:

                  (i) (A) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Target Common Stock or Target Preferred Stock, except that Target shall be allowed to make dividend payments on the Target Preferred Stock as are required pursuant to the terms of Target's Certificate of Incorporation, as amended, (B) split, reverse share split, stock dividend, combine or reclassify any of its capital stock or Issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) redeem, purchase or otherwise acquire any of its capital stock (except, with respect to the Target Preferred Stock, as expressly required by the terms of the Target Preferred Stock plus up to an aggregate of $270,000 of optional redemptions of the Target Preferred Stock) by or (D) amend the terms of any of its securities, or propose to do any of the foregoing except as expressly permitted hereby;

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including, without limitation, indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights) or amend in any material respect any of the terms of any such securities or Contracts outstanding on the date hereof except as expressly permitted hereby;

                  (iii) amend or propose to amend its Certificate of Incorporation or By-laws;

                  (iv) incur any, indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants, options or rights to acquire any debt securities of Target or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions to, or any investments in, any other person, or make, create or grant any mortgage, pledge or otherwise Encumber any assets or suffer any material Encumbrance thereupon, except for the refinancing of indebtedness for borrowed money which becomes due and payable between the date hereof through the Closing Date which shall be in all respects reasonably acceptable to Acquiror;

                  (v) (A) prepay any claims, liabilities or obligations

         (absolute, accrued, asserted or unasserted, contingent or otherwise) or
         (B) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of operating the Target Properties in substantially the same manner as heretofore conducted, or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Target Financial Statements;

                  (vi) change any of the accounting principles or practices used by it in the preparation of any of Target's financial statements or make any tax elections;

                  (vii) (A) increase any compensation or enter into or amend any employment Contract with any of its present or future officers or directors, or (B) adopt any new employee benefit plan (including, without limitation, any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

                  (viii) acquire, enter into an option to acquire or exercise an option or Contract to acquire additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any Contract to develop or construct, or other real estate projects.

                  (ix) sell, lease in its entirety or otherwise dispose of (A) any Target Properties or (B) except in the ordinary course of operating the Target Properties, any of its other assets;

                  (x) enter into any Contract, borrowing, capital expenditure or transaction which may result in total payments or liability by or to it in excess of $10,000;

                  (xi) enter into any Affiliate Contract or any other Contract, borrowing, capital expenditure or transaction with (i) any consultant or employee, (ii) any person who is an officer, director or affiliate of Target, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) to Target's knowledge, any person who owns 5% or more of the outstanding Target Common Stock;

                  (xii) enter into any additional, or renew (except as may be required pursuant to the terms of an existing Target Lease or other agreement listed in the Target Disclosure Letter), amend or otherwise modify any existing, Target Leases, except with Acquiror's prior written consent which shall not be unreasonably withheld or delayed; provided, that Acquiror shall be deemed to have granted such consent if it fails to notify Target of its grant or withholding of such consent within five business days after its receipt of a written request therefor; or


                  (xiii) (A) agree to take any of the foregoing actions or (B) take or agree to take any action that is reasonably likely to result in any of Target's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto being untrue, or result in any of the conditions to the Merger set forth in Article VI not being satisfied in any material respect.

         (c) During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Target shall:

                  (i) confer on a regular basis with one or more representatives of Acquiror to report on material operational matters and any proposals to engage in material transactions;

                  (ii) promptly notify Acquiror of any material change in the Target Properties, or in Target's condition (financial or otherwise), business, properties, assets, liabilities or the normal course of Target's business or in the operation of its properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any of Target's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto (other than a representation or warranty qualified by reference to materiality or a Target Material Adverse Effect), or the breach of any of Target's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto qualified by reference to materiality or a Target Material Adverse Effect;

                  (iii) deliver to Acquiror draft copies in substantially final form of any report, statement or schedule to be filed with the SEC subsequent to the date of this Agreement at least two business days prior to the filing thereof;

                  (iv) (A) make dividend payments on the Target Preferred Stock required to be made pursuant to the terms of Target's Certificate of Incorporation, as amended, (B) pay all accrued and unpaid dividends on the Target Preferred Stock pursuant to the terms of the Target Preferred Stock and (C) redeem such amount of Target Preferred Stock so that the applicable rate of interest used to determine dividends payable pursuant to the terms of the Target Preferred Stock shall be 8% from the date hereof through and including the Closing Date;

                  (v) deliver to Acquiror within ten days after the end of each month current Target Rent Rolls, together with a detailed aging report of all receivables;

                  (vi) use reasonable efforts to obtain the Target Directors'

         and Officers' Liability Insurance Policy; and

                  (vii) pay in full or otherwise satisfy and discharge all obligations under the Target Affiliate Contracts that are due.

         SECTION 5.02 Acquiror Pre-Closing Obligations.

         (a) Except as expressly contemplated by this Agreement or as set forth in the Acquiror Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acquiror and the Acquiror subsidiaries will each carry on their respective businesses (which includes the acquisition and disposition of assets and properties) in its usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use their reasonable efforts to preserve intact their present business organizations and goodwill and keep available the services of their present officers and employees.

         (b) Except as expressly contemplated by this Agreement or as set forth in the Acquiror Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acquiror shall not, unless Target otherwise has consented in writing:

                  (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction;

                  (ii) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of beneficial interest, except for a dividend not to exceed $0.50 per share of Acquiror Common Shares for each calendar quarter ending during the period from the date hereof through the Closing Date, and dividends on Acquiror Series A Preferred Shares or Acquiror Series A-1 Preferred Shares in accordance with their terms;

                  (iii) issue any Acquiror Common Shares or Acquiror Common Share Equivalents except: (A) such Acquiror Common Shares as are issued upon conversion of any shares of beneficial interest that by their terms are convertible into Acquiror Common Shares, and that (1) are outstanding on the date hereof or (2) have been issued after the date hereof and prior to the Closing Date to the extent not prohibited by the terms of this Section 5.02(b)(iii); (B) such Acquiror Common Shares as are issued pursuant to any dividend reinvestment plan or stock purchase plan available to all holders of Acquiror Common Shares; (C) such Acquiror Common Shares or Acquiror Common Share Equivalents as are issued in any public offering for an amount per Acquiror Common Share or Acquiror Common Share Equivalent (including any amount payable on exercise of a Acquiror Common Share Equivalent) equal to at least 92% or more of the closing price per share on the New York Stock Exchange,

         Inc. ("NYSE") of the Acquiror Common Shares on the last trading day immediately preceding the issue date, less any underwriting discounts and commissions; (D) the issuance of preferred shares or any other equity security of Acquiror (other than Acquiror Common Shares or Acquiror Common Share Equivalents) in any public offering for fair value; (E) such Acquiror Common Shares or Acquiror Common Share Equivalents as are issued for fair market value in connection with the acquisition of assets or properties from any person or entity that is not affiliated with Acquiror prior to such acquisition; (F) Acquiror Series A-1 Preferred Shares in connection with Acquiror's exchange of issued and outstanding Acquiror Series A Preferred Shares for Acquiror Series A-1 Preferred Shares; and (F) additional Acquiror Common Shares, and additional Acquiror Common Share Equivalents, issued to Affiliates of Acquiror provided that such additional Acquiror Common Shares and the Acquiror Common Shares into which such Acquiror Common Share Equivalents may be exercised or converted do not exceed, in the aggregate, 250,000 Acquiror Common Shares, including, without limitation, (1) Acquiror Common Shares issued to directors, officers, employees, or trustees of Acquiror or any Acquiror Subsidiary and (2) Acquiror Common Shares or Acquiror Common Share Equivalents issued pursuant to stock option, stock purchase, performance or other remuneration plans adopted by the Board of Trustees of Acquiror from time to time (including, without limitation, Acquiror's 1992 Employee Share Option Plan, 1992

         Trustee Share Option Plan and 1995 Management Incentive Plan, and any Acquiror Common Shares issued to employees of Acquiror in lieu of bonuses or to trustees of Acquiror in lieu of trustee's fees). "Acquiror Common Share Equivalent" shall mean any evidence of indebtedness, shares of beneficial interest or other securities which are or may be convertible into or exchangeable for Acquiror Common Shares ("Acquiror Convertible Securities"), or any warrant, option or other right to subscribe for any Acquiror Convertible Securities or for any Acquiror Common Shares; or

                  (iv) agree to take any of the foregoing actions or take or agree to take any action that is reasonably likely to result in any of Acquiror's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto being untrue or result in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect.

         (c) During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acquiror shall:

                  (i) confer on a regular basis with one or more representatives of Target to report on material transactions;

                  (ii) promptly notify Target of any material change in the condition (financial or otherwise), business, properties, assets,

         liabilities, prospects or the normal course of the Company's business or in the operation of its properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any representation or warranty (other than a representation or warranty qualified by reference to materiality or an Acquiror Material Adverse Effect), or the breach of any of Acquiror's or Newco's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto qualified by reference to materiality or an Acquiror Material Adverse Effect; and

                  (iii) deliver to Target true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement promptly after the filing thereof.

         SECTION 5.03 Hart-Scott-Rodino and Other Filings. Subject to the terms and conditions herein provided, Target and Acquiror shall: (i) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and local and foreign jurisdictions in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (iii) use all reasonable efforts to obtain in writing any consents required from third parties in form and substance reasonably satisfactory to Target and Acquiror necessary to consummate the Merger and the other transactions contemplated hereby and thereby; and (iv) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Target and Acquiror shall take all such necessary action.

         SECTION 5.04 Title Insurance. Target shall cause a person or entity acceptable to the Title Company (as defined below) that shall own of record upon consummation of the Merger Acquiror Series B Preferred Shares having a liquidation preference of at least $1,000,000, to deliver such affidavits, indemnities and/or financial statements as shall have been agreed upon between Target and the title company or companies chosen by Acquiror (collectively, the "Title Company") prior to the date hereof so as to enable the Title Company to issue the title insurance policies required by Section 6.20.

         SECTION 5.05 No Solicitations. Target will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, business combination, sale of any Target Properties, or, except as permitted by Section 5.01(b)(ix), sale of any other assets of Target, sale of shares of capital stock by Target or similar transaction involving such party or any of its subsidiaries or divisions (a "Target Acquisition Transaction"). Neither Target, nor its directors, officers, partners, employees, bankers, attorneys or other advisors or representatives shall, directly or indirectly, solicit, initiate or encourage any person or entity concerning any Target Acquisition Transaction (other than the transactions contemplated by this Agreement and the Ancillary Agreements); provided, however, that (i) nothing in this Agreement shall preclude Target's Board of Directors, pursuant to its fiduciary duties as determined by Target's Board of Directors after consultation with Rosenman & Colin LLP or another nationally-recognized law firm, from entering into, or causing Target's officers, representatives, agents or affiliates from entering into, negotiations with or furnishing information to a third party which has initiated contact with Target without any solicitation, initiation or encouragement in violation of this Section, from passing on to Target Stockholders information regarding any such third party proposal or inquiry consistent with such fiduciary duties, or otherwise fulfilling such fiduciary duties, and (ii) Target may participate in negotiations with or furnish information to a third party which (without any solicitation, initiation or encouragement from Target) has initiated contact with Target with respect to a Target Acquisition Transaction consistent with the fiduciary obligations of its Board of Directors. Target shall promptly advise Acquiror of the receipt of any written offer for an Target Acquisition Transaction, including, without limitation, the terms thereof, and, in the event Target receives such a written offer, nothing contained in this Agreement shall prevent Target's Board of Directors from approving such proposal or recommending such Target Acquisition Transaction to Target's Stockholders if Target's Board of Directors determines in good faith that failure to take such action would not be consistent with, or would result in a breach of, its fiduciary duties as determined by Target's Board of Directors after consultation with Rosenman & Colin LLP or another nationally-recognized law firm, and in such case the Board of Directors of Target may amend, withhold or withdraw its recommendation regarding the Merger. In the event that Target is prepared to accept another proposal for a Target Acquisition Transaction, Target shall notify Acquiror at least 48 hours prior to terminating this Agreement and entering into a definitive agreement with respect to such other proposal, unless Target receives an opinion of counsel that compliance with its obligation to give 48 hours' notice as required pursuant to this Agreement would not be consistent with, or would constitute a breach of, the fiduciary duties of Target's Board of Directors. Nothing in this Agreement shall prevent Target or its Board of Directors from complying with the provisions of the 1934 Act and the rules and regulations thereunder.

         SECTION 5.06  Access to Information.

         (a) Upon reasonable notice and subject to restrictions contained in confidentiality Contracts listed in the Target Disclosure Letter to which it is subject (from which it shall use reasonable efforts to be released), Target shall afford to the officers, employees, accountants, counsel and other representatives of Acquiror ("Acquiror Representatives"), reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts and records and, during such period, Target shall furnish promptly to Acquiror all information concerning Target, its business, properties and personnel as Acquiror may reasonably request. Acquiror Representatives shall be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, Contracts, tax returns, records and files of Target, and such other information relating to Target, and its business, properties and personnel as Acquiror shall reasonably request.

         (b) Upon reasonable notice and subject to restrictions contained in confidentiality Contracts to which it is subject (from which it shall use reasonable efforts to be released), Acquiror shall (and shall cause each of the Acquiror Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Target ("Target Representatives"), reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts, and records and, during such period, Acquiror shall (and shall cause each of the Acquiror Subsidiaries to) furnish promptly to Target all information concerning its business, properties and personnel as Target may reasonably request. Target Representatives shall be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, Contracts, tax returns, records and files of Acquiror, and such other information relating to Acquiror, and its business, properties and personnel as Target shall reasonably request.

         SECTION 5.07 Target Stockholder Meeting. Target will take all action necessary in accordance with Delaware law, Target's Certificate of Incorporation, as amended, and its By-laws, to convene a special meeting of the Target Stockholders (the "Target Stockholders Meeting") as promptly as practicable following effectiveness of the registration statement on Form S-4 (the "S-4"), or other appropriate registration statement, of Acquiror and the clearance by the SEC of the proxy statement (which will be included in the S-4 or other registration statement) relating to the Target Stockholders Meeting (the "Target Proxy Statement") to consider and vote upon the approval of this Agreement, the Merger and the transactions contemplated by this Agreement and the Ancillary Documents. Target's Board of Directors shall, subject to its good faith judgment as to its fiduciary obligations to Target's stockholders imposed by law, recommend that the Target Stockholders vote in favor of this Agreement, the Merger and the transactions hereby contemplated and cause Target to take all lawful actions to solicit from the Target Stockholders proxies in favor of such approval.

         SECTION 5.08 Target Proxy Statement.

         (a) Target shall prepare (and Acquiror shall assist where reasonable and appropriate), as promptly as practicable upon execution of this Agreement, the Target Proxy Statement and a form of proxy for use at the Target Stockholders Meeting relating to the vote of the Target Stockholders with respect to this Agreement, the Merger and the transactions hereby contemplated

(together with any amendments or supplements thereto, in each case in the form or forms mailed to the Target Stockholders). Target shall cause the Target Proxy Statement to be mailed to Target Stockholders at the earliest possible date. Acquiror and Newco shall promptly furnish to Target such information regarding each of Acquiror and Newco and their respective officers and directors as may be reasonably requested by Target for inclusion in the Target Proxy Statement as required by any law or by the SEC.

         (b) Target covenants that none of the information concerning Target or any of its affiliates, directors, officers, employees, agents or representatives in the Target Proxy Statement (including, without limitation, such information contained in the Target Proxy Statement as is based on Target's representations and warranties herein) will, at the time the Registration Statement or any amendment or supplement thereto is filed with the SEC or becomes effective and at the time of mailing of the Target Proxy Statement or any amendment or supplement thereto to the Target Stockholders, not contain any untrue statement of any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Target covenants that the Target Proxy Statement shall comply in all material respects with the applicable provisions of the 1934 Act and the rules and regulations thereunder, except that no covenant is made by Target with respect to statements made therein based on information supplied by Acquiror or Newco or any of their affiliates, directors, officers, employees, agents or representatives in writing for inclusion or incorporation by reference therein or based upon Acquiror's or Newco's representations or warranties made herein or in any Ancillary Documents or with respect to omitted information regarding Acquiror or Newco so required to be included in the Target Proxy Statement.

         (c) Acquiror covenants that none of the information supplied or to be supplied in writing by Acquiror or Newco or any of its affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Target Proxy Statement (including, without limitation, such information contained in the Target Proxy Statement as is based on Acquiror's and Newco's representations and warranties herein) will, at the time the Registration Statement or any amendment or supplement thereto is filed with the SEC or becomes effective and at the time of mailing of the Target Proxy Statement or any amendment or supplement thereto to the Target Stockholders, not contain any untrue statement of any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.09 Registration Statement.

         (a) Acquiror shall register under the 1933 Act the Acquiror Series B Preferred Shares to be issued in the Merger and the Acquiror Common Shares to be issued upon the conversion of shares of Acquiror Series B Preferred Shares on a registration statement on Form S-4 or another appropriate registration statement (the "Acquiror Registration Statement") (which shall contain the Target Proxy Statement) and shall keep such registration effective thereafter through the third anniversary of the Closing Date. As promptly as practicable after the date of this Agreement, Acquiror shall prepare, with the assistance of Target, as appropriate, and file with the SEC the Acquiror Registration Statement together with the prospectus to be included therein (the "Prospectus") and the Target Proxy Statement included therein, and any other documents required by the 1933 Act or the 1934 Act in connection with the Merger. Each of Acquiror and Target shall use reasonable efforts to respond promptly to any comments of the SEC and to have the Acquiror Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Acquiror shall use its reasonable efforts to obtain, prior to the Effective Time, all necessary state securities or "blue sky" permits or approvals required to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

                  Target shall promptly furnish to Acquiror all information concerning Target and the Target Stockholders as may be reasonably required in connection with any action contemplated by this Section 5.09. Each of Acquiror and Target will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Acquiror Registration Statement or the Prospectus or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Acquiror Registration Statement or the Prospectus. Whenever any event occurs which should be set forth in an amendment or supplement to the Acquiror Registration Statement or the Prospectus, Acquiror or Target, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Target, such amendment or supplement.

         (b) Acquiror covenants that none of the information in the Acquiror Registration Statement will, at the time the Acquiror Registration Statement is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that no covenant is made by Acquiror with respect to statements made therein based on information supplied in writing by Target for inclusion in the Acquiror Registration Statement. Acquiror covenants that the Acquiror Registration Statement and the Prospectus will comply in all material respects with the provisions of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder, except that no covenant is made by Acquiror with respect to statements made therein based on information supplied by Target or any of its affiliates, directors, officers, employees, agents or representatives in writing for inclusion or incorporation by reference therein or based upon Target's representations or warranties made herein or in any Ancillary Documents or with respect to omitted information regarding Target so required to be included in the Registration Statement.

         (c) Target covenants that none of the information supplied in writing by Target for inclusion or incorporation by reference in the Acquiror Registration Statement or any amendments or supplements thereto to be filed with the SEC in connection with the issuance of Acquiror Series B Preferred Shares and, upon conversion, Acquiror Common Shares, pursuant to the transactions hereby contemplated will, at the time the Acquiror Registration Statement or any amendments or supplements thereto is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

         SECTION 5.10 Efforts to Consummate. Subject to the terms and conditions of this Agreement, in addition to the matters otherwise specifically set forth in this Article V, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the Merger and the transactions hereby contemplated and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, or waivers (including, without limitation, any Target Consents) by any public or private third party, (ii) such actions as may be required to permit, on or prior to the Effective Time, the Acquiror Series B Preferred Shares to be issued pursuant to the terms and conditions hereof and the Acquiror Common Shares to be issued upon conversion to be listed on the NYSE (subject to official notice of issuance), and (iii) such actions as may be reasonable to cause, concurrently with the Effective Time, the delisting of Target's securities from the OTC Bulletin Board and the deregistration of Target's securities under the 1934 Act; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action referred to in clause (i) of this sentence, no party shall be required to (A) pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome or (B) amend, or agree to amend, in any material respect any Contract. Each party shall promptly consult with the other and provide any necessary information with respect to, and provide the other (or its counsel) with copies of, all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions hereby contemplated.

         SECTION 5.11 Letters of Accountants. Each of Target and Acquiror shall use reasonable efforts to cause to be delivered to the other, letters from their respective independent public accountants to each such party, dated a date no later than the date on which the Acquiror Registration Statement and any supplements or post-effective amendments thereto shall become effective and addressed to the other, in form and substance reasonably satisfactory to the other and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Acquiror Registration Statement.

         SECTION 5.12  Indemnification of Managers.


         (a) Acquiror and Newco each agree that all rights, if any, to indemnification existing on the date hereof in favor of the present or former officers and directors of Target (the "Managers"), with respect to actions taken in their capacity as officers and/or directors prior to or at the Effective Time as provided in Target's Certificate of Incorporation and By-laws (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents), shall, subject to Delaware law, survive the Merger for a period of seven years. The Surviving Corporation and Acquiror shall assume, honor and be bound by the terms of such Certificate of Incorporation and By-laws with respect to their actions and omissions in such capacity taken prior to the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents), whether or not such persons continue in their positions with the Surviving Corporation following the Effective Time, and shall continue in full force and effect following the Effective Time for a period of seven years, and all such rights, if any, in the Certificate of Incorporation and By-laws in effect as of the date hereof between Target and any Manager shall survive the Merger and continue in full force and effect in accordance with its terms as between such Managers and the Surviving Corporation and Acquiror for a period of seven years.

         (b) Target shall use reasonable efforts to obtain a tail covering the period from the Closing Date through the first anniversary of the Closing Date to, and having substantially the same coverage and deductibles as, the Existing Target D & O Liability Insurance Policy (the "Target D & O Insurance Liability Tail"). The premium for such Target D & O Liability

Insurance Tail shall not exceed $75,000 and shall be a Merger Expense. In the event that Target is unable to obtain the Target Directors' and Officers' Liability Insurance Policy for such period, Acquiror agrees to indemnify, until the first anniversary of the Closing Date, the directors and officers covered by the Existing Target D & O Liability Insurance Policy on the same or similar terms and conditions in effect under the Existing Target D & O Liability Insurance Policy, and the same dollar limitations in effect under Acquiror's directors' and officers' liability insurance policy, as currently in effect. Acquiror has delivered or made available to Target a true, correct and complete copy of Acquiror's directors' and officers' liability insurance policy, as currently in effect.

         (c) The provisions of this Section 5.12 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each officer and director of Target and his or her heirs and representatives.

         SECTION 5.13 No Breach of Representations and Warranties. Each of Target, Acquiror and Newco agree that it will not take any action that would cause or constitute, or would, if it had been taken prior to the date hereof, have caused or constituted, a material breach of any of its respective representations or warranties (other than those representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be), or the breach of any of its respective representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse

Effect, as the case may be, contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto. Each of the parties hereto shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a Target Material Adverse Effect, with respect to Target, or a Acquiror Material Adverse Effect, with respect to Acquiror or Newco, or a material breach of any of the representations or warranties (other than those representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be), or the breach of any of the representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be, contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto, as of the Closing Date, give detailed notice thereof to the other parties hereto; and such notifying party shall use its or their reasonable efforts to prevent or promptly to remedy such breach. The giving of notice pursuant to this Section 5.13 shall not act as a waiver of any breach hereunder.

         SECTION 5.14  Consents; Notices.

         (a) Target shall use reasonable efforts to make, and Acquiror shall use all reasonable efforts to cooperate with Target in Target's making, the filings and registrations with, and obtain the consents, authorizations, declarations and approvals of, the Governmental Entities and other third parties, necessary for the execution, delivery and performance by

Target of this Agreement or any of the Ancillary Documents or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Target shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the consummation of the Merger and the transactions hereby contemplated.

         (b) Acquiror shall use reasonable efforts to obtain and deliver to Target written consents identified in the Acquiror Disclosure Letter, in form and substance reasonably satisfactory to Target required in connection with this Agreement, the Merger or the transactions hereby contemplated. Target shall use all reasonable efforts to cooperate with Acquiror in Acquiror's obtaining of such consents. Acquiror shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the consummation of the Merger and the transactions hereby contemplated.

         SECTION 5.15 Public Announcements. Except as otherwise required by law or the rules of the NASD or the NYSE, neither Target nor Acquiror shall, nor shall Acquiror permit any of the Acquiror Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Merger and the transactions contemplated by this Agreement and the Ancillary Documents without prior written approval of the other party, which approval shall not be unreasonably withheld.

         SECTION 5.16 Exchange Listing. Acquiror shall promptly prepare and submit to the NYSE a listing application covering the Acquiror Common Shares issuable upon conversion of the Acquiror Series B Preferred Shares, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Acquiror Common Shares, subject to official notice of issuance; and Acquiror shall pay the listing fee in connection therewith. Prior to the Effective Time, Acquiror shall, if and when notified in writing by Target, use reasonable efforts to cause the Acquiror Series B Preferred Shares to be listed on the NYSE and Target shall pay the listing fee in connection therewith. If Target does not request listing of the Series B Preferred Shares as aforesaid prior to the Effective Time, then after the Effective Time, Acquiror shall, if and when notified in writing by holders of a majority of the Acquiror Series B Preferred Shares, use reasonable efforts to cause the Acquiror Series B Preferred Shares to be listed on the NYSE and holders of the Acquiror Series B Preferred Shares shall pay the listing fee in connection therewith.

         SECTION 5.17 Filing of Articles Supplementary.

         (a) Acquiror shall, on or prior to the Closing Date, file with the State Department of Assessments and Taxation of Maryland the Articles Supplementary for the Acquiror Series B Preferred Shares (the "Acquiror Series B Preferred Shares Articles Supplementary") and the Articles Supplementary for the Acquiror Series C Preferred Shares and shall promptly deliver to Target evidence of such filings.

         (b) When issued, the Acquiror Series B Preferred Shares, Acquiror Series C Preferred Shares and the Acquiror Common Shares to be issued upon conversion of the Acquiror Series B Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable except that shareholders may be subject to further assessment with respect to claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Acquiror. The Acquiror Series B Preferred Shares and the Acquiror Series C Preferred Shares shall be as set forth in the Articles Supplementary attached as Exhibit A hereto and Exhibit B hereto, respectively, with the completion of any blanks contained therein.

         SECTION 5.18 Closing Certificates. Target shall prepare and deliver to Acquiror at the Closing the Closing Adjustment Statement and a certificate setting forth all of the Merger Expenses.

         SECTION 5.19 Reorganization. The parties intend to adopt this Agreement and the Merger as a plan of reorganization under Section 368(a)(1)(A) of the Code. Each of Acquiror, Newco and Target agree to use reasonable efforts not to
(i) knowingly take or fail to take any actions that would jeopardize qualification of the Merger as a reorganization pursuant to the provisions of
Section 368(a)(1)(A) of the Code, (ii) enter into any Contract with respect to the foregoing, or (iii) take a position inconsistent with this Section on any tax return or otherwise unless otherwise required by law.

         SECTION 5.20 No Improvements; Damage or Destruction; Condemnation; Environmental.

         (a) Acquiror specifically agrees that Target shall not be obligated to do any restoration, repairs or other work in connection with the Target Properties, and that Target shall not be responsible for any work or improvements, including, without limitation, any clean-up or other environmental remedial or removal work, necessary to cause the Target Properties to meet applicable Environmental Laws or other laws, ordinances, regulations, or be suitable for any particular use.

         (b) Notwithstanding anything else in this Agreement, in the event of the destruction of or damage to any of the Target Properties by fire or other casualty, or any taking thereof by condemnation or eminent domain, prior to the Closing resulting in Target Costs (without giving effect to insurance proceeds) in excess of $5,000,000, Acquiror shall have the right, in its sole discretion, either to (i) terminate this Agreement or (ii) proceed to closing hereunder without any abatement of the Merger consideration, it being agreed that Acquiror's sole remedy would be to succeed to Target's claims, rights and proceeds, whether from insurance or otherwise, by reason of the Merger.

         SECTION 5.21 Affiliates of Target.

         (a) At least 30 days prior to the Closing Date, Target shall deliver to Acquiror a list of names and addresses of those persons who were, in Target's reasonable judgment, on the record date for the Target Stockholders Meeting, Affiliates of Target. Target shall provide Acquiror with such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. Target shall use all reasonable efforts to deliver to Acquiror, prior to the Closing Date, from each of the Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C hereto (each, an "Affiliate Letter"). Acquiror shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Acquiror Common Shares, Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Shares, Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares consistent with the terms of such Affiliate Letters.

         (b) Acquiror shall file the reports required to be filed by it under the 1934 Act and the rules and regulations promulgated thereunder, and it will take such further action as any Affiliate may reasonably request, all to the extent required from time to time to enable such Affiliate to sell Acquiror Common Shares, Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares received by such Affiliate in the Merger without registration under the 1933 Act pursuant to (i) Rule 145, or (ii) any successor rule or regulation hereafter adopted by the SEC.

         SECTION 5.22 Estoppel Certificates. Target shall request an estoppel certificate (an "Estoppel Certificate") from (i) each of the tenants of the Target Properties in the form attached to or required by the applicable Target Lease, or in the form commonly used by such tenant, or, if no form is attached to or required by the applicable Target Lease, or commonly used by the applicable tenant, then in the form of Exhibit D, (ii) each party to a Target

REA Agreement, in the form of Exhibit D and (iii) each mortgagee to each mortgage encumbering any of the Target Properties, in the form of Exhibit D. Target shall deliver to Acquiror true, correct and complete copies of all Estoppel Certificates received by Target and shall notify Acquiror of any such tenants, parties or mortgagees that refuse to deliver an Estoppel Certificate and the reason for such refusal, if known.

         SECTION 5.23 Indemnification Obligations.

         (a) Target shall indemnify and hold harmless Acquiror and Newco, and their affiliates, directors, trustees, shareholders, representatives, employees and agents, from and against, and in respect of, any and all damages, claims, losses, charges, actions, suits, proceedings, costs and expenses (including, without limitation, attorneys' fees and expenses) up to an aggregate of $50,000 which are incurred or suffered by any or all of them by reason of, with respect to, or arising from, the action entitled John Winston vs. Leonard S. Mandor, Robert A. Mandor, Joan LeVine, Harvey Jacobson, Gregory McMahon and Geoffrey S. Aaronson, Milestone Properties, Inc. and Concord Assets Group, Inc. pending in the Court of Chancery of the State of Delaware in and for New Castle County, C.A. No. 14807 (the "Pending Milestone Action") or any other action or proceeding with respect to, or arising out of, the facts, events and circumstances giving rise to the Pending Milestone Action.

         (b) After the Effective Time and to the extent Acquiror assumes any indebtedness or other obligations as to which Milestone is liable pursuant to any Milestone Obligation, Acquiror shall indemnify and hold harmless Milestone, and its affiliates, directors, shareholders, representatives, employees and agents, from and against, and in respect of, any and all damages, claims, losses, charges, actions, suits, proceedings, cost and expenses (including, without limitation, attorneys' fees and expenses) which are incurred or suffered by Milestone by reason of, with respect to, or arising from, the failure of Acquiror to pay or perform any such indebtedness or other obligations in accordance with their terms. The parties hereby agree that Milestone shall be a third party beneficiary of this Section 5.23(b), and that this Section 5.23(c) shall not be amended without the written agreement of Milestone.

         SECTION 5.24 First Union Line of Credit. The aggregate amount of all obligations of Target under the line of credit (the "First Union Line of Credit") extended by First Union National Bank ("First Union") to Target pursuant to the loan agreement dated April 24, 1995, between First Union and Target (including, without limitation, obligations to pay the principal amount of all loans made under the First Union Line of Credit and all interest thereon) and the amount of all debt assumption, prepayment and other fees, shall not exceed $2,000,000 at the Effective Time. At or prior to the Effective Time, Acquiror shall transfer to another branch of First Union, pay or refinance, the First Union Line of Credit, provided that the amount of all debt assumption, prepayment and other fees do not exceed $2,000,000 at the Effective Time.

         SECTION 5.25 Sale of South Carolina Outparcel. Notwithstanding anything contained in this Agreement to the contrary, Target may transfer (the "South Carolina Outparcel Transfer") to the South Carolina Outparcel Purchaser the South Carolina Outparcel, in accordance with the terms of the South Carolina

Outparcel Agreement, in settlement of any dispute or litigation arising out of or relating to the South Carolina Outparcel Agreement; provided, that (i) Target obtains from the South Carolina Outparcel Purchaser a release, in form and substance reasonably satisfactory to Acquiror, of all claims the South Carolina Outparcel Purchaser may have arising out of or relating to the South Carolina Outparcel Agreement, (ii) all of the South Carolina Outparcel Proceeds are cash and (iii) Target deposits all of the South Carolina Outparcel Proceeds into a segregated account. Target shall not expend, distribute, Encumber or commingle the South Carolina Outparcel Proceeds with any other funds of Target or any other person except payments pursuant to clauses (2) or (3) below. "South Carolina Outparcel Proceeds" shall mean the gross proceeds of the transfer of the South Carolina Outparcel, less (1) any out-of-pocket costs and expenses (including reasonable attorneys' fees and customary and reasonable brokerage commissions) incurred by Target to unrelated third parties in order to consummate the transfer of the South Carolina Outparcel, (2) any costs required pursuant to paragraphs 2 and 3 of that certain Lease Modification Agreement by and between Harris Teeter, Inc., as tenant, and Target, as landlord (a true, correct and complete of which has been delivered to Acquiror) and (3) payment of up to $19,000 of income tax to any federal, state or local taxing authority that is attributable to gain recognized from the South Carolina Outparcel Transfer; provided, however, the amounts paid by Target pursuant to clauses (1) and (2) of this Section 5.25 shall not exceed $60,000.

         SECTION 5.26 Termination of Management Agreements. On or prior to the Closing Date, Target shall terminate, without any cost, expense or liability to Target, the Company or Newco, any and all management agreements relating to any or all of the Target Properties, including, without limitation, those management agreements listed in the Target Disclosure Letter.

                                   ARTICLE VI
                CONDITIONS TO ACQUIROR'S AND NEWCO'S OBLIGATIONS

         All obligations of Acquiror and Newco under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Acquiror in its sole discretion:

         SECTION 6.01 Representations and Warranties. (i) All representations and warranties of Target contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto (other than representations or warranties qualified by reference to materiality or a Target Material Adverse Effect), shall be true and correct in all material respects, and (ii) all representations and warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto qualified by reference to materiality or a Target Material Adverse Effect shall be true and correct, in the case of each of clause (i) and (ii), at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for those representations and warranties that are expressly made as of a specified earlier date. For the purposes of Section 6.01(i), the representations and warranties of Target shall be deemed true and correct in all material respects unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Target Material Adverse Effect.

         SECTION 6.02 Covenants. Target shall have performed and complied in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or on the Closing Date.

         SECTION 6.03 Officer's Certificate. Acquiror shall have received a certificate of an executive officer of Target, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.01 and
Section 6.02.

         SECTION 6.04 Opinion of Counsel. Target shall have received an opinion of counsel of Rosenman & Colin LLP, counsel for Target, dated the Closing Date, in form and substance reasonably satisfactory to Acquiror, that, among other things, shall be to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that Target and Acquiror will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

         SECTION 6.05 Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have occurred any change or changes in the financial condition, business or operations of Target that could reasonably be expected to have a Target Material Adverse Effect.

         SECTION 6.06 Number of Dissenting Shares. If holders of shares of Target Common Stock who did not vote in favor of this Agreement and the Merger are entitled to demand appraisal rights in accordance with the DGCL, the number of Dissenting Shares shall not at any time exceed 7.5% of the shares of Target Common Stock outstanding at such time.

         SECTION 6.07 Approvals and Consents. Acquiror shall have received (in form and substance reasonably satisfactory to Acquiror) all filings, registrations, consents, authorizations, declarations or approvals necessary to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, other than such filings, registrations, consents, authorizations, declarations or approvals, the absence of which, individually or in the aggregate, could not reasonably be expected to have an Acquiror Material Adverse Effect if the transactions contemplated by this Agreement and the Ancillary Documents were consummated without first obtaining such filings, registrations, consents, authorizations, declarations or approvals. Acquiror shall have obtained the approval for the listing of the Acquiror Common Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

         SECTION 6.08 Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which prohibits restrains, enjoins, sets aside or prevents, the consummation of the Merger or the transactions hereby contemplated.

         SECTION 6.09 HSR Act. If applicable, Target shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         SECTION 6.10 Effectiveness of Registration Statement. The Acquiror Registration Statement shall have been declared effective under the 1933 Act, all necessary state securities or "blue sky" permits or approvals required to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been obtained, and no stop order or proceedings seeking a stop order with respect to any of the foregoing shall be in effect.

         SECTION 6.11 Stockholder Approval. This Agreement and the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been approved in the manner required by applicable law, and by applicable regulations of any stock exchange or other regulatory body, by the holders of the issued and outstanding shares of capital stock or beneficial interest of Target entitled to vote thereon on or before March 31, 1997.

         SECTION 6.12 Accountants' Letters. Acquiror shall have received "cold comfort" letters from Deloitte & Touche LLP, Target's independent public accountants, dated no later than the date of the effectiveness of the Acquiror Registration Statement and any supplements and post-effective amendments thereto, with respect to the operations of Target in the form and substance of such letters delivered by independent public accountants in connection with the Acquiror Registration Statement and reasonably satisfactory to Acquiror and its counsel.

         SECTION 6.13 Shareholders and Voting Trust Agreement. The Affiliates of Target listed in the Target Disclosure Letter (other than Joseph Otto, Joan LeVine and Harvey Shore) shall have executed and delivered a shareholders and voting trust agreement with Acquiror, dated as of the Closing Date, substantially in the form attached as Exhibit E hereto (the "Shareholders Agreement"), which shall set forth certain terms, conditions and limitations with respect to the shares of Acquiror Series B Preferred Shares to be received by said parties pursuant to the Merger. The Shareholders Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy) and shall not conflict with any other agreement to which any of the signatories thereto is a party.


         SECTION 6.14 Guaranty Agreement. A person or entity designated by Target that shall own of record upon consummation of the Merger Acquiror Series B Preferred Shares having a liquidation preference of at least $1,000,000 (the "Guarantor") shall have executed and delivered a guaranty agreement with Acquiror, dated as of the Closing Date (the "Guaranty Agreement"), as set forth as Exhibit F hereto with the completion of any blanks therein. The Guaranty Agreement shall continue in full force and effect with respect to any claims made prior to the date which is the earlier of (i) the date which is twenty (20) days after the delivery to Acquiror by the Acquiror's independent public accountant's of an audit opinion with respect to the Company's 1997 calendar year financial statements and (ii) the date which is fifteen (15) months after the Closing Date. The maximum obligation of the Guarantor under the Guaranty Agreement shall be limited to an aggregate of $1,000,000 payable, at the guarantor's option, by cash or by delivery of Acquiror Series B Preferred Shares (based on a value of $25 per Acquiror Series B Preferred Share).

         SECTION 6.15 Registration Rights Agreement. The Affiliates of Target listed in the Target Disclosure Letter shall have executed and delivered a registration rights agreement with Acquiror, dated as of the Closing Date (the "Registration Rights Agreement"), substantially in the form attached as Exhibit G hereto, which shall set forth certain terms, conditions and limitations with respect to the registration under the 1933 Act of the Acquiror Series B Preferred Shares and the shares of the Acquiror Common Shares into which the Acquiror Series B Preferred Shares are convertible. The Registration Rights Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy), and shall not conflict with any other agreement to which any of the signatories thereto is a party.

         SECTION 6.16 Termination of Target Affiliate Contracts. All Target Affiliate Contracts shall have been terminated and Target shall have paid in full or otherwise satisfied and discharged all obligations under all Target Affiliate Contracts.

         SECTION 6.17 Redemption of Target Preferred Stock. Target shall have redeemed such amount of Target Preferred Stock so that the applicable rate of interest used to determine dividends payable pursuant to the terms of the Target Preferred Stock shall be 8% from the date hereof through and including the Closing Date.

         SECTION 6.18 Estoppel Certificates. Target shall have furnished Estoppel Certificates, substantially in the form required by Section 5.22, from
(a) each tenant listed on Schedule 6.18, (b) additional tenants under Target Leases (the "Additional Tenants") leasing at least (75%) of the gross leasable area of the Target Properties that is not leased by the tenants listed in
Schedule 6.18 (the "Non-Anchor GLA"), (c) each party to a Target REA Agreement, provided that in the event Target is unable to obtain an Estoppel Certificate from a party to a Target REA Agreement who is not required to provide same under such agreement after exercising reasonable efforts to obtain same, the failure to obtain such Estoppel Certificate shall not be a condition to Closing hereunder and (d) each mortgagee with respect to each mortgage encumbering any of the Target Properties. In the event that Additional Tenants leasing less than 75% of the Non-Anchor GLA shall have furnished Estoppel Certificates, provided that Additional Tenants leasing at least 50% of the Non-Anchor GLA furnished Estoppel Certificates, Concord Assets Group, Inc. and Castle Plaza, Inc. shall have the right to satisfy the condition set forth in clause (b) above by furnishing to Acquiror their own Estoppel Certificates with respect to a sufficient number of Target Leases so that Estoppel Certificates covering at least 75% of the Non-Anchor GLA shall have been furnished to Acquiror.

         SECTION 6.19 Statement of Accounts Receivable. Target shall have delivered to Acquiror (i) the Target Financial Statements and the Target Interim Financial Statements, (ii) an unaudited balance sheet and related statements of revenues and cash flows at and for the nine month period ended September 30, 1996, and, until the earlier of the Effective Time or the termination of this Agreement, succeeding unaudited quarterly and unaudited annual balance sheet and related statements of revenue in the event the Closing shall occur on or after February 15, 1997 and (iii) a statement of all accounts receivable as of the Effective Date, as determined in accordance with GAAP applied on a consistent basis, and (iv) the Closing Adjustment Statement.

         SECTION 6.20 Title Insurance Policies. Acquiror shall have received from the Title Company a title insurance policy for such of the Target Properties as Acquiror may elect, dated the Effective Date, in the form initialled by each of the parties hereto and without further exception or qualification other than those which, individually or in the aggregate with all other breaches of representations, warranties and covenants of Target, could not reasonably be expected to have a Target Material Adverse Effect.

                                   ARTICLE VII
                       CONDITIONS TO TARGET'S OBLIGATIONS

         All obligations of Target under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Target in its sole discretion:

         SECTION 7.01 Representations and Warranties. (i) All representations and warranties of Acquiror and Newco contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto (other than representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect), shall be true and correct in all material respects, and (ii) all representations and warranties of Acquiror and Newco contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto and qualified by reference to materiality or an Acquiror Material Adverse Effect shall be true and correct, in the case of each of clause (i) and (ii), at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for those representations and warranties that are expressly made as of a specified earlier date. For the purposes of Section 7.01(i), the representations and warranties of Acquiror and Newco shall be deemed true and correct in all material respects unless the breach of such representations or warranties could reasonably be expected to have an Acquiror Material Adverse Effect.

         SECTION 7.02 Covenants. Acquiror and Newco shall each have performed and complied in all material respects with all agreements and conditions on their respective parts required by this Agreement to be performed or complied with prior to or on the Closing Date.

         SECTION 7.03 Officer's Certificate. Target shall have received a certificate of an executive officer of each of Acquiror and Newco, dated the Closing Date, certifying to the fulfillment of the conditions specified in
Section 7.01 and Section 7.02.

         SECTION 7.04 Opinion of Counsel. Acquiror shall have received an opinion of counsel of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel for Acquiror, dated the Closing Date, in form and substance reasonably satisfactory to Target, that, among other things, shall be to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that Target and Acquiror will each be a party to that reorganization within the meaning of
Section 368(b) of the Code.

         SECTION 7.05 Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have occurred any change or changes in the financial condition, business or operations of Acquiror that could reasonably be expected to have a Acquiror Material Adverse Effect.

         SECTION 7.06 Approvals and Consents. Target shall have received (in form and substance reasonably satisfactory to Target) all Target Consents designated as "required consents" in the Target Disclosure Letter.

         SECTION 7.07 Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which prohibits restrains, enjoins, sets aside or prevents, the consummation of the Merger or the transactions hereby contemplated.

         SECTION 7.08 HSR Act. If applicable, Acquiror shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         SECTION 7.09 Effectiveness of Registration Statement. The Acquiror Registration Statement shall have been declared effective under the 1933 Act,

all necessary state securities or "blue sky" permits or approvals required to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been obtained, and no stop order or proceedings seeking a stop order with respect to any of the foregoing shall be in effect.

         SECTION 7.10 Stockholder Approval. This Agreement and the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been approved in the manner required by applicable law, and by applicable regulations of any stock exchange or other regulatory body, by the holders of the issued and outstanding shares of capital stock or beneficial interest of Target entitled to vote thereon.

         SECTION 7.11 Merger. The Delaware Merger Certificate shall have been executed and delivered by Newco to Target.

         SECTION 7.12 Accountants' Letters. Target shall have received "cold comfort" letters from Arthur Andersen LLP, Acquiror's independent public accountants, dated no later than the date of the effectiveness of the Acquiror Registration Statement (and the Target Proxy Statement included therein) and any supplements and post-effective amendments thereto, with respect to the operations of Acquiror in the form and substance of such letters delivered by independent public accountants in connection with the Acquiror Registration Statement and reasonably satisfactory to Target and its counsel.

         SECTION 7.13 Financial Statements. Acquiror shall have delivered to Target an unaudited balance sheet and related statements of revenues and cash flows at and for the nine month period ended September 30, 1996, and succeeding unaudited quarterly and unaudited annual balance sheet and related statements of revenue in the event the Closing shall occur on or after February 15, 1997 in conformity with GAAP applied on a consistent basis, except as otherwise noted therein and for normal audit and accrual adjustments.

         SECTION 7.14 Registration Rights Agreement. The Acquiror shall have executed and delivered the Registration Rights Agreement. The Registration Rights Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy), and shall not conflict with any other agreement to which any of the signatories thereto is a party.

         SECTION 7.15 Shareholders Agreement. The Acquiror shall have executed and delivered the Shareholders Agreement. The Shareholders Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy) and shall not conflict with any other agreement to which any of the signatories thereto is a party.

         SECTION 7.16 Fairness as to Target Preferred Stock. On or prior to the Closing Date either (i) Target shall have caused Milestone to execute and deliver to Acquiror and Target a consent to the exchange of the Series C Preferred Shares for the Target Preferred Stock in the Merger and a waiver of any claims with respect to the fairness of such exchange or (ii) Target shall have received the opinion of Societe Generale or another investment banking firm to the effect that the consideration to be paid to the holders of the Target Preferred Stock pursuant to the Merger is fair to the holders of Target Preferred Stock from a financial point of view.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Target Stockholders Meeting:

         (a) by mutual consent of Target and Acquiror;

         (b) by either Target or Acquiror, if the Merger shall not have been consummated by March 31, 1997, unless the failure to consummate the Merger on or before such date shall have proximately resulted from (i) a material breach or material breaches by the terminating party of any of its representations or warranties contained in this Agreement (other than a representation or warranty qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be), (ii) a breach or breaches by the terminating party of any of its representations or warranties contained in this Agreement qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be or (iii) a material breach or material breaches of any agreement or covenant by the terminating party contained in this Agreement;

         (c) by either Target or Acquiror, if any permanent injunction or other order, decree or ruling of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall have used all reasonable efforts to remove such permanent injunction or other order, decree or ruling;

         (d) by action of the Board of Directors of Target, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, after consultation with Rosenman & Colin LLP or another nationally recognized law firm, the Board of Directors of Target determines that such termination is required by reason of a proposal relating to a Target Acquisition Transaction being made, or (ii) there has been a breach or breaches of a representation or warranty of Acquiror or Newco contained in this

Agreement and such breach or breaches could reasonably be expected to have an Acquiror Material Adverse Effect or (iii) there has been a material breach or material breaches by Acquiror of any of the covenants or agreements of Acquiror or Newco set forth in this Agreement on the part of Acquiror or Newco, which breach or breaches are not curable or, if curable, are not cured within 30 days after written notice of such breach or breaches is given by Target to Acquiror;

         (e) by action of the Board of Trustees of Acquiror, if (i) (A) the Board of Directors of Target fails to make, or withdraws, materially modifies or changes in a manner adverse to Acquiror its recommendation to the Target Stockholders of this Agreement or the Merger, or resolves to do any of the foregoing (other than as a result of the occurrence of an event that, in the good faith judgment of the Board of Directors of Target, has or could reasonably be expected to have a Acquiror Material Adverse Effect) and the holders of a majority of the Target Common Stock outstanding do not promptly thereafter execute and deliver, or shall not have previously executed and delivered, an agreement, in form and substance reasonably satisfactory to Acquiror, pursuant to which such holders agree to vote to approve this Agreement and the Merger at the Target Stockholders Meeting and any adjournment thereof (provided, however, if the Target Stockholders Meeting is held prior to the termination of this Agreement by the Acquiror and the holders of a majority of the Target Common Stock outstanding vote to approve this Agreement and the Merger at such Target Stockholders Meeting, then Acquiror shall no longer have the right to terminate this Agreement pursuant to this clause (e)(i)(A)), or (B) the Board of Directors of Target shall have recommended that the Target Stockholders accept or approve a Target Acquisition with a person other than Acquiror, or resolves to do the foregoing, or (ii) the Target Stockholders Meeting has been duly convened and held and the approval of the Target Stockholders required by Section 6.11 shall not have been obtained at such meeting or any adjournment thereof, (iii) there has been a breach or breaches of a representation or warranty of Target contained in this Agreement and such breach or breaches could reasonably be expected to have a Target Material Adverse Effect, or (iv) there has been a material breach or material breaches by Target of any of the covenants or agreements of Target set forth in this Agreement, which breach or breaches are not curable or, if curable, are not cured within 30 days after written notice of such breach or breaches is given by Acquiror to Target;

         (f) by Target, if (i) Acquiror amends, alters or repeals, whether by merger, consolidation or otherwise, any of the provisions of its Declaration of Trust so as to adversely affect, in the reasonable opinion of Target, the preferences, right to convert, conversion price adjustments, notice rights, special conversion rights, distribution and liquidation rights, preferences, restrictions or limitations, redemption rights and privileges or voting powers or rights of the Acquiror Series B Preferred Shares or (ii) if Acquiror reduces the dividend on Acquiror Common Shares below $0.48 per share of Acquiror Common Shares for any calendar quarter ending during the period from the date hereof through the Closing Date.

         SECTION 8.02  Effect of Termination.

         (a) If (i) Acquiror elects to terminate this Agreement pursuant to
Section 8.01(e)(i), (iii), or (iv), provided in the case of Section 8.01(e)(iv)

that such breach or breaches of covenants either (A) are within the reasonable control of Target or (B) could reasonably be expected to have a Target Material Adverse Effect, (ii) Acquiror elects to terminate this Agreement pursuant to
Section 8.01(e)(ii), unless Robert A. Mandor, Leonard S. Mandor, Concord Milestone Partners, L.P., Concord Associates, Concord Income Realty VI, L.P., Castle Plaza, Inc., Mill Neck Associates, and Mountain View Mall, Inc. used their best efforts to approve, and were enjoined from approving, this Agreement and the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, or (iii) Target elects to terminate this Agreement pursuant to
Section 8.01(d)(i), then Target (or the successor thereto) shall, as liquidated damages and not as a penalty or forfeiture, pay to Acquiror, from the Acquiror Liquidated Damage Amount (as defined below) deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (m) the Acquiror Liquidated Damage Amount and (n) the sum of (1) the maximum amount that can be paid to Acquiror without causing Acquiror to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Acquiror's certified public accountants, and (2) in the event Acquiror receives a letter from Acquiror's counsel indicating that Acquiror has received a ruling from the IRS described in Section 8.02(b)(ii) or (iii) or in the event Acquiror receives an opinion of counsel described in Section 8.02(b)(iv), an amount equal to the Acquiror Liquidated Damage Amount less the amount payable under clause (1) above. To secure Target's obligation to pay any amounts due and owing upon termination of this Agreement pursuant to this Section 8.02(a), Target shall deposit into escrow upon such termination an amount in cash equal to $930,000, plus all documented out-of-pocket costs and expenses, up to a maximum of $570,000, in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement incurred by Acquiror (collectively, the "Acquiror Liquidated Damage Amount"), with an escrow agent selected by Acquiror and on such terms (subject to Section 8.02(b)) as shall be agreed upon by Acquiror and the escrow agent (as amended, supplemented or otherwise modified from time to time, the "Escrow Agreement"). Notwithstanding anything contained in this Agreement to the contrary, in the event of a dispute between Acquiror and Target as to the payment by Target of the Acquiror Liquidated Damage Amount, Acquiror shall not enjoin or seek to enjoin any merger, business combination, sale of any Target Properties, sale of any other assets, sale of shares of capital stock or similar transaction by Target, provided that Target has entered into arrangements reasonably satisfactory to Acquiror to secure the payment of the Acquiror Liquidated Damage Amount in the event such an amount is determined to be due and owing. Except as otherwise provided in Section 8.01(d), the payment or deposit into escrow of the Acquiror Liquidated Damage Amount pursuant to this Section 8.02(a) shall be by wire transfer or bank check within three days of the termination.

         (b) The Escrow Agreement shall provide that the amount in escrow or any portion thereof shall not be released to Acquiror unless the escrow agent receives any one or combination of the following: (i) a letter from Acquiror's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Acquiror without causing Acquiror to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising that amount, in which case the escrow agent shall release such amount to Acquiror, or (ii) a letter from Acquiror's counsel indicating that Acquiror received a ruling from the IRS holding that the receipt by Acquiror of the Acquiror Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Acquiror Liquidated Damage Amount to Acquiror, or (iii) a letter from Acquiror's counsel indicating that Acquiror received a ruling from the IRS holding that the receipt by Acquiror of the remaining balance of the Acquiror Liquidated Damage Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, or (iv) an opinion of Acquiror's counsel to the effect that the receipt by Acquiror of the Acquiror Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and 856(c)(3) of the Code, in which case the escrow agent shall release the remainder of the Acquiror Liquidated Damage Amount to Acquiror. Target agrees to amend this Section 8.02 at the request of Acquiror in order to (x) maximize the portion of the Acquiror Liquidated Damage Amount that may be distributed to Acquiror hereunder without causing Acquiror to fail to meet the requirements of Sections 856 (c)(2) and (3) of the Code or (y) improve Acquiror's chances of securing a favorable ruling described in this Section 8.02(b), provided that no such amendment may result in any additional cost or expense to Target. The Escrow Agreement shall also provide that any portion of the Acquiror Liquidated Damage Amount held in escrow for five years shall be released by the escrow agent to Target. Target shall not be a party to such Escrow Agreement and shall not bear any cost of or have liability resulting from the Escrow Agreement.

         (c) If (i) Target elects to terminate this Agreement pursuant to
Section 8.01(d)(ii) or (iii), provided in the case of Section 8.01(d)(iii) that such breach or breaches of covenants either (A) are within the reasonable control of Acquiror or (B) could reasonably be expected to have an Acquiror Material Adverse Effect, Acquiror shall upon such termination, as liquidated damages and not as a penalty or forfeiture, pay to Target an amount equal to $930,000, plus all documented out-of-pocket costs and expenses, up to a maximum of $570,000, in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement incurred by Acquiror (collectively, the "Target Liquidated Damage Amount"). Except as otherwise provided in Section 8.01(d), the payment of the Target Liquidated Damage Amount pursuant to this
Section 8.02(c) shall be by wire transfer or bank check within three days of the termination. Notwithstanding anything contained in this Agreement to the contrary, in the event of a dispute between Acquiror and Target as to the payment by Acquiror of the Target Liquidated Damage Amount, Target shall not enjoin or seek to enjoin any merger, business combination, sale of any Acquiror Properties, sale of any other assets, sale of shares of capital stock or similar transaction by Acquiror, provided that Acquiror has entered into arrangements reasonably satisfactory to Target to secure the payment of the Target Liquidated Damage Amount in the event such an amount is determined to be due and owing.


         (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 8.02, Section 9.08, Section 9.10 and the confidentiality agreements, dated April 16, 1996 and August __, 1996 (together, the "Confidentiality Agreements"), between Target and Acquiror. Notwithstanding the foregoing, in the event that either party is required to file suit to seek all or a portion of any Acquiror Liquidated Damage Amount and it ultimately obtains a judgment in its favor, it shall be entitled to all expenses, including, without limitation, attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01 Survival of Agreements and Representations and Warranties. None of the agreements, representations and warranties contained in this Agreement shall survive the Closing; provided, however, that (i) the agreements contained in Article II, Section 5.03, Section 5.12, 5.16, Section 5.19, Section 5.21, Section 5.23, Section 8.02, Section 9.08, Section 9.10 and the Confidentiality Agreements shall survive the Closing, (ii) all of the representations and warranties of Target contained in this Agreement shall be deemed to survive the Closing only for the purposes, and during the term, of the Guaranty Agreement and (iii) all of the representations and warranties of Acquiror contained in this Agreement shall be deemed to survive the Closing until the Guaranty Termination Date. This Agreement has been entered into after full investigation and neither party has relied upon any statement or representation not embodied in this Agreement or the Confidentiality Agreements, made by or on behalf of the other. Each of the parties hereto acknowledges and agrees that the maximum obligation of the Company for amounts incurred or suffered by Target, or any of its affiliates, directors, officers, stockholders, representatives, employees or agents, by reason of, with respect to, or arising from, any breach or breaches of any of its representations or warranties contained in this Agreement shall be limited to an aggregate of $1,000,000 payable, at Acquiror's option, by cash or by delivery of Acquiror Series B Preferred Shares (based on a value of $25 per Acquiror Series B Preferred Share).

         SECTION 9.02 Incorporation of Exhibits. The Disclosure Letters and all of the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. Any capitalized terms used in either Disclosure Letter or any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in a Disclosure Letter or an Exhibit to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. All references to Sections and Subsections refer to Sections and Subsections of this Agreement.

         SECTION 9.03 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by registered or certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Target, to:

                                    Union Property Investors, Inc.
                                    5200 Town Center Circle
                                    4th floor
                                    Boca Raton, Florida 33486
                                    Attention: Robert A. Mandor
                                    Telecopy: (561) 392-8311

                           with a copy to:

                                    Rosenman & Colin LLP
                                    575 Madison Avenue
                                    New York, New York 10022
                                    Attention: Joel A. Yunis, Esq.
                                    Telecopy: (212) 940-8776

                                       and

                  if to Acquiror or Newco, to:

                                    Kranzco Realty Trust
                                    128 Fayette Street
                                    Conshohocken, Pennsylvania 19428
                                    Attention: Norman M. Kranzdorf
                                    Telecopy: (610) 941-9193

                           with a copy to:

                                    Robinson Silverman Pearce
                                    Aronsohn & Berman LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention: Alan S. Pearce, Esq.
                                    Telecopy: (212) 541-4630

         SECTION 9.04 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder or under any of the Ancillary Documents shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this

Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article II and Section 5.12, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any of the Ancillary Documents.

         SECTION 9.06 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.07 Entire Agreement. This Agreement, the Disclosure Letters and each of the Exhibits hereto constitute the entire agreement and supersede all prior contracts and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreements, any provisions of which are inconsistent with the transactions contemplated by this Agreement being waived hereby but the provisions of which that are not inconsistent shall survive.

         SECTION 9.08 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law. Each of Target, Acquiror and Newco hereby consents to submit to the exclusive jurisdiction of the courts of the state of New York and of the United States of America located in the city and state of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts, waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Court has been brought in an inconvenient forum.

         SECTION 9.09 Fees and Expenses. Except as otherwise set forth herein, each of the parties hereto shall bear its own expenses associated with the negotiation and execution of the Agreement and the consummation of the Merger and the other transactions hereby by this Agreement and the Ancillary Documents including, without limitation, investment banking, legal and accounting fees and expenses.

         SECTION 9.10 Non-Recourse.

         (a) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Acquiror by the undersigned in his capacity as a trustee or officer of Acquiror, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of

Acquiror, as amended and restated, and not individually. Neither the trustees, officers nor shareholders of Acquiror shall be personally bound or have any personal liability hereunder. Target shall look solely to the assets of Acquiror for satisfaction of any liability of Acquiror with respect to this Agreement and the Ancillary Agreements to which it is a party. Target will not seek recourse or commence any action against any of the trustees, officers or shareholders of

Acquiror or any of their personal assets for the performance or payment of any obligation of Acquiror hereunder or thereunder.

         (b) This Agreement, and all documents, agreements, understandings and arrangements relating hereto, have been entered into or executed on behalf of Target by the undersigned in his or her capacity as an officer of Target, a Delaware corporation, and not individually. Neither the officers nor stockholders of Target shall be personally bound or have any personal liability hereunder. Acquiror shall look solely to the assets of Target for satisfaction of any liability of Target with respect to this Agreement and the Ancillary Documents to which it is a party. Acquiror will not seek recourse or commence any action against any of the stockholders, directors or officers of Target or any of their personal assets for the performance or payment of any obligation of Target hereunder or thereunder. Nothing contained in this paragraph shall affect the rights or obligations of any person or entity under the Stockholders Agreement, the Guaranty Agreement, the Registration Rights Agreement or the Affiliate Letters.

         SECTION 9.11 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise set forth herein, the prevailing party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

         SECTION 9.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 9.13 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval by the Target Stockholders of the matters presented in connection with the Merger, but, after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

         SECTION 9.14 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         SECTION 9.15 Knowledge. With respect to "knowledge", as such term is used in this Agreement, Acquiror or Newco will be deemed to have "knowledge" or received notice of a particular fact or other matter if any individual who is serving as an director or officer of Acquiror or Newco, respectively, is actually aware of such fact or other matter. With respect to "knowledge", as such term is used in this Agreement, Target will be deemed to have "knowledge" or received notice of a particular fact or other matter if any individual who is serving as an director or officer of Target, Milestone Property Management, Inc. or Milestone Properties, Inc. is actually aware of such fact or other matter.

         SECTION 9.16 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

                                      * * *

[The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

KRANZCO REALTY TRUST                    UNION PROPERTY INVESTORS, INC.

By: /s/ Norman Kranzdorf                By: /s/ Robert A. Mandor
Name: Norman Kranzdorf                  Name: Robert A. Mandor
Title: President                        Title: President

KRT UNION CORP.

By: /s/ Norman Kranzdorf
Name: Norman Kranzdorf
Title: President

                                    Exhibit A

        [Articles Supplementary for Acquiror's 9.75% Series B Cumulative
                         Convertible Preferred Stock]

                              KRANZCO REALTY TRUST
                       ARTICLES SUPPLEMENTARY CLASSIFYING
                      [_____] SHARES OF BENEFICIAL INTEREST
                                       AS
             9.75% SERIES B CUMULATIVE CONVERTIBLE PREFERRED SHARES
                                       OF
                               BENEFICIAL INTEREST

                      (Pursuant to Section 8-203(b) of the
                      Corporations and Associations Article
                       of the Annotated Code of Maryland)

     Kranzco Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the "Company"), and having its executive office at 128 Fayette Street, Conshohocken, Pennsylvania 19428, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority granted to and vested in the Board of Trustees of the Company (the "Board of Trustees") in accordance with the Amended and Restated Declaration of Trust of the Company, dated November 4, 1992, as amended (the "Declaration of Trust"), the Board of Trustees at a meeting duly convened and held on [_____] adopted resolutions authorizing, creating and classifying, out of the 100,000,000 authorized shares of beneficial interest of the Company (the "Shares"), a separate class of preferred shares of beneficial interest consisting of [_____] preferred shares of beneficial interest to be known as the "Series B Cumulative Convertible Preferred Shares of Beneficial Interest" (the "Series B Preferred Shares"). The Series B Preferred Shares shall have a par value of $.01 per share. The designation, preferences, conversion and other rights, voting powers, restrictions, or limitations as to dividends or other distributions of the Series B Preferred Shares, which shall be deemed to be part of Article VI of the Declaration of Trust, are as follows:

                      9.75% SERIES B CUMULATIVE CONVERTIBLE
                     PREFERRED SHARES OF BENEFICIAL INTEREST

A. Certain Definitions.

     Unless the context otherwise requires, the terms defined in this Paragraph
(A) shall have, for all purposes of the provisions of the Declaration of Trust in respect of the Series B Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

     Additional Common Equity. The term "Additional Common Equity" shall have the meaning set forth in Subparagraph (D)(6)(ii).

     Adjustment Event. The term "Adjustment Event" shall mean any event described in Subparagraph (D)(6).

     Board of Trustees. The term "Board of Trustees" shall mean the Board of Trustees of the Company.


     Business Day. The term "Business Day" shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law to close.

     Call Price. The term "Call Price" shall have the meaning set forth in Subparagraph (G)(1).

     Capital Gains Amount. The term "Capital Gains Amount" shall have the meaning set forth in Subparagraph (B)(7).

     Capital Lease. The term "Capital Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on the balance sheet of the lessee.

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class or series of common shares of beneficial interest of the Company, including the Common Shares, and any other shares, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

     Common Share Distribution. The term "Common Share Distribution" shall have the meaning set forth in Subparagraph (D)(1).

     Common Share Distribution Period. The term "Common Share Distribution Period" shall have the meaning set forth in Subparagraph (D)(1).

     Common Share Equivalent. The term "Common Share Equivalent" shall have the meaning set forth in Subparagraph (D)(6)(ii).

     Common Shares. The term "Common Shares" shall mean the Common Shares of Beneficial Interest, $.01 par value per share, of the Company.

     Company Affiliate. The term "Company Affiliate" shall have the meaning set forth in Subparagraph (D)(6)(ii).

     Converted Series B Preferred Share Distribution. The term "Converted Series B Preferred Share Distribution" shall have the meaning set forth in Subparagraph
(D)(1).

     Convertible Securities. The term "Convertible Securities" shall have the meaning set forth in Subparagraph (D)(6)(ii).

     Current Market Price per Common Share. The term "Current Market Price per Common Share" shall mean the average of the closing prices for a Common Share for the thirty trading days preceding the tenth trading day prior to the relevant date of determination. The closing price for such days shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc., or if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, Inc., on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system. If the Common Shares are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on such basis as it considers appropriate.

     Distribution. The term "Distribution" or "Distributions" shall mean any cash or other property paid or payable on or with respect to any share of beneficial interest, common or preferred, including, without limitation, any dividend or other distribution, whether in liquidation or otherwise.

     Distribution Payment Date. The term "Distribution Payment Date" shall have the meaning set forth in Subparagraph (B)(2).

     Distribution Period. The term "Distribution Period" shall mean the period from and including the Initial Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from and including any Distribution Payment Date to, but not including, the next Distribution Payment Date.

     Distributions Accrued and Accrued Distributions. The terms "Distributions Accrued" and "Accrued Distributions" shall mean, with respect to any class or series of preferred shares of beneficial interest, an amount which shall be equal to distributions thereon at the annual distribution rates per share for the respective class or series thereof from the date or dates on which such distributions commence to accrue to the end of the then current distribution period for such preferred shares, less the amount of all distributions paid, with respect to such preferred shares for such period from the date such distributions commenced to accrue.

     Excess Amount. The term "Excess Amount" shall have the meaning set forth in Subparagraph (D)(1).

     Excess Shares. The term "Excess Shares" shall have the meaning set forth in Subparagraph (F)(4).

     Four Quarter Preferential Distribution Non-Payment. The term "Four Quarter Preferential Distribution Non-Payment" shall have the meaning set forth in Subparagraph (E)(2)(ii).

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that Series B Preferred Shares are first issued by the Company.

     Junior Shares. The term "Junior Shares" shall mean, as the case may be, (i)

the Common Equity and any other class or series of Shares which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series B Preferred Shares shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of Shares which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series B Preferred Shares shall have received the entire amount to which such Class B Preferred Shares is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $25.00 per share.

     Notice of Redemption. The term "Notice of Redemption" shall have the meaning set forth in Subparagraph (G)(2).

     Overlapping Period. The term "Overlapping Period" shall have the meaning set forth in Subparagraph (D)(1).

     Parity Shares. The term "Parity Shares" shall mean, as the case may be, (i) any class or series of Shares which is entitled to receive payment of distributions on a parity with the Series B Preferred Shares or (ii) any class or series of Shares which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company on a parity with the Series B Preferred Shares.

     Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series B Preferred Shares; provided, that such ownership by such underwriter would not result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

     Preferred Shares Trustee. The term "Preferred Shares Trustee" shall have the meaning set forth in Subparagraph (E)(2)(ii).

     Record Date. The term "Record Date" shall mean the date designated by the Board of Trustees at the time a distribution is declared; provided, that such Record Date shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Trustees for the payment of distributions that is not more than ninety (90) days prior to such Distribution Payment Date.

     Redemption Date. The term "Redemption Date" shall have the meaning set forth in Subparagraph (G)(2).

     Redemption Distributions. The term "Redemption Distributions" shall have the meaning set forth in Subparagraph (G)(1).

     REIT. The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

     Senior Shares. The term "Senior Shares" shall mean, as the case may be, (i) any class or series of Shares ranking senior to the Series B Preferred Shares in respect of the right to receive distributions or (ii) any class or series of Shares ranking senior to the Series B Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

     Series A Preferred Shares. The term "Series A Preferred Shares" shall mean the Series A Increasing Rate Cumulative

Convertible Preferred Shares of Beneficial Interest, $.01 par value per share, of the Company.

     Series A-1 Preferred Shares. The term "Series A-1 Preferred Shares" shall mean the Series A-1 Increasing Rate Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share, of the Company.

     Series A-1 Preferred Share Conversion Limit. The term "Series A-1 Preferred Share Conversion Limit" shall have the meaning set forth in Subparagraph (D)(6).

     Series B Conversion Price. The term "Series B Conversion Price" shall have the meaning set forth in Subparagraph (D)(1).

     Series B Excess Shares. The term "Series B Excess Shares" shall have the meaning set forth in Subparagraph (F)(4).

     Shares. The term "Shares" shall mean any transferable shares of beneficial interest of the Company of any class or series.

     Series B Excepted Person. The term "Series B Excepted Person" shall have the meaning set forth in Subparagraph (F)(5).

     Special Conversion Event. The term "Special Conversion Event" shall mean:

          (i) Norman M. Kranzdorf ceasing to be any of the following: (A) Chief Executive Officer, (B) Chief Operating Officer or (C) any other senior executive officer of the Company having an active role in such capacity in the management of the business of the Company;

          (ii) the merger or consolidation of the Company with or into any Person, unless (A) immediately following such merger or consolidation, more than 50% of the surviving company's issued and outstanding voting securities are held by the holders of the Company's issued and outstanding voting securities immediately prior to such merger or consolidation and (B)

     effective provision is made in the charter documents of the surviving Person or otherwise for the recognition, preservation and protection of the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions of the Series B Preferred Shares;

          (iii) the sale, lease, transfer, spin-off, or other disposal or distribution of all or substantially all of the assets of the Company;

          (iv) a tender offer or other similar offer for at least a majority of the voting shares of beneficial interest of the Company by any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, is commenced and completed, and as a result thereof such Person or related group of Persons owns or controls more than a majority of the issued and outstanding voting securities of the Company;

          (v) with respect to any agreements for, or notes or other instruments evidencing, borrowed money of the Company or any of the Subsidiaries for, individually or in the aggregate, $10,000,000 or more (including as a result of any cross-default provisions), if (A) the Company or any of the Subsidiaries defaults in any payment of principal or interest, (B) a non-monetary default by the Company or any of the Subsidiaries occurs which is not contested by the Company or the applicable Subsidiary and is not cured within any applicable grace period or waived or (C) a non-monetary default by the Company or any of the Subsidiaries occurs which is contested by the Company or the applicable Subsidiary and is not cured within 30 days after it is determined by a court of competent jurisdiction that the Company or the applicable Subsidiary has committed such default, and, in any case, the holders (or trustees on behalf of such holders) of any indebtedness for borrowed money of the Company or any of the Subsidiaries for an aggregate amount of $10,000,000 or more, pursuant to such agreements, notes or instruments, or any cross-default provisions contained in any agreements, notes or instruments representing indebtedness for borrowed money, elect to accelerate the stated maturity or payment dates of such indebtedness;

          (vi) with respect to any Capital Lease of the Company or any of the Subsidiaries pursuant to which the Company or any of the Subsidiaries has rental obligations in an aggregate amount of $25,000,000 or more over the term of such Capital Lease (including as a result of any cross-default provisions), if (A) a default by the Company or any of the Subsidiaries occurs in any payment of any rental obligations, (B) a non-monetary default by the Company or any of the Subsidiaries occurs which is not contested by the Company or the applicable Subsidiary and is not cured within any applicable grace period or waived or (C) a non-monetary default by the Company or any of the Subsidiaries occurs which is contested by the Company or the applicable Subsidiary and is not cured within 30 days after it is determined by a court of competent jurisdiction that the Company or the applicable Subsidiary has committed such default, and, in each case, if the lessors of Capital Leases of the Company or any of the Subsidiaries pursuant to which the Company or any of the Subsidiaries has rental obligations in an aggregate amount of $25,000,000 or more over the term of such Capital Leases, pursuant to such Capital Leases, or any cross-default provisions contained in any Capital Leases, elect to accelerate all remaining rental obligations under such Capital Leases to become due prior to the stated payment dates thereof;

          (vii) the commencement by or against the Company of any insolvency, bankruptcy, dissolution, liquidation or receivership proceedings with respect to the Company;

          (viii) the loss of the Company's status as a REIT; or

          (ix) if the Company shall have failed to pay a distribution on the outstanding Series B Preferred Shares for any quarterly Distribution Period within five days of the Distribution Payment Date therefor.

     Subsidiaries. The term "Subsidiaries" shall mean all corporations, partnerships or other business entities of which more than 50% of the total voting securities or equity securities are owned or controlled by the Company.

     Total Distributions. The term "Total Distributions" shall have the meaning set forth in Subparagraph (B)(7).

B. Distributions.

     1. The record holders of Series B Preferred Shares shall be entitled to receive from the Initial Issue Date, when, as and if authorized by the Board of Trustees, out of assets legally available for payment of distributions, cumulative cash distributions at a rate of 9.75% per annum of the Liquidation Preference per Series B Preferred Share, computed on the basis of a 360-day year consisting of twelve 30-day months.

     2. Distributions on the Series B Preferred Shares shall accrue and be cumulative from the Initial Issue Date. Distributions shall be payable quarterly in arrears for each Distribution Period when, as and if authorized by the Board of Trustees, on January 20, April 20, July 20 and October 20 of each year (each, a "Distribution Payment Date"), commencing on the first Distribution Payment Date following the Initial Issue Date. If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of distributions payable on Series B Preferred Shares for each full Distribution Period shall be computed by dividing by four the annual distribution rate set forth in Subparagraph (B)(1). Distributions payable in respect of any Distribution Period which is less than a full Distribution

Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Subject to Subparagraph (D)(1), distributions shall be paid to the record holders of the Series B Preferred Shares as their names shall appear on the share records of the Company at the close of business on the Record Date for such distribution. Subject to Subparagraph (D)(1), distributions in respect of any past Distribution Periods that are in arrears may be authorized, declared, set apart for payment and paid at any time to record holders on the Record Date therefor. Any distribution payment made on Series B Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable. Upon issuance, the Series B Preferred Shares will rank on a parity as to distributions with the Series A Preferred Shares.

     3. Except as provided in the next sentence, if any Series B Preferred Shares are outstanding, no distributions (other than in Junior Shares or Common Shares) shall be authorized, declared, set apart for payment or paid on any class or series of Junior Shares or Parity Shares unless all accrued distributions on the Series B Preferred Shares for all prior Distribution Periods and the then current Distribution Period have been or contemporaneously are authorized, declared, set apart for payment or paid. When distributions are not so paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series B Preferred Shares and any other class or series of Parity Shares, all distributions authorized or declared upon the Series B Preferred Shares and any such class or series of Parity Shares shall be authorized or declared pro rata so that the amount of distributions authorized or declared per share on the Series B Preferred Shares and such class or series of Parity Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series B Preferred Shares and such class or series of Parity Shares bear to each other.

     4. Except as provided in Subparagraph (B)(3), unless all accrued distributions on the Series B Preferred Shares have been or contemporaneously are authorized, declared, set apart for payment or paid for all prior Distribution Periods and the then current Distribution Period, no Junior Shares or Parity Shares shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Shares) by the Company (except by conversion into or exchange for Junior Shares or Common Shares). Holders of the Series B Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or Shares, in excess of accrued and cumulative distributions as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series B Preferred Shares that may be in arrears.

     5. No distribution on Series B Preferred Shares shall be required to be authorized, declared, set apart for payment or paid by the Company to the extent such authorization, declaration, setting apart for payment or payment shall be restricted or prohibited by law. Notwithstanding that any distributions on Series B Preferred Shares are restricted or prohibited by law, such distributions shall accrue and be cumulative.

     6. Distributions on the Series B Preferred Shares, if not paid on the applicable Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Distribution Payment Date, whether or not the Company has earnings and whether or not there are assets legally available for the payment of such distributions.

     7. If, for any taxable year, the Board of Trustees elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the distributions paid or made available for the year to holders of all classes of Shares (the "Total Distributions"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series B Preferred Shares shall be the Capital Gains Amount multiplied by a fraction, the numerator of which shall be the total distributions paid or made available to the holders of the Series B Preferred Shares for the year and the denominator of which shall be the Total Distributions.

C. Distributions Upon Liquidation, Dissolution or Winding Up.

     1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution shall be made to the holders of any Junior Shares, and subject to the payment or provision or reserve for payment of the debts and liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) and the preferences of Senior Shares, if any, of the Company, the holders of Series B Preferred Shares shall be entitled to receive, out of the assets of the Company legally available for payment of distributions, liquidating distributions in cash (or property at its fair market value as determined in good faith by the Board of Trustees (or a combination thereof)) in the amount of the Liquidation Preference for each Series B Preferred Share plus an amount equal to all accrued and unpaid distributions pursuant to Paragraph (B) (whether or not authorized or declared, and whether or not there would be assets legally available for the payment of such distributions) to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to this Subparagraph (C)(1), the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution.

     2. Notwithstanding any provision in Subparagraph (C)(1) to the contrary, in the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets legally available for payment of distributions are insufficient to pay (x) the full amount of the liquidating distributions to which holders of Series B Preferred Shares would otherwise be entitled pursuant to Subparagraph (C)(1) and (y) the corresponding amounts of the liquidating distributions to which holders of Parity Shares would be entitled upon liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series B Preferred Shares and the holders of the Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Upon issuance, the Series B Preferred Shares will rank on a parity with the Series A Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company.

D. Conversion.

     1. Holders of Series B Preferred Shares shall have the right, exercisable after _____, 1998 (unless otherwise exercisable earlier pursuant to this Subparagraph (D)(1)), at any time and from time to time, to convert all or any Series B Preferred Shares (except that upon any dissolution, liquidation or winding up of the affairs of the Company the right of conversion shall terminate at the close of business on the Business Day fixed for payment of the liquidating distributions to which holders of Series B Preferred Shares are entitled) into such number of fully paid Common Shares as is obtained by: (i) multiplying the number of Series B Preferred Shares to be converted by $25.00 and (ii) dividing the result by the conversion price listed below that will be in effect during the corresponding date of conversion listed below:

                  Date of Conversion              Conversion Price
                  ------------------              ----------------
                  Prior to the occurrence of a
                  Special Conversion Event:
                  _____, 1998 to and including
                  _____, 1999                         $19.1750
                  _____, 1999 to and including
                  _____, 2000                         $18.6875
                  _____, 2000 to and including
                  _____, 2001                         $18.2000
                  _____, 2001 and thereafter          $17.7125

                  At any time after a Special
                  Conversion Event shall have
                  occurred                            $17.7125

                  At any time after Notice of
                  Redemption pursuant to Paragraph
                  (G) hereof                          $16.2500

If, and each time, a conversion price listed above then in effect (the "Series B Conversion Price") shall be adjusted pursuant to the terms of these Paragraphs
(A) through (N), all of the conversion prices listed above shall be so adjusted as though such conversion prices were in effect on the date of adjustment. The Series B Conversion Price shall be the conversion price as last adjusted and then in effect. Notwithstanding anything else to the contrary, (x) after any Special Conversion Event under clauses (i), (iv), (v), (vi), (vii), (viii) or
(ix) of the definition thereof and (y) immediately prior to any Special Conversion Event under clauses (ii) or (iii) of the definition thereof, holders of Series B Preferred Shares shall have the right, exercisable at any time, to convert, in accordance with the terms of this Paragraph (D), all or any such Series B Preferred Shares (except that upon any dissolution, liquidation or winding up of the affairs of the Company the right of conversion shall terminate at the close of business on the Business Day fixed for payment of the liquidating distributions to which holders of Series B Preferred Shares are entitled) into such number of fully paid Common Shares as is obtained by: (x) multiplying the number of Series B Preferred Shares to be converted by $25.00 and (y) dividing the result by $17.7125, as adjusted pursuant to this Paragraph
(D).

     Notwithstanding anything to the contrary, during the period from the date the Company resolves to take any action that would constitute a Special Conversion Event under clauses (ii) or (iii) of the definition thereof until the consummation of such Special Conversion Event, the holders of Series B Preferred Shares shall have the right to make an election to convert all or any Series B Preferred Shares conditional upon approval of such Special Conversion Event by the holders entitled to vote on such matter, in which case, if such Special Conversion Event is approved, conversion of such Series B Preferred Shares as to which a conditional election has been made shall occur immediately prior to such Special Conversion Event.


     In the event that a tender offer or other similar offer shall have been commenced which if consummated would result in a Special Conversion Event under clause (iv) of the definition thereof, holders shall have the right to convert their Series B Preferred Shares pursuant to the terms hereof within the five business day period prior to the consummation of such tender offer or other similar offer; provided, however, if such tender offer or other similar offer is not consummated or, if consummated, does not result in a Special Conversion Event under clause (iv) of the definition thereof, then the Company shall have the right to redeem any and all Common Shares into which any Series B Preferred Shares were converted pursuant to such clause (iv) for the same number of Series B Preferred Shares converted pursuant thereto, upon written notice from the Company notifying such holder of the election of the Company to redeem such Series B Preferred Shares stating the number of Common Shares to be surrendered, the number of Series B Preferred Shares to be issued therefor and the date and the place(s) where the certificate(s) representing such Series B Preferred Shares are to be surrendered. On or after the date specified in such notice, each such holder shall present and surrender his certificate or certificates for such Common Shares to the Company at the place designated in such notice for redemption and thereupon such holder shall be issued the same number of Series B Preferred Shares converted and each surrendered certificate shall be cancelled. From and after the date of issuance of the number of Series B Preferred Shares set forth in the notice, (i) all distributions on the Common Shares to be redeemed shall cease to accrue, and (ii) all rights of the holders thereof as holders of Common Shares shall cease and terminate, except for the right to receive the number of Series B Preferred Shares upon the surrender of Common Shares certificates as set forth in the notice.

     In addition to any other notice required to be given hereunder, (i) if a Special Conversion Event shall have occurred, or, (ii) if, prior to _____, 1998, an Adjustment Event shall have occurred, the Company shall, within five Business Days of such occurrence, send notice to all holders of Series B Preferred Shares
(1) that the Series B Preferred Shares are convertible and not subject to any waiting period with respect to the conversion thereof, (2) of the date as of which the Series B Preferred Shares became convertible, (3) of the ratio at which the Series B Preferred Shares are convertible and (4) a description of the nature of the Special Conversion Event or Adjustment Event, as the case may be. The Company shall send notice to all holders of Series B Preferred Shares describing any action that would constitute a Special Conversion Event under clauses (ii) or (iii) of the definition thereof, together with a form of conversion notice, at least 30 calendar days prior to any vote of holders of the Common Shares required to approve such action, or, if no such vote is so required, prior to the consummation of the transaction.

     Notwithstanding the surrender of Series B Preferred Shares for conversion into Common Shares, all accrued distributions with respect to such Series B Preferred Shares for any past Distribution Periods that are in arrears at the time of such conversion shall be paid to the registered holder of such Series B Preferred Shares in the same manner as if such registered holder continued to be the registered holder of such converted Series B Preferred Shares following such conversion or, if upon conversion of such Series B Preferred Shares there will be no more Series B Preferred Shares outstanding, then at the time of such conversion. In addition, if any holder surrenders Series B Preferred Shares for conversion into Common Shares, such holder shall be entitled to receive a distribution on such Series B Preferred Shares converted for the portion of the current Distribution Period such holder owned the Series B Preferred Shares surrendered for conversion, notwithstanding that the record date for the distribution payable for the current Distribution Period may not have occurred, in an amount per Series B Preferred Share converted equal to the product of (i) the distribution payable on each Series B Preferred Share converted for the current Distribution Period, multiplied by (ii) a fraction, the numerator of which is the number of calendar days in such Distribution Period elapsed to (but not including) the date of conversion and the denominator of which is the total number of calendar days in such Distribution Period.

     If any holder surrenders Series B Preferred Shares for conversion into Common Shares and as a result thereof such holder is or will be entitled to receive distributions with respect to both such Series B Preferred Shares converted and such Common Shares into which such Series B Preferred Shares were converted for the same period of time (the "Overlapping Period"), then, at the time of and as a condition precedent to such conversion (or, if at the time of such conversion the amount of the distribution with respect to such Common Shares has not yet been determined, at the time of such determination), the Company shall withhold from any distribution payable on such Series B Preferred Shares converted, an amount equal to the Excess Amount (defined below), if any. If the amount of any distribution payable on such Series B Preferred Shares converted shall not be sufficient to pay any Excess Amount, such holder hereby authorizes the Company to withhold from any distribution payable to such holder on any Series B Preferred Shares owned by such holder or, to the extent permissible, on any Common Shares owned by such holder, an amount equal to the Excess Amount. "Excess Amount" shall mean an amount equal to the product of (i) the sum of the distributions payable on each Common Share into which such Series B Preferred Shares were converted for the distribution period relating to the Common Shares in which the Overlapping Period occurs, multiplied by (ii) a fraction, the numerator of which is the number of calendar days in the Overlapping Period and the denominator of which is the total number of calendar days in such distribution period relating to the Common Shares in which the Overlapping Period occurs.

     2. Any holder of one or more Series B Preferred Shares electing to convert such Share or Shares shall deliver the certificate or certificates therefor to the principal office of the transfer agent for the Common Shares, with the form of notice of election to convert prescribed by the Company fully completed and duly executed and (if so required by the Company or any conversion agent) accompanied by instruments of transfer in form reasonably satisfactory to the Company and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and any payments (or evidence of payment) required pursuant to Subparagraph (D)(4). The conversion right with respect to any such Series B Preferred Shares shall be deemed to have been exercised on the date upon which the last of the conditions for conversion provided in this Subparagraph (D)(2) have been satisfied by the holder of such Series B Preferred

Shares, and the Person or Persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

     3. No fractional Common Share or scrip representing a fractional Common Share shall be issued upon conversion of Series B Preferred Shares. If more than one Series B Preferred Share shall be surrendered for conversion on any day by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered by such holder on such day. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series B Preferred Shares, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per Common Share.

     4. If a holder converts Series B Preferred Shares, the Company shall pay, at the time of and as a condition precedent to conversion, any documentary, stamp or similar issue or transfer tax due on the issuance of Common Shares upon the conversion. The holder, however, shall pay to the Company the amount of any tax which is due (or shall establish to the satisfaction of the Company payment thereof) if the shares are to be issued in a name other than the name of the Person in whose name such Series B Preferred Shares are registered.

     5. The Company shall reserve and shall at all times keep reserved out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the then outstanding Series B Preferred Shares that may then be converted. All Common Shares which may be issued upon conversion of Series B Preferred Shares shall be validly issued and fully paid, and not subject to preemptive or other similar rights. In order that the Company may issue Common Shares upon conversion of Series B Preferred Shares, the Company will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such Common Shares to be issued upon conversion on each securities exchange on which the Common Shares are listed.

     The Series B Preferred Shares converted pursuant to the provisions of this Paragraph (D) shall thereupon be retired and may not be reissued as Series B Preferred Shares but shall thereafter have the status of authorized but unissued Shares.

     6. The conversion rate in effect at any time shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (i) Distribution of Common Shares; Reclassification; Subdivision; Combination. In case the Company shall (1) pay a dividend payable in, effect a split up of, or make any other distribution in, Common Shares to holders of the Common Shares, (2) reclassify the outstanding Common Shares into Shares of some other class or series of Shares, (3) subdivide the outstanding Common Shares into a greater number of Common Shares or (4) combine the outstanding Common Shares into a smaller number of Common Shares, the conversion rate immediately prior to such action shall be adjusted so that the holder of any Series B Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of

     Common Shares which he would have owned immediately following such action had such Series B Preferred Shares been converted immediately prior thereto. An adjustment made pursuant to this Subparagraph (D)(6)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a reclassification, subdivision or combination.

          (ii) Issuance of Additional Common Equity. (A) If the Company shall issue to a Person who is not a Company Affiliate (as defined below) at the time of issuance any Additional Common Equity (as defined below) at a price per share less than 85% of the Current Market Price per Common Share then in effect on the date of such issuance, then the number of Common Shares into which each Series B Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B Preferred Share was convertible immediately prior to such issuance by a fraction of which the numerator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of Additional Common Equity offered, and of which the denominator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of Common Equity which the aggregate offering price of the Additional Common Equity offered would purchase at such Current Market Price per Share. Such adjustments shall become effective immediately after such issuance.

          (B) If the Company shall issue to a Person who is a Company Affiliate at the time of issuance, in any one or a series of related transactions, any Additional Common Equity at a price per share less than the Current Market Price per Common Share then in effect on the date of such issuance, then the number of Common Shares into which each Series B Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B Preferred Share was convertible immediately prior to such issuance by a fraction of which the numerator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of Additional Common Equity offered, and of which the denominator shall be the number of shares of Common Equity outstanding immediately prior to such issuance plus the number of shares of Common Equity which the aggregate offering price of the Additional Common Equity offered would purchase at such Current Market Price per Share. Such adjustments shall become effective immediately after such issuance.

     "Additional Common Equity" shall mean all Common Equity issued by the Company except: (1) the Common Shares issued upon conversion of the Series B Preferred Shares; (2) the Common Equity issued upon conversion of any Senior Shares, Parity Shares, Common Share Equivalents or any other shares of beneficial interest which, by their terms, are convertible into Common Equity and (a) which were outstanding on November 12, 1996, (b) for which no adjustment pursuant to this Subparagraph (D)(6) was required at the time of issuance or the time of any amendment or change thereto or (c) for which an adjustment is provided for in another provision of this Paragraph
     (D)(6); (3) up to an aggregate of 250,000 shares of Common Equity and shares of Common Equity into which Common Share Equivalents are exercisable, exchangeable or convertible, in each case issued to Affiliates of the Company from and after November 12, 1996, at a price per share less than the Current Market Price per Common Share then in effect on the date of such issuance, including, without limitation, shares of Common Equity or Common Share Equivalents issued to directors, officers, employees, or trustees of the Company or any Subsidiary of the Company and those issued pursuant to stock option, stock purchase, performance or other remuneration plans adopted by the Board of Trustees from time to time (including, without limitation, the Company's 1992 Employee Share Option Plan, 1992 Trustee Share Option Plan and 1995 Management Incentive Plan;
     (4) the issuance of shares of Common Equity under any circumstances for which an adjustment is provided in Subparagraph (D)(6)(i); or (5) Common Equity issued pursuant to a dividend reinvestment plan or stock purchase plan available to all holders of Common Equity.

     "Company Affiliate" shall mean, with respect to any issuance of Additional Common Equity, (i) any trustee, director, officer or employee of the Company or of any subsidiary of the Company, (ii) any Person that is the direct or indirect owner of more than five percent of the issued and outstanding Common Equity of the Company, (iii) any Person that controls, is controlled by or is under common control with, the Company, (iv) any trustee, director, officer, employee or family member of any Person listed in clauses (i), (ii) or (iii) of this definition or (v) any Person with respect to which any Person listed in clauses (i) through (iv) of this definition is a director, officer or the direct or indirect owner of more than ten percent of the issued and outstanding equity securities of such Person immediately prior to any such issuance.

     "Common Share Equivalent" shall mean any evidence of indebtedness, shares of stock or beneficial interest (other than Series B Preferred Shares) or other securities which are or may be convertible into or exchangeable for Additional Common Equity ("Convertible Securities"), or any warrant, option or other right to subscribe for any Convertible Securities or for any Additional Common Equity.

     For purposes of this Subparagraph (D)(6)(ii), the number of Common Equity at any time outstanding shall not include Common Equity held in the treasury of the Company.

          (iii) Issuance of Common Share Equivalents. (A) If the Company shall issue to a Person who is not a Company Affiliate at the time of issuance any Common Share Equivalent and the aggregate of the price per Common Share Equivalent and the price per share for which shares of Additional Common Equity may be issuable thereafter pursuant to such Common Share Equivalent shall be below an amount equal to 85% of the Current Market Price per Common Share on the record date for determination of the holders of the Common Shares entitled to receive such issue, or, if, after any such issuance, the price per share for which shares of Additional Common Equity may be issuable thereafter is amended or changed and the aggregate of such price, as so amended or changed, and the price per Common Share Equivalent, shall be below an amount equal to 85% of the Current Market Price per Common Share at the effective time of such amendment or change, then the number of Common Shares into which each Series B Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the Common Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable would purchase at such Current Market Price per Common Share. Such adjustments shall become effective immediately after such record date.

          (B) If the Company shall issue to a Person who is a Company Affiliate at the time of issuance, in any one or a series of related transactions, any Common Share Equivalents and the aggregate of the price per Common Share Equivalent and the price per share for which shares of Additional Common Equity may be issuable thereafter pursuant to such Common Share Equivalent shall be below an amount equal to the Current Market Price per Common Share on the date of issue, or, if, after any such issuance, the price per share for which shares of Additional Common Equity may be issuable thereafter is amended or changed and the aggregate of such price, as so amended or changed, and the price per Common Share Equivalent, shall be below an amount equal to the Current Market Price per Common Share at the effective time of such amendment or change, then the number of Common Shares into which each Series B Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series B Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares into which, or for which, the Common

     Share Equivalents so offered are convertible or exercisable, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the Common Shares into which, or for which, the Common Share Equivalents so offered are convertible or exercisable would purchase at such Current Market Price per Common Share. Such adjustments shall become effective immediately after such issuance.

          (iv) Conversion of Series A Preferred Shares or Series A-1 Preferred Shares. Notwithstanding anything to the contrary contained in this

     Subparagraph (D)(6), if the aggregate number of Common Shares into which the Series A Preferred Shares or Series A-1 Preferred Shares are converted exceeds 500,000 Common Shares, subject to adjustment pursuant to Subparagraph (D)(6)(i) (the "Series A Conversion Limit"), then the number of Common Shares into which each Series B Preferred Share shall be convertible shall be adjusted so that the holder of any Series B Preferred Shares thereafter surrendered for conversion shall be entitled to receive such number of Common Shares as would have been received by such holder of Series B Preferred Shares having the same percentage of the then outstanding Common Shares upon such conversion as such holder would have received upon conversion if the aggregate number of Common Shares into which the Series A Preferred Shares or Series A-1 Preferred Shares were converted equalled the Series A Conversion Limit at the time of conversion of such Series B Preferred Shares.

          (v) Additional Adjustments. In the event that the Company shall issue to Affiliates of the Company in excess of an aggregate of 250,000 shares of Common Equity and shares of Common Equity into which Common Share Equivalents are exercisable, exchangeable or convertible, in each case which are issued from and after November 12, 1996, at a price per share less than the Current Market Price per Common Share then in effect on the date of such issuance, then the calculation of the number of Common Shares into which each Series B Preferred Share is convertible shall be adjusted pursuant to the provisions of this Subparagraph (D)(6) for each such shares of Common Equity and Common Share Equivalents to Affiliates of the Company at a price per share less than the Current Market Price per Common Share then in effect on the date of such issuance.

          (vi) Limitation of Adjustments. For purposes of this Subparagraph
     (D)(6), the number of Common Shares or Common Equity at any time outstanding shall not include Common Shares or Common Equity held in the treasury of the Company. No adjustment of the Series B Conversion Price shall be made under Subparagraph (D)(6)(iii), (1) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or rights, if any adjustment shall previously have been made in the Series B Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to Subparagraph (D)(6)(iii) or otherwise pursuant to this Subparagraph (D)(6) or (2) upon the issuance of the Series A-1 Preferred Shares in exchange for all of the issued and outstanding Series A Preferred Shares.

          (vii) Additional Distributions. If the Company shall make a dividend or distribution of securities (other than Common Shares or Common Share Equivalents) or other property to the holders of Junior Shares and not to the holders of the Series B Preferred Shares, then, unless the holders of the Series B Preferred Shares are entitled to receive such distribution at a later time upon conversion of the Series B Preferred Shares and such distribution has been set aside for such later distribution, each holder of Series B Preferred Shares shall receive at the time of payment or issuance of such dividend or distribution, without payment or any consideration therefor, such securities or other property which he would have owned immediately following such dividend or distribution had such holder's Series B Preferred Shares been converted immediately prior thereto; and an appropriate provision therefor shall be made a part of any such dividend or distribution.

          (viii) Computation of Consideration. In making adjustments to the Series B Conversion Price pursuant to this Subparagraph (D)(6), the consideration received by the Company shall be deemed to be the following: to the extent that any Additional Common Equity, any Common Share Equivalents or rights shall be issued for a cash consideration, the consideration received by the Company therefor, or, if such Additional Common Equity or Common Share Equivalents are offered by the Company for subscription, the subscription price paid to and received by the Company, or, if such Additional Common Equity or Common Share Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in each such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the consideration received by the Company shall be the fair market value of such consideration at the time of such issuance as determined in good faith by the Board of

     Trustees. The consideration for any Additional Common Equity issuable pursuant to any Common Share Equivalents shall be the consideration received by the Company for issuing such Common Share Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Share Equivalents. In the case of the issuance at any time of any Additional Common Equity or Common Share Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Shares, the Company shall be deemed to have received for such Additional Common Equity or Common Share Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Trustees, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

     7. No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, that any adjustment which by reason of this Subparagraph (D)(7) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph (D) shall be rounded up to the nearest cent ($.01) or to the nearest one-thousandth (1/1000) of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.


     8. In the event that, as a result of an adjustment made pursuant to Subparagraph (D)(6), the holder of any Series B Preferred Shares thereafter surrendered for conversion shall become entitled to receive any Shares other than Common Shares, thereafter the number of such Shares so receivable upon conversion of any Series B Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Paragraph (D).

     9. The Company may make such increases in the number of Common Shares to be received upon the conversion of Series B Preferred Shares, in addition to those required by Subparagraph (D)(6), as is considered to be advisable by the Board of Trustees in order that any event treated for Federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

     10. Whenever the conversion rate is adjusted, the Company shall, in addition to any notice required to be delivered pursuant to Subparagraphs (D)(1) or (D)(11), promptly, but in no event later than ten days following such adjustment, send notice to all holders of Series B Preferred Shares of the adjustment and shall cause to be prepared a certificate signed by the principal financial officer of the Company setting forth, in reasonable detail, the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof (including a description of the basis on which the Board of Trustees made any determination relating to such adjustment); such certificate shall forthwith be filed with each transfer agent for the Series B Preferred Shares.

     11. Each holder of Series B Preferred Shares shall be entitled to all notices, including notice of the record dates for any votes with respect to the Common Shares, delivered to holders of Common Shares. In addition, in the event that:

     (i) the Company resolves to take any action which, if it were to occur, would require an adjustment in the conversion rate, or takes such action, or

     (ii) the Company resolves to take any action which, if it were to occur, would constitute a Special Conversion Event, or a Special Conversion Event occurs,

a holder of Series B Preferred Shares, if it has a right to convert, may wish to convert, at the applicable conversion ratio, some or all of such shares into Common Shares prior to the record date for, or the effective date of, the transaction so that it may receive the rights, warrants, securities or assets which a holder of Common Shares on that date may receive. Therefore, the Company shall, in addition to any notice required to be delivered pursuant to Subparagraphs (D)(1) or (D)(10), send notice to all holders of Series B Preferred Shares stating the proposed record or effective date of the transaction described in clauses (ii) or (iii) of the definition of Special Conversion Event at least 30 days before such date.


     In the event (a) that the Company shall authorize the granting to holders of Common Shares of rights to subscribe for or purchase any shares of beneficial interest of any class or of any other rights or (b) of any capital reorganization or reclassification of the shares of beneficial interest of the Company, then the Company shall provide to the holders of the Series B Preferred Shares prompt notice stating (i) the date on which a record is to be taken for the purpose of such distribution or subscription rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record would be entitled to such distribution or subscription rights or (ii) the date on which a capital reorganization or reclassification is expected to become effective.

     12. In case of (i) any reclassification of outstanding Common Shares issuable upon conversion of Series B Preferred Shares, or (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification of outstanding Common Shares issuable upon such conversion), the rights of the holders of the outstanding Series B Preferred Shares shall be adjusted in the manner described below:

     (i) In the event that the Company is the surviving corporation, each Series B Preferred Share shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion of each Series B Preferred Share, the holder thereof shall receive, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, consolidation or merger by the holder of one Common Share issuable upon such conversion had such conversion occurred immediately prior to such reclassification, consolidation or merger. Such Series B Preferred Share shall be deemed to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Subparagraph
(D)(12). The provisions of this Subparagraph (D)(12)(i) shall similarly apply to successive reclassifications, consolidations and mergers.

     (ii) In the event that the Company is not the surviving corporation, (A) effective provision shall be made in the charter documents of the surviving Person or otherwise for the recognition, preservation and protection of the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions of the Series B Preferred Shares or (B) the surviving corporation shall, without payment of any additional consideration therefor, issue new Series B Preferred Shares providing that, upon conversion thereof, the holder thereof shall receive, in lieu of each Common Share theretofore issuable upon conversion of the Series B Preferred Shares, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, consolidation or merger by the holder of one Common Share issuable upon conversion of the Series B Preferred Shares had such conversion occurred immediately prior to such reclassification, consolidation or merger. Such new Series B Preferred Shares shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Subparagraph (D)(12)(ii). The provisions of this Subparagraph (D)(12)(ii) shall similarly apply to successive reclassifications, consolidations and mergers.

A change in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination, shall not be deemed a reclassification for purposes of these Paragraphs (A) through (N).

E. Voting Rights.

     1. The holders of Series B Preferred Shares shall not be entitled to vote at, or participate in, any meeting of shareholders of the Company, and shall have no other right to vote, except (i) as provided in Paragraph (L), (ii) as provided in Subparagraph (E)(2), or (iii) as required by law.

     2. (i) (A) If (x) the Company shall have failed to pay the distributions on the outstanding Series B Preferred Shares for any two quarterly Distribution Periods (whether or not consecutive) or (y) a Special Conversion Event shall have occurred (notwithstanding that such Special Conversion Event at any time thereafter no longer continues), the holders of the Series B Preferred Shares shall immediately and at all times thereafter vote together with the holders of the Common Shares as a single class on all actions to be taken by the holders of the Common Shares. Each holder of Series B Preferred Shares shall be entitled to such number of votes as shall equal the number of Common Shares into which his Series B Preferred Shares are then convertible, and be entitled to notice of all shareholder meetings with respect to which the holders of Common Shares are then entitled.

     (B) If the Company resolves to take any action that would constitute a Special Conversion Event under clauses (ii) or (iii) of the definition thereof, and if the holders of the Common Shares are entitled to vote on such Special Conversion Event, then the holders of the Series B Preferred Shares shall be entitled to vote together with the holders of the Common Shares as a single class on such Special Conversion Event. Each holder of Series B Preferred Shares shall be entitled to such number of votes as shall equal the number of Common Shares into which his Series B Preferred Shares are then convertible, and be entitled to notice of all shareholder meetings with respect to which the holders of Common Shares are then entitled with respect to such resolution.

     (ii) If the Company shall have failed to authorize and pay or declare and set apart for payment the distributions accumulated on the outstanding Series B Preferred Shares for any four quarterly Distribution Periods (a "Four Quarter Preferential Distribution Non-Payment"), the number of trustees of the Board of Trustees shall be increased by one and the holders of the outstanding Series B Preferred Shares, voting together as a separate class, shall be entitled to elect one additional trustee to the Board of Trustees (a "Preferred Shares Trustee") until the full distributions accumulated on all outstanding Series B Preferred Shares for such four quarterly Distribution Periods have been authorized and paid or declared and set apart for payment.


     The right of the holders of Series B Preferred Shares to elect a Preferred Shares Trustee may be exercised at any annual meeting of shareholders, or, within the limitations hereinafter provided, at a special meeting of holders of Series B Preferred Shares held for such purpose. At any time after such voting power shall have so vested in the holders of Series B Preferred Shares, the Board of Trustees shall, at the request of holders of record of at least 25% of the Series B Preferred Shares then outstanding, call a special meeting of the holders of Series B Preferred Shares for the election of the Preferred Shares Trustee to be elected by the holders of Series B Preferred Shares, to be held within 90 days after such call and at the place and upon the notice provided by law and in the By-laws for the holding of meetings of shareholders; provided, however, that the Board of Trustees shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders. At any meeting so called or at any annual meeting, (a) holders of a majority of the outstanding Series B Preferred Shares, voting together as a separate class, in person or by proxy, shall be sufficient to constitute a quorum for the election of a Preferred Shares Trustee as provided in this Subparagraph (E)(2)(ii), and (b) holders of a plurality of the outstanding Series B Preferred Shares, voting together as a separate class, shall have the power to elect a Preferred Shares Trustee. If any such special meeting required to be called as above provided shall not be called by the Board of Trustees within 90 days of a request pursuant to this Subparagraph (E)(2)(ii), then the holders of record of at least 25% of the Series B Preferred Shares then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the Company's expense, call such meeting to be held at the place and upon the notice above provided. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of Series B Preferred Shares become entitled to elect a Preferred Shares Trustee as above provided. No Preferred Shares Trustee elected by the holders of the Series B Preferred Shares may be removed except by the vote of the holders of a majority of the outstanding Series B Preferred Shares, voting together as a separate class, in person or by proxy, at a meeting called for such purpose. So long as a Four Quarter Preferential Distribution Non-Payment shall continue, if a Preferred Shares Trustee who has been elected by the holders of Series B Preferred Shares to serve on the Board of

Trustees shall no longer serve on the Board of Trustees by reason of resignation, death or removal, such vacancy shall be filled by holders of a plurality of the outstanding Series B Preferred Shares, voting together as a separate class, at a meeting called in accordance with the provisions of this Subparagraph (E)(2)(ii).

     If and when all accumulated distributions on the Series B Preferred Shares have been authorized and paid or declared and set apart for payment, the holders of the Series B Preferred Shares shall be divested of the special voting rights provided by this Subparagraph (E)(2), subject to revesting in the event of each and every subsequent Four Quarter Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series B Preferred Shares, the term of office of the Preferred Shares Trustee shall forthwith terminate and the number of trustees constituting the entire

Board of Trustees shall be reduced by one.

     3. So long as any Series B Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees shall at all times be such that the exercise, by the holders of the Series B Preferred Shares of the right to elect a Preferred Shares Trustee under the circumstances provided for in Subparagraph (E)(2) will not contravene any provision of the Declaration of Trust restricting the number of trustees which may constitute the entire Board of Trustees.

     4. A Preferred Shares Trustee elected pursuant to Subparagraph (E)(2) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Company and the election (by the holders of the Series B Preferred Shares) and qualification of his successor or (y) the termination of the special voting rights as provided for in Subparagraph (E)(2).

F. Trustees' Right to Refuse to Transfer Series B Preferred Shares; Limitation on Holdings.

     1. The terms and provisions of this Paragraph (F) shall apply in addition to, and not in limitation of, the terms and provisions of Section 6.6 of the Declaration of Trust.

     2. Each Person who owns directly or indirectly more than five percent in number or value of the total Shares outstanding shall, by January 30 of each year, give written notice to the Company stating the Person's name and address, the number of Shares directly or indirectly owned by such Person, and a description of the capacity in which such Shares are held. For purposes of this Paragraph (F), the number and value of the total Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Shares, irrespective of such shareholder's percentage "ownership" of outstanding Shares, shall upon demand disclose to the Company in writing such information with respect to the direct or indirect ownership of Shares as the Board of Trustees deems reasonably necessary from time to time to enable the Board of Trustees to determine whether the Company complies with the REIT Provisions of the Code (as defined in Section 1.5 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to ensure or ascertain compliance with this Paragraph (F). For purposes of this Paragraph (F), "ownership" shall be as defined in Subparagraph (F)(11).

     3. If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series B Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Company as a REIT under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to cause any such transfer not to occur or to void any such issuance.

     4. As a condition to any transfer and/or registration of transfer on the books of the Company of any Series B Preferred Shares which could result in direct or indirect ownership of Shares exceeding 9.8% of the lesser of the number or the value of the total Shares (such excess shares, the "Excess Shares") by a Person other than a Series B Excepted Person, such prospective transferee shall give written notice to the Company of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership. On each date of determination, the calculation of the number of the total Shares outstanding on such date shall be made assuming the conversion or exercise of all Series B Preferred Shares, Common Share Equivalents and Convertible Securities of such transferee on the date of determination in accordance with the terms of these Paragraphs (A) through (N).

     5. Any transfer or issuance of Series B Preferred Shares that would (i) create a direct or indirect owner of Excess Shares other than a Series B Excepted Person; or (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series B Preferred Shares hereunder and shall be deemed never to have had an interest therein.

     "Series B Excepted Person" shall mean (i) any Person defined as an "Excepted Person" pursuant to the Declaration of

Trust, (ii) any Person approved prior to the Initial Issue Date by the Board of Trustees, (iii) any Person approved after the Initial Issue Date by the Board of Trustees, at its option and in its sole discretion, and (iv) each Person listed below, for so long as its direct or indirect ownership of Shares, individually or in the aggregate, in any combination, with those of any or all other Persons listed below, do not and could not exceed, the number of Shares or the percentage set forth below of the lesser of the number or the value of the Shares outstanding. Notwithstanding anything contained in these Paragraphs (A) through (N) to the contrary, the Board of Trustees shall not grant approval to any Person, and no Person shall be or be deemed a Series B Excepted Person, if such Person's direct or indirect ownership of Series B Excess Shares would or could result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Company as a REIT under the REIT provisions of the Code.

                                                      Aggregate Number of Shares or Percentage For All Such
Names of Series B Excepted Persons                    Excepted Persons Combined
------------------------------------------------------------------------------------------------------------
Robert A. Mandor, Leonard S. Mandor, Concord          The maximum number of shares of beneficial interest of
Milestone Partners L.P., Concord Associates,          the Company, into which such holders' Series B
Concord Income Realty VI, L.P., Castle Plaza, Inc.,   Preferred Shares are then convertible, plus 33,200
Mill Neck Associates and/or Mountain View Mall,       Common Shares, less any shares of beneficial interest
Inc. and/or their affiliates.                         of the Company transferred by any such holders to any
                                                      Person who is not one of the Series B Excepted Persons
                                                      listed herein, but in no event less than 9.8%.

     6. The Company, by notice to the holder, transferor or transferee thereof, as the case may be, may purchase any or all Excess Shares (i) that are or proposed to be transferred in violation of any of the provisions hereof or (ii) that are or proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees (which shall be binding upon any proposed transferor or transferee of Series B Preferred Shares), would result in any Person acquiring Series B Excess Shares, or would otherwise jeopardize the status of the Company as a real estate investment trust under the REIT Provisions of the Code. The Company shall have the power, by lot or other means deemed equitable by the Board of Trustees in its sole discretion, to purchase such Series B Excess Shares. The purchase price for each Series B Excess Share shall be equal to the greatest of (i) the average of the closing prices for a Series B Preferred Share for the thirty trading days preceding the day on which notice of such proposed transfer is sent, (ii) the product of (x) the average of the closing prices for a Common Share for the thirty trading days preceding the day on which notice of such proposed transfer is sent and (y) the number (including fractions) of Common Shares into which such Series B Preferred Share may be converted on such day and (iii) the sum of (x) the Liquidation Preference for such Series B Preferred Share and (y) the accrued and unpaid distributions on such Series B Preferred Share. The closing price for such days shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc., or if the Series B Preferred Shares or Common Shares, as the case may be, are not listed or admitted to trading on the New York Stock Exchange, Inc., on the principal national securities exchange on which the Series B Preferred Shares or Common Shares, as the case may be, are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Series B Preferred Shares or Common Shares, as the case may be, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system. If the Series B Preferred Shares or Common Shares, as the case may be, are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on such basis as it considers appropriate. Prompt payment of the purchase price shall be made in cash by the Company in such manner as may be determined by the Board of Trustees, but in no event later than twenty Business Days after the Board of Trustees elects to make such purchase. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series B Preferred Shares to be so purchased shall have been made or duly provided for, the holder of any Series B Excess Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series B Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Series B Excess Shares prior to the discovery by the Company that the Series B Preferred Shares have been transferred in violation of this Paragraph (F) shall be repaid to the Company upon demand. The Series B Preferred Shares purchased pursuant to the provisions of this Subparagraph (F)(6) shall thereupon be retired and may not be reissued as Series B Preferred Shares but shall thereafter have the status of authorized but unissued Shares.

     7. If Subparagraph (F)(5), (6), (7) or (8) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series B Preferred Shares in violation of such subparagraphs shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Series B Preferred Shares on behalf of the Company. The Company, by notice to the acquiror thereof, may purchase any or all Series B Preferred Shares so acquired in the manner designated by Subparagraph (F)(6).

     8. Subject to Subparagraph (F)(12), notwithstanding any other provision in these Paragraphs (A) through (N) to the contrary, any purported transfer, sale or acquisition of Series B Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect ownership, or attribution of ownership, of Series B Preferred Shares) which would result in the termination of the status of the Company as a REIT under the REIT Provisions of the Code shall be null and void ab initio. Any such Series B Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Series B Excess Shares in Subparagraph (F)(6).

     9. Subject to Subparagraph (F)(12), nothing contained in this Paragraph (F) or in any other provision of these Paragraphs (A) through (N) shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Company and the interests of the Shareholders by preservation of the Company's status as a REIT under the REIT Provisions of the Code.

     10. If any provision of this Paragraph (F) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Paragraph (F) may be inconsistent with any other provision in these Paragraphs (A) through (N), this Paragraph (F) shall be controlling.

     11. For purposes of these Paragraphs (A) through (N), Series B Preferred Shares not owned directly shall be deemed to be owned indirectly by a Person if that Person or a group of which he is a member would be the beneficial owner of such Series B Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and/or would be considered to own such Series B Preferred Shares by reason of the REIT Provisions of the Code.

     12. Notwithstanding any other provision of Paragraph (F), nothing in these Paragraphs (A) through (N) shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Paragraph (F) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Paragraph (F).

G. Redemption at the Option of the Board of Trustees.

     1. After the fifth anniversary of the Initial Issue Date, if the aggregate Liquidation Preferences of all of the outstanding Series B Preferred Shares shall at any time be less than $3,000,000, the Board of Trustees may, at its option and in its sole discretion, redeem the Series B Preferred Shares in whole, subject to the limitations set forth below, at a redemption price equal to $25.00 per share (the "Call Price"), plus (i) all distributions accrued and unpaid on such Series B Preferred Shares for past Distribution Periods and (ii) the pro rata portion of the distributions on such Series B Preferred Shares for the current Distribution Period through the Redemption Date (together, the "Redemption Distributions"), upon giving notice as provided below.

     2. At least 30 days but not more than 90 days prior to the date fixed for the redemption of the Series B Preferred Shares (the "Redemption Date"), the Company shall mail a written notice (a "Notice of Redemption") to each holder of record of the Series B Preferred Shares in a postage prepaid envelope addressed to such holder at his address as shown on the records of the Company, notifying such holder of the election of the Company to redeem such Series B Preferred Shares, stating the Redemption Date, the Call Price, the number of Series B Preferred Shares then outstanding and to be redeemed and the place(s) where the certificate(s) representing such Series B Preferred Shares are to be surrendered for payment.

     3. On or after the Redemption Date each holder of the Series B Preferred Shares shall present and surrender his certificate or certificates for such Series B Preferred Shares to the Company at the place designated in such notice for redemption and thereupon the Call Price and the Redemption Distributions for such Series B Preferred Shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Redemption Date (unless default shall be made by the Company in payment of the Call Price or the Redemption Distributions), (i) all distributions on the Series B Preferred Shares shall cease to accrue, and all rights of the holders thereof as shareholders of the Company shall cease and terminate, except for the right (x) to surrender their Series B Preferred Shares for conversion into Common Shares as provided for, and in accordance with, the provisions of these Paragraphs (A) through (N) (including, without limitation, Paragraph (D) hereof) at any time prior to the Redemption Date or (y) to receive the Call Price and the Redemption Distributions with respect to such Series B Preferred Shares upon the surrender of certificates representing the same, (ii) the Series B Preferred Shares shall no longer be deemed to be outstanding for any purpose whatsoever and (iii) the Series B Preferred Shares redeemed pursuant to the provisions of this Paragraph
(G) shall thereupon be retired and may not be reissued as Series B Preferred Shares but shall thereafter have the status of authorized but unissued Shares.

     4. If a Notice of Redemption has been given pursuant to Subparagraph (G)(2) above and any holder of Series B Preferred Shares shall, prior to the close of business on the last Business Day preceding the Redemption Date, give written notice to the Company pursuant to Paragraph (D) of the conversion of any or all of the Series B Preferred Shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then such redemption shall not become effective as to such Series B Preferred Shares to be converted, such conversion shall become effective as provided in Paragraph (D).

H. Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series B Preferred Shares shall not have any preferences, conversion or other rights, voting powers, restrictions or limitations as to dividends or other distributions other than as specifically set forth in the Declaration of Trust.

I. Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

J. Severability of Provisions.

     If any of the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends or other distributions of the Series B Preferred Shares set forth in the Declaration of Trust is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions of Series B Preferred Shares set forth in the Declaration of Trust which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends or other distributions of the Series B Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

K. Ranking.

     With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Company, the Series B Preferred Shares shall rank senior to any Junior Shares, the Common Shares and any Common Share Equivalent and on a parity with any other preferred shares issued by the

Company, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Paragraph (L) hereof have been complied with. However, the Company may authorize or increase any class or series of Parity Shares or Junior Shares, or both, without the vote or consent of the holders of the Series B Preferred Shares.

L. Limitations.

     In addition to any other rights provided to the holders of the Series B Preferred Shares by applicable law, so long as any Series B Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the total number of outstanding Series B Preferred Shares, voting together as a separate class,

          (i) authorize, create or issue, or increase the par value or authorized or issued amount of, any class or series of Senior Shares, or rights to subscribe to or acquire, any security convertible into, any class or series of Senior Shares, or reclassify any shares of beneficial interest into any such Senior Shares or reclassify any Junior Shares into Parity Shares;

          (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Declaration of Trust (including these Paragraphs (A) through (N)) so as to adversely affect the preferences, right to convert, conversion price adjustments, notice rights, special conversion rights, distribution and liquidation rights, preferences, restrictions or limitations, redemption rights or privileges, or voting powers or rights of the Series B Preferred Shares; or

          (iii) modify an express contract right of the Series B Preferred
          Shares;

but (except as otherwise provided in these Paragraphs (A) through (N) or required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of Parity Shares or Junior Shares. The Company with the written consent or affirmative vote of the holders of a majority of the Series B Preferred Shares shall have the right to amend, alter or repeal any of the provisions of these Paragraphs (A) through (N) without the approval, consent or vote of any other class of shares of beneficial interest of the Company.

M. No Preemptive Rights.

     No holder of Series B Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued Shares (whether now or hereafter authorized) or securities of the Company convertible, including securities into or carrying a right to subscribe to or acquire Shares.


N. Notices.

     Except as may otherwise be provided in the Declaration of Trust, all notices to holders of Series B Preferred Shares shall be written, and delivered by first class mail, postage prepaid, addressed to record holders of the Series B Preferred Shares as their names shall appear on the share records of the Company on the applicable record date, or, if no record date has been set, then on the date of delivery of such notice.

     SECOND: The Series B Preferred Shares have been classified by the Board of Trustees under a power contained in the Declaration of Trust.

     THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

     FOURTH: Each of the undersigned acknowledges these Articles Supplementary to be the act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     FIFTH: These Articles Supplementary and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of the Company by the undersigned in his capacity as a trustee of the Company, which has been formed as a Maryland real estate invest-ment trust pursuant to a declaration of trust of the Company dated July 20, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. Holders of the Series B Preferred Shares shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of these Articles Supplementary and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements or transactions between the Company and holders of the Series B Preferred Shares.

                                      * * *

[The remainder of this page has been intentionally left blank]

     These Articles Supplementary are executed on behalf of the Company by its Board of Trustees this __ day of __________, 1997.

                                        KRANZCO REALTY TRUST
(SEAL)
                                        _________________________________
                                        Norman M. Kranzdorf

                                        _________________________________
                                        Robert H. Dennis

                                        _________________________________
                                        Irving B. Maizlish

                                        _________________________________
                                        Dr. Peter D. Linneman

                                        _________________________________
                                        James B. Selonick

                                        _________________________________
                                        E. Donald Shapiro

                                        _________________________________
                                        Edmund Barrett

                                       Exhibit B
                [Articles Supplementary for Acquiror's Series C Cumulative
                         Redeemable Preferred Shares]

                       ARTICLES SUPPLEMENTARY CLASSIFYING
                    __________ SHARES OF BENEFICIAL INTEREST
                                       AS
                 SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES
                                       OF
                   BENEFICIAL INTEREST OF KRANZCO REALTY TRUST

                      (Pursuant to Section 8-203(b) of the
                      Corporations and Associations Article
                       of the Annotated Code of Maryland)

                  Kranzco Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the "Company"), and having its executive office at 128 Fayette Street, Conshohocken, Pennsylvania 19428, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to the authority granted to and vested in the Board of Trustees of the Company (the "Board of Trustees") in accordance with the Amended and Restated Declaration of Trust of the Company, dated November 4, 1992, as amended (the "Declaration of Trust"), the Board of Trustees at a meeting duly convened and held on November __, 1996 adopted resolutions authorizing and establishing a separate class of preferred shares of beneficial interest, out of the 100,000,000 authorized shares of beneficial interest of the Company (the "Shares"), consisting of __________ preferred shares of beneficial interest to be known as the "Series C Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series C Preferred Shares"). The Series C Preferred Shares shall have a par value of $.01 per share. The preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the Series C Preferred Shares, which shall be deemed to be part of Article VI of the Declaration of Trust, are as follows:

"Series C Cumulative Redeemable Preferred Shares of Beneficial Interest:

A. Dividends.

         1. The holders of the Series C Preferred Shares shall be entitled to receive dividends, as and when declared by the Board of Trustees, out of funds legally available for the purpose, at the rate of eight percent (8%) per annum of the Liquidation Preference, payable in quarterly installments on the last day of January, April, July and October of each year (each such date being a "Dividend Payment Date") with respect to the immediately preceding calendar quarter. The first Dividend Payment Date shall be __________, 1997. If any Dividend Payment Date shall fall on a Saturday, Sunday or legal holiday, then such dividend shall be paid on the next business day following such Dividend Payment Date.

         2. Each dividend shall be fully cumulative and shall accrue (whether or not declared), on a daily basis without compounding and without interest, from __________, 1996.


         3. Dividends on the Series C Preferred Shares shall be paid in cash at the close of business on each Dividend Payment Date to the holders of record on the last day of the immediately preceding month (i.e., the last day of March, June, September and December of each year). All dividends on the Series C Preferred Shares shall be paid to each holder entitled thereto pro rata based on the number of Series C Preferred Shares held by such holder.

         4. The holders of shares of the Series C Preferred Shares shall be entitled to receive dividends provided for in this Paragraph (A) in preference to and with priority over any dividends on and other distributions in respect of the Common Shares of Beneficial Interest of the Company or any other class or series of shares or equity securities of the Company heretofore or hereafter authorized which by its terms ranks junior to the Series C Preferred Shares in respect of dividend rights and rights of liquidation, dissolution and winding up of the affairs of the Company (the "Junior Securities"). So long as any shares of the Series C Preferred Shares are outstanding, the Company shall not declare, pay or set apart for payment any dividend on account of, or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Security, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), unless full dividends on all outstanding shares of the Series C Preferred Shares shall have been paid in full or a sum set apart sufficient for the full payment thereof.

         5. Upon issuance, the Series C Preferred Shares will rank on a parity as to distributions with (i) the Series A Increasing Rate Cumulative Convertible Preferred Shares of Beneficial Interest of the Company (the "Series A Preferred Shares") and (ii) the Series B Cumulative Convertible Preferred Shares of Beneficial Interest of the Company (the "Series B Preferred Shares").

B. Voting Rights. Except as required by law, the holders of the Series C Preferred Shares shall have no right to vote at any meeting of shareholders of the Company. Except as required by law, holders of the Series C Preferred Shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote on or consent to any matter.

C. Liquidation Preference.

         1. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of the Series C Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Company, $10.00 per share (the "Liquidation Preference") plus an amount per share equal to all accrued and unpaid dividends thereon, if any, up to the date of liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment is made on the Common Shares of Beneficial Interest of the Company or any other class of Junior Securities. If upon any liquidation, dissolution or winding up of the affairs of the Company, the assets distributable among the holders of Series C Preferred Shares and all other classes and series of shares of beneficial interest which by their terms rank (as to any such distribution of assets) on a parity with the Series C Preferred Shares are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable shall be distributed ratably among the holders of Series C Preferred Shares and such other classes and series of shares of beneficial interest which by their terms rank (as to any such distribution of assets) on a parity with the Series C Preferred Shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

         2. Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company, nor the merger or consolidation of the Company into or with any corporation, nor the merger of any corporation with or into the Company, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company within the meaning of this Paragraph (C), unless such sale, lease or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the Company.

         3. Upon issuance, the Series C Preferred Shares will rank on a parity with the Series A Preferred Shares and the Series B Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company.

D. Redemption.

         1. Mandatory Redemption. The Company shall, to the extent that funds are legally available therefor, redeem in eight equal quarterly installments on the last day of January, April, July and October of each calendar year, beginning __________, 1998, __________ shares for $__________, until all outstanding shares of the Series C Preferred Shares have been redeemed, at a redemption price per Series C Preferred Share (the "Redemption Price per Series C Preferred Share") equal to the Liquidation Preference plus an amount equal to the accrued and unpaid dividends, if any, allocable to such Series C Preferred Share. All shares to be so redeemed shall be redeemed from each holder of Series C Preferred Shares pro rata based on the number of Series C Preferred Shares held by such holder. Notwithstanding the immediately preceding sentence, if (i) the Company shall fail to discharge any mandatory redemption obligation contained in this Subparagraph (D)(1) for any reason, (ii) the Company shall have failed to pay a distribution on the outstanding Series C Preferred Shares for any quarter within five days of the distribution payment date therefor or
(iii) the Company merges or consolidates with or into any entity, unless (A) immediately following such merger or consolidation, more than 50% of the surviving company's issued and outstanding voting securities are held by the holders of the Company's issued and outstanding voting securities immediately prior to such merger or consolidation and (B) effective provision is made in the charter documents of the surviving person or entity or otherwise for the recognition, preservation and protection of the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions of the Series C Preferred Shares, then (x) no dividends or other distributions shall be paid on the Common Shares of Beneficial Interest of the Company, any other class of Junior Securities or any class or series of shares or equity securities of the Company heretofore or hereafter authorized which by its terms ranks on a parity with the Series C Preferred Shares in respect of dividend rights and rights of liquidation, dissolution and winding up of the affairs of the Company and (y) the Company shall immediately redeem all outstanding shares of the Series C Preferred Shares at the Redemption Price per Series C Preferred Share.

                  If the Company shall fail to discharge any mandatory redemption obligation due to the fact that funds are not legally available, such mandatory redemption obligation shall be discharged as soon as the Company has funds legally available therefor to discharge such obligation.

         2. Optional Redemption. The Board of Trustees shall have the right, but not the obligation, to redeem an unlimited number of shares of the Series C Preferred Shares at the Redemption Price per Series C Preferred Share at any time, and from time to time. In the event of the redemption of only a part of the outstanding shares of the Series C Preferred Shares, the shares to be redeemed shall be redeemed from each holder of Series C Preferred Shares pro rata based on the number of Series C Preferred Shares held by such holder. In the event of an optional redemption of Series C Preferred Shares pursuant to these Articles Supplementary, the Company shall have the right to apply any such optionally redeemed Series C Preferred Shares in satisfaction of its mandatory redemption obligation pursuant to these Articles Supplementary, in such order as the Company shall determine in its sole discretion.

         3. Redemption Procedures.

                  (a) In the event of any redemption of shares of the Series C Preferred Shares, written notice of such redemption (a "Redemption Notice") shall be given by the Company to the holders of record of such shares at such holders' addresses as the same appear on the share register of the Company, by certified or registered mail, postage prepaid; provided, however, that neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of the Series C Preferred Shares except as to the holder to whom the Company has failed to give a Redemption Notice or except as to the holder whose Redemption Notice was defective. Each such Redemption Notice shall state (i) the proposed date of redemption; (ii) the number of shares of the Series C Preferred Shares owned by the shareholder receiving such notice to be redeemed; (iii) the Redemption Price per Series C Preferred Share for such shares; and (iv) the place where certificates for such shares are to be surrendered for payment of such redemption price.

                  (b) Upon surrender of the certificates representing the Series C Preferred Shares in accordance with the Redemption Notice, such shares shall be redeemed by the Company at the applicable Redemption Price as provided for herein.

                  (c) The Company shall have the right, on the date on which the

Redemption Notice has been given as above provided or any subsequent date, to deposit in trust an amount equal to the aggregate Redemption Price of the shares of the Series C Preferred Shares to be redeemed and in the event of such deposit, notwithstanding that any certificates for shares of the Series C Preferred Shares so called for redemption shall not have been surrendered for cancellation, all rights of the holders of shares of the Series C Preferred Shares to be redeemed shall cease from and after the date of such deposit, other than the right to receive the redemption price as aforesaid.

                  Any moneys deposited by the Company pursuant to this Paragraph
(D) which shall not be required for such redemption because of the exercise of any right subsequent to the date of such deposit shall be returned to the Company forthwith. Any interest accrued on any funds so deposited shall belong to the Company and be paid to it from time to time. Any funds so deposited and unclaimed at the end of four years from the date of redemption, shall be paid to the Company, after which repayment the holders of shares of the Series C Preferred Shares so called for redemption shall look only to the Company for the payment thereof, without interest.

E. Status of Reacquired Shares. All shares of the Series C Preferred Shares that have been issued and reacquired or redeemed in any manner by the Company shall not be reissued or resold, but shall be cancelled, and the Company may from time to time cause all such shares to be retired in the manner provided by law."

F. Limitations. So long as any Series C Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the total number of outstanding Series C Preferred Shares, voting as a class, authorize, create or issue any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest having mandatory redemption obligations on the part of the Company senior to the Series C Preferred Shares, or reclassify any shares of beneficial interest into any such senior shares.

                  In addition to any other rights provided to the holders of the Series C Preferred Shares by applicable law, so long as any Series C Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the total number of outstanding Series C Preferred Shares, voting together as a separate class,

                  (i) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of its Declaration of Trust (including, without limitation, these Paragraphs (A) through (F)) so as to adversely affect the preferences, notice rights, distribution and liquidation rights, preferences, restrictions and limitations, redemption rights and privileges or voting powers or rights of the Series C Preferred Shares; or

                  (ii) modify an express contract right of the Series C Preferred Shares.


The Company with the written consent of the holders of a majority of the Series C Preferred Shares shall have the right to amend, alter or repeal any of the provisions of these Paragraphs (A) through (F) without the approval, consent or vote of any other class of shares of beneficial interest of the Company.

         SECOND: The Series C Preferred Shares have been classified by the Board of Trustees under a power contained in the Declaration of Trust.

         THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

         FOURTH: Each of the undersigned acknowledges these Articles Supplementary to be the act of the Company and as to all matters or facts required to be verified under oath, that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and such statement is made under the penalties for perjury.

         FIFTH: These Articles Supplementary and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of the Company by the undersigned in his capacity as a trustee of the Company, which has been formed as a Maryland real estate investment trust pursuant to a declaration of trust of the Company dated July 20, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. Holders of the Series C Preferred Shares shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of these Articles Supplementary and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements or transactions between the Company and holders of the Series C Preferred Shares.

                                      * * *

[The remainder of this page has been intentionally left blank]

         These Articles Supplementary are executed on behalf of the Company by its Board of Trustees this __ day of __________, 199_.

                                        KRANZCO REALTY TRUST (SEAL)

                                        _________________________________
                                        Norman M. Kranzdorf

                                        _________________________________
                                        Robert H. Dennis

                                        _________________________________
                                        Irving B. Maizlish

                                        _________________________________
                                        Dr. Peter D. Linneman

                                        _________________________________
                                        James B. Selonick

                                        _________________________________
                                        E. Donald Shapiro

                                        _________________________________
                                        Edmund Barrett